Exhibit 10.3

Published Deal CUSIP Number: 42833UAB4

CREDIT AGREEMENT
                                                                 dated as of April 28, 2014
among
HI-CRUSH PARTNERS LP
as Borrower,
MORGAN STANLEY SENIOR FUNDING, INC.
as Administrative Agent and Collateral Agent,
BARCLAYS BANK PLC
as Syndication Agent,
and
THE LENDERS NAMED HEREIN
as Lenders
$200,000,000

MORGAN STANLEY SENIOR FUNDING, INC., BARCLAYS BANK PLC AND UBS SECURITIES LLC,
AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

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-i-

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-ii-

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-iii-

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Section 9.21.	Intercreditor Agreement	78
Section 9.22.	Affiliated Lenders	79

EXHIBITS:

Exhibit A	–	Form of Assignment and Acceptance
Exhibit A-2	–	Form of Affiliated Lender Assignment and Acceptance
Exhibit B	–	Form of Guaranty
Exhibit C	–	Form of Notice of Borrowing
Exhibit D	–	Form of Notice of Continuation or Conversion
Exhibit E	–	Form of Pledge and Security Agreement
Exhibit F	–	Form of Note
Exhibit G	–	Form of Solvency Certificate

SCHEDULES:

Schedule I	– Commitments, Contact Information
Schedule II	– Additional Conditions and Requirements for New Subsidiaries
Schedule 4.1	– Organizational Information
Schedule 4.4	– Financial Condition
Schedule 4.5	– Owned and Leased Real Properties
Schedule 4.7	– Litigation
Schedule 4.10	– Environmental Condition
Schedule 4.11	– Subsidiaries
Schedule 6.1	– Existing Permitted Debt
Schedule 6.2	– Existing Permitted Liens
Schedule 6.3	– Existing Permitted Investments
Schedule 6.10	– Affiliate Transactions

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CREDIT AGREEMENT
This CREDIT AGREEMENT dated as of April 28, 2014 (the “Agreement”) is among Hi-Crush Partners LP, a Delaware limited partnership (the “Borrower”), the Lenders (as defined below) and Morgan Stanley Senior Funding, Inc., as Administrative Agent (as defined below) for the Lenders and as Collateral Agent (as defined below) for the Lenders.
In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:
ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS
Section 1.1.    Certain Defined Terms. The following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Acceptable Security Interest” means a security interest which (a) exists in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, (b) is superior to all other security interests (other than the Permitted Liens), (c) ranks pari passu with any security interest granted in favor of the Revolving Agent for its benefit and the ratable benefit of the secured parties under the Revolving Loan Documents, (d) secures the Secured Obligations, (e) is enforceable against the Credit Party which created such security interest and (f) is perfected to the extent required by any Credit Document.
“Account Control Agreement” means, as to any deposit account of any Credit Party held with a bank, an agreement or agreements in form and substance reasonably acceptable to the Administrative Agent, among the Credit Party owning such deposit account, the Administrative Agent and such other bank governing such deposit account.
“Acquisition” means the purchase by any Credit Party of (a) any business, division or enterprise or all or substantially all of any Person through the purchase of assets (but, for the avoidance of doubt, excluding (x) purchases of equipment only with no other tangible or intangible property associated with such equipment purchase unless such purchase of equipment involves all or substantially all the assets of the seller and (y) repurchases of all or any portion of royalty interests evidenced by royalty agreements permitted by Section 6.1(o)) or (b) Equity Interests of any Person sufficient to cause such Person to become a Subsidiary of a Credit Party.
“Acquisition Agreement Representations” means such of the representations made by or with respect to Augusta in the Contribution Agreement that are material to the interests of the Lenders, but only to the extent that the Borrower has (or any of its subsidiaries has) the right to terminate its (or such subsidiary’s) obligations under the Contribution Agreement or the right to decline to consummate the Augusta Drop Down as a result of an inaccuracy of any of such representations in the Contribution Agreement.
“Adjusted Base Rate” means, for any day, the fluctuating rate per annum of interest equal to the greatest of (a) the Wall Street Journal Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50%, and (c) the Daily One-Month LIBOR plus 1.00%. Any change in the Adjusted Base Rate due to a change in the Wall Street Journal Rate, Daily One-Month LIBOR or the Federal Funds Rate shall be effective on the effective date of such change in the Wall Street Journal Rate, Daily One-Month LIBOR or the Federal Funds Rate.

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“Administrative Agent” means Morgan Stanley in its capacity as agent for the Lenders pursuant to Article 8 and any successor agent pursuant to Section 8.7.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Advance” means any advance by a Lender to the Borrower as a part of a Borrowing.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Notwithstanding anything to the contrary contained herein, in no event shall any portfolio company or other investment of the Sponsor (other than the Hi-Crush Proppants Entities) be deemed to be an Affiliate of the Borrower or its Subsidiaries solely as a result of the direct or indirect control by the Sponsor of such portfolio company or investment.
“Affiliated Lender” shall mean any Person that becomes a Lender that is the Sponsor or an Affiliate of the Sponsor (other than a Credit Party).
“Affiliated Lender Assignment and Acceptance” shall mean an assignment and acceptance entered into (x) by a Lender, as assignor, and an Affiliated Lender, as assignee or (y) by an Affiliated Lender, as assignor, and any other Eligible Assignee or Affiliated Lender, as assignee, to the extent permitted pursuant to Section 9.7, and, in each case, accepted by the Administrative Agent and the Borrower (if required pursuant to Section 9.7), in substantially the form of Exhibit A-2 or such other form as shall be approved by the Administrative Agent.
“Agreement” means this Credit Agreement among the Borrower, the Lenders, the Administrative Agent and the Collateral Agent.
“Anti-Money Laundering Laws” has the meaning set forth in Section 4.19(c).
“Applicable Margin” means, at any time (a) with respect to any Eurodollar Advance, 3.75% per annum and (b) with respect to any Base Rate Advance, 2.75% per annum.
“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, Morgan Stanley, Barclays and UBS Securities LLC in their capacities as joint lead arrangers and joint bookrunners with respect to this Agreement.
“Asset Sale” means any sale, transfer, or other disposition of any Property by any Credit Party; provided that, any sale, transfer or other disposition of Property permitted under Sections 6.8(a) through (j), shall not constitute an “Asset Sale” for purposes of this Agreement.
“Assignment and Acceptance” means an assignment and acceptance executed by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the same form as Exhibit A-1.

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“Augusta” means Hi-Crush Augusta LLC, a Delaware limited liability company.
“Augusta Drop Down” means the contribution of 390,000 common units of Augusta by Hi-Crush Proppants to the Borrower pursuant to the Augusta Drop Down Documents for total consideration not exceeding $224,250,000 in cash.
“Augusta Drop Down Documents” means the Contribution Agreement, together with each other agreement, instrument, or document executed in connection with the Augusta Drop Down, each of which shall be in form and substance reasonably acceptable to the Arrangers.
“Available Cash” means, with respect to any fiscal quarter, the sum of (a) all cash and Liquid Investments of the Borrower on hand at the end of such fiscal quarter that the board of directors of the General Partner determines to include and (b) if the board of directors of the General Partner so determines, all or any portion of any additional cash and Liquid Investments of the Borrower on hand on the date the Borrower makes Restricted Payments with respect to such fiscal quarter (including any borrowings made subsequent to the end of such fiscal quarter), less (c) such reserves as such board determines to be appropriate.
“Banking Services” means each and any of the following bank services provided to any Credit Party by any Lender or any Affiliate of a Lender: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Banking Services Obligations” means any and all obligations of the Borrower or any other Credit Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Banking Services Provider” means any Lender or Affiliate of a Lender that provides Banking Services to the Borrower or any Subsidiary.
“Barclays” means Barclays Bank PLC.
“Base Rate Advance” means an Advance which bears interest based upon the Adjusted Base Rate.
“Borrower” means Hi-Crush Partners LP, a Delaware limited partnership.
“Borrower Materials” has the meaning set forth in Section 5.2.
“Borrowing” means a borrowing comprised of Advances of the same Type made, converted or continued on the same date and, in the case of Eurodollar Advances, as to which a single Interest Period is in effect.
“Business Day” means a day (a) other than a Saturday, Sunday, or other day on which banks are required or permitted to be closed under the laws of, or are in fact closed in, Texas or New York, and (b) if the applicable Business Day relates to any Eurodollar Advances, on which dealings are carried on by commercial banks in the London interbank market.
“Capital Expenditures” for any Person and period of its determination means, without duplication, the aggregate of all expenditures and costs (whether paid in cash or accrued as liabilities during that period and including that portion of payments under Capital Leases that are capitalized on the balance sheet of such

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Person) of such Person during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, or equipment or similar fixed asset accounts reflected in the balance sheet of such Person.
“Capital Leases” means, for any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.
“Casualty Event” means the damage, destruction or condemnation, including by process of eminent domain or any transfer or disposition of property in lieu of condemnation, as the case may be, of property of any Person or any of its Subsidiaries.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Control” means the occurrence of any of the following events:
(a)    Hi-Crush Proppants shall fail to, directly or indirectly, own the greater of 50.1% and a Controlling Percentage of the Equity Interests (including the Voting Securities) of the General Partner;
(b)    a majority of the members of the board of directors or other equivalent governing body of the General Partner ceases to be composed of individuals that were elected by Hi-Crush Proppants; or
(c)    the General Partner shall cease for any reason to be the sole general partner of the Borrower.
“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereof.
“Collateral” means (a) all property of the Credit Parties which is “Collateral” or “Mortgaged Property” (as defined in each of the Mortgages or the Security Agreement, as applicable) or similar terms used in the Security Documents and (b) all property of the Credit Parties which secures the obligations of the Credit Parties under the Revolving Loan Documents.
“Collateral Agent” means Morgan Stanley in its capacity as agent for the Lenders pursuant to Article 8 and any successor agent pursuant to Section 8.7.

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“Commitment” means, for each Lender, the obligation of each Lender to advance to Borrower the amount set opposite such Lender’s name on Schedule I as its Commitment, or if such Lender has entered into any Assignment and Acceptance, set forth for such Lender as its Commitment in the Register, as such amount may be increased pursuant to Section 2.14; provided that, after the making of the initial Advances on the Effective Date, the Commitment for each Lender shall be zero.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Confidential Information Memorandum” means the Confidential Information Memorandum of the Borrower dated April 10, 2014.
“Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.
“Contribution Agreement” means that certain Contribution Agreement dated as of April 8, 2014 among Hi-Crush Proppants, Hi-Crush Augusta Acquisition Co. LLC and the Borrower.
“Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.
“Controlling Percentage” means, with respect to any Person, the percentage of the outstanding Voting Securities (including any options, warrants or similar rights to purchase such Equity Interest) of such Person having ordinary voting power which gives the direct or indirect holder of such Equity Interest the power to elect a majority of the board of directors (or other applicable governing body), or directors holding a majority of the votes of the board of directors (or other applicable governing body) of such Person.
“Convert,” “Conversion,” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.2(b).
“Credit Documents” means this Agreement, the Intercreditor Agreement, the Subordination Agreements, the Notes, the Guaranty, the Notices of Borrowing, the Notices of Continuation or Conversion, the Security Documents, the Fee Letter, and each other agreement, instrument, or document executed at any time in connection with this Agreement.
“Credit Parties” means the Borrower and the Guarantors.
“Daily One-Month LIBOR” means, for any day, the rate of interest equal to the Eurodollar Rate then in effect for delivery of funds for a one (1) month period.
“Debt” means, for any Person, without duplication: (a) indebtedness of such Person for borrowed money, including the face amount of any letters of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person; (b) to the extent not covered under clause (a) above, obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing; (c) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made; (d) obligations of such Person under conditional sale or other title retention agreements relating to any Properties purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary

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course of business); (e) obligations of such Person to pay the deferred purchase price of property or services (including any contingent obligations or other similar obligations associated with such purchase, and including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person); (f) obligations of such Person as lessee under Capital Leases and obligations of such Person in respect of synthetic leases; (g) obligations of such Person under any Hedging Arrangement; (h) all obligations of such Person to mandatorily purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person on a date certain or upon the occurrence of certain events or conditions; (i) the Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Debt; (j) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; (k) indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) secured by any Lien on or in respect of any Property of such Person, and (l) all liabilities of such Person in respect of unfunded vested benefits under any Plan.
“Debt Incurrence” means any issuance or sale by the Borrower or any of its Subsidiaries of any Debt after the Effective Date other than Permitted Debt.
“Debt Incurrence Proceeds” means, with respect to any Debt Incurrence, all cash and cash equivalent investments received by the Borrower or any of its Subsidiaries from such Debt Incurrence after payment of, or provision for, all underwriter fees and expenses, original issue discount, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such Debt Incurrence; provided that, an original issue discount shall not reduce the amount of such Debt Incurrence Proceeds unless such discount is due and payable at or immediately following the closing of such Debt Incurrence and such discount has not already been taken into account to reduce the amount of proceeds received by the Borrower or such Subsidiary from such Debt Incurrence.
“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Rate” means a per annum rate equal to (a) in the case of principal of any Advance, 2.00% plus the rate otherwise applicable to such Advance as provided in Sections 2.7(a), (b), or (c), and (b) in the case of any other Obligation, 2.00% plus the non-default rate applicable to Base Rate Advances as provided in Section 2.6(a).
“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Maturity Date.
“Dollars” and “$” means lawful money of the United States of America.

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“Domestic Subsidiary” means, with respect to any Person, any of its Subsidiaries that is incorporated or organized under the laws of the United States, any State thereof or the District of Columbia.
“Drop Down Acquisition” means the acquisition by one or more Credit Parties, in a single transaction or in a series of related transactions, of property or assets (including Equity Interests) from any Hi-Crush Proppants Entity, so long as the property or assets being acquired is engaged or used (or intended to be used), as applicable, primarily in the frac sand excavation, processing and transportation business, including the Augusta Drop Down.
“EBITDA” means for the Borrower, on a consolidated basis for any period (it being understood that no amounts of any Net Income of any entity constituting an Investment pursuant to Section 6.3(k) or (l) shall be taken into account in calculating EBITDA other than to the extent provided in clause (c) below), the sum of (a) Net Income for such period, plus (b) without duplication and to the extent deducted in determining such Net Income (i) depletion, depreciation and amortization for such period, plus (ii) Interest Expense for such period, plus (iii) Income Tax Expense for such period, plus (iv) letter of credit fees, plus (v) non-cash expenses resulting from any employee benefit or management compensation plan or the grant of Equity Interests to employees of the Borrower or any of its Subsidiaries pursuant to a written plan or agreement, plus (vi) customary non-capitalized expenses incurred in connection with (x) any Equity Issuance on or prior to the Effective Date, (y) any Drop Down Acquisition and (z) the transactions contemplated by this Agreement to occur on the Effective Date, plus (vii) customary non-capitalized expenses incurred in connection with any Investment permitted under Section 6.3(j), (k) or (l), any Acquisition permitted by Section 6.4, any incurrence of Debt permitted by Section 6.1 or any Equity Issuance (in each case, whether or not consummated), plus (viii) any losses (or minus any gains) realized upon any disposition of property permitted under Section 6.8 outside of the ordinary course of business, plus (ix) non-recurring charges with respect to relocation or severance arrangements between the Borrower or its Subsidiaries and their respective officers and employees, plus (x) exploration expenses, plus (xi) non-cash charges resulting from extraordinary, non-recurring events or circumstances for such period, plus (c) cash dividends or distributions received by the Credit Parties from any Permitted Investments pursuant to Section 6.3(k) or (l), minus (d) to the extent included in determining Net Income, non-cash income resulting from extraordinary, non-recurring events or circumstances for such period and all other non-cash items of income which were included in determining such Net Income; provided that such EBITDA shall be subject to pro forma adjustments for acquisitions and asset sales (including the Augusta Drop Down and each other Drop Down Acquisition) assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be made in a manner, and subject to supporting documentation, acceptable to the Administrative Agent.
“Effective Date” means the date on which the conditions precedent set forth in Section 3.1 shall have been satisfied, which date shall not be later than May 23, 2014.
“Effective Date Material Adverse Effect” means with respect to Augusta, any circumstance, change or effect that, individually or in the aggregate, (a) is or would reasonably be expected to be materially adverse to the business, operations or financial condition of Augusta, or (b) materially impedes or would reasonably be expected to impede the ability of Hi-Crush Proppants and the Borrower to complete the transactions contemplated in the Contribution Agreement, but shall exclude any circumstance, change or effect resulting or arising from:

(i)	any change in general economic conditions in the industries or markets in which Augusta operates;

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(ii)	seasonal reductions in revenues or earnings of Augusta substantially consistent with the historical results of Augusta;

(iii)
national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack;

(iv)	changes in Legal Requirements or GAAP; or

(v)	the entry into or announcement of the Contribution Agreement, actions contemplated by the Contribution Agreement or the consummation of the transactions contemplated thereby.
Notwithstanding the foregoing, clauses (i), (iii) and (iv) shall not apply in the event of a materially disproportionate effect on Augusta as compared to other entities in the industry or markets in which Augusta operates.
“Eligible Assignee” means (a) a Lender, (b) any Affiliate of a Lender approved by the Administrative Agent, (c) any Approved Fund of a Lender, (d) subject to the conditions set forth in Sections 9.7(g) and 9.22, any Person that is or that, upon the assignment of Advances hereunder, will be an Affiliated Lender or (e) any other Person (other than a natural Person) reasonably acceptable to the Administrative Agent and, unless (i) an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.7 or (ii) such assignment is being made by the Arrangers during the primary syndication of the Advances and Commitments hereunder to Persons reasonably acceptable to the Borrower identified by the Administrative Agent to the Borrower on or prior to the Effective Date, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the Administrative Agent from the Borrower within five Business Days after notice of such proposed assignment has been provided to the Borrower; provided, however, that no Credit Party shall qualify as an Eligible Assignee.
“Environment” shall have the meanings set forth in 42 U.S.C. 9601(8) (1988).
“Environmental Claim” means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.
“Environmental Law” means all federal, state, and local laws, rules, regulations, ordinances, orders, decisions, agreements, and other requirements, including common law theories, now or hereafter in effect and relating to, or in connection with the Environment, human health, or safety, including CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical infections, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical infections, or toxic substances, materials or wastes.
“Environmental Permit” means any permit, license, order, approval, registration or other authorization under Environmental Law.

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“Equity Interest” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.
“Equity Investors” means Hi-Crush Proppants and/or the General Partner, as applicable.
“Equity Issuance” means any issuance of equity securities or any other Equity Interests (including any preferred equity securities) by the Borrower or any of its Subsidiaries.
“Equity Issuance Proceeds” means, with respect to any Equity Issuance by the Borrower after the Effective Date (other than any such Equity Issuance of Disqualified Stock), all cash and Liquid Investments received by the Borrower or any of its Subsidiaries from such Equity Issuance (other than from any other Credit Party) after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such Equity Issuance.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board as in effect from time to time.
“Eurodollar Advance” means an Advance that bears interest based upon the Eurodollar Rate (other than Advances that bear interest based upon the Daily One Month LIBOR).
“Eurodollar Base Rate” means (a) in determining Eurodollar Rate for purposes of the “Daily One Month LIBOR”, the rate per annum for Dollar deposits quoted by the Administrative Agent for the purpose of calculating effective rates of interest for loans making reference to the “Daily One-Month LIBOR”, as the inter-bank offered rate in effect from time to time for delivery of funds for one (1) month in amounts approximately equal to the principal amount of the applicable Advances; provided that, the Administrative Agent may base its quotation of the inter-bank offered rate upon such offers or other market indicators of the inter-bank market as the Administrative Agent in its discretion deems appropriate including, but not limited to, the rate determined under the following clause (b), and (b) in determining Eurodollar Rate for all other purposes, the rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1%) equal to (i) the rate per annum determined by the Administrative Agent to be the offered rate for deposits in dollars with a term equivalent to the elected Interest Period appearing on the page of the Reuters Screen which displays an average of the London interbank offered rate administered by the ICE Benchmark Administration (such page currently being the LIBOR01 page) or (ii) if the rate in clause (b)(i) above does not appear on such page or service or if such page or service is not available, the rate per annum determined by the Administrative Agent to be the offered rate for deposits in dollars with a term equivalent to the elected Interest Period on such other page or other service which displays an average of the London interbank offered rate or (iii) if the rates in clauses (b)(i) and (b)(ii) are not available, for any reason, then for purposes of this clause (b), Eurodollar Base Rate shall then be the rate per annum determined by the Administrative Agent to be the average offered quotation rate by major banks in the London interbank market for deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Advances for which the Eurodollar Base Rate is then being determined and with a term equivalent to such Interest Period.

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“Eurodollar Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate 1.00 – Eurodollar Reserve Percentage
Where,
“Eurodollar Reserve Percentage” means, as of any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. The Eurodollar Rate for each outstanding Advance shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage
; provided however, notwithstanding anything to the contrary in this Agreement, in no event shall the Eurodollar Rate be lower than 1.00%.
“Event of Default” has the meaning specified in Section 7.1.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78dd-1, et seq.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the preceding Business Day as so published on the succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

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“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.
“Fee Letter” means that certain Fee Letter dated as of April 8, 2014 between the Borrower and the Arrangers.
“Financial Statements” means, for any period, the consolidated financial statements of the Borrower and its Subsidiaries, including statements of operations, partners’ equity and cash flow for such period as well as a balance sheet as of the end of such period, all prepared in accordance with GAAP.
“First-Tier Foreign Subsidiary” means any FSHCO or any Foreign Subsidiary that is a CFC and, in each case, the Equity Interests of which are held directly by the Borrower or a Domestic Subsidiary.
“Fixed Charge Coverage Ratio” means, as of any date, the ratio of (a) Borrower’s consolidated EBITDA for the most recently completed four-fiscal quarter period to (b) Borrower's consolidated Net Interest Expense for the most recently completed four-fiscal quarter period.
“Foreign Lender” means any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.
“Foreign Subsidiary” means any Subsidiary of a Person that is not incorporated or organized under the laws of the United States, any State thereof or the District of Columbia.
“FSHCO” means (a) any Domestic Subsidiary that holds, directly or indirectly, no material assets other than Equity Interests or Debt of one or more CFCs or (b) any Foreign Subsidiary that is a pass-through entity (including a partnership or disregarded entity for U.S. federal income tax purposes) that holds, directly or indirectly, no material assets other than Equity Interests or Debt of one or more CFCs.
“Funded Debt” of any Person means, at any time, without duplication, Debt of such Person (a) of the type described in clauses (a), (b), (c), (f), and (h) of the definition of “Debt”; provided that Debt with respect to letters of credit referred to in clause (b) of such definition shall be considered “Funded Debt” regardless of whether such letters of credit are drawn or funded, (b) of the type described in clause (i) of the definition of “Debt”; provided that such Debt would otherwise qualify as “Funded Debt” under this definition, or (c) of the type described in clauses (j) or (k) of the definition of “Debt” to the extent that such guaranty covers, or such Lien secures, Debt of the type described in clause (a) or clause (b) of this definition of “Funded Debt”. For the avoidance of doubt, all Debt outstanding under this Agreement shall constitute “Funded Debt”. Notwithstanding the foregoing, Permitted Subordinated Debt shall not constitute “Funded Debt” so long as each Subordination Agreement is in full force and effect.
“GAAP” means United States of America generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.3.
“General Partner” means Hi-Crush GP LLC, a Delaware limited liability company.
“Governmental Authority” means, with respect to any Person, any foreign governmental authority, the United States of America, any state of the United States of America, the District of Columbia, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over such Person.

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“Guarantors” means any Person that now or hereafter executes a Guaranty, including (a) each Subsidiary of the Borrower listed on Schedule 4.11 and (b) each Subsidiary of the Borrower that becomes a guarantor of all or a portion of the Obligations and which has entered into either a joinder agreement substantially in the form attached to the Guaranty or a new Guaranty; provided, however, notwithstanding anything contained in this Agreement or any other Credit Document to the contrary, no Foreign Subsidiary or FSHCO of the Borrower shall be required to execute a Guaranty.
“Guaranty” means the Guaranty Agreement executed in substantially the same form as Exhibit B.
“Hazardous Substance” means any substance or material identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including pollutants, contaminants, petroleum, petroleum products, radionuclides, and radioactive materials.
“Hazardous Waste” means any substance or material regulated or designated as such pursuant to any Environmental Law, including pollutants, contaminants, flammable substances and materials, explosives, radioactive materials, oil, petroleum and petroleum products, chemical liquids and solids, polychlorinated biphenyls, asbestos, toxic substances, and similar substances and materials.
“Hedging Arrangement” means a hedge, call, swap, collar, floor, cap, option, forward sale or purchase or other contract or similar arrangement (including any obligations to purchase or sell any commodity or security at a future date for a specific price) which is entered into to reduce or eliminate or otherwise protect against the risk of fluctuations in prices or rates, including interest rates, foreign exchange rates, commodity prices and securities prices.
“Hi-Crush Proppants” means Hi-Crush Proppants LLC, a Delaware limited liability company.
“Hi-Crush Proppants Entities” means Hi-Crush Proppants and its Subsidiaries (other than the General Partner, the Borrower and its Subsidiaries).
“Income Tax Expense” means for Borrower and its Subsidiaries, on a consolidated basis for any period, all state and federal income taxes (including Texas franchise taxes) paid or due to be paid during such period.
“Incremental Advance Repayment Dates” means the dates scheduled for the repayment of principal of any Incremental Advance, as set forth in the applicable Incremental Agreement.
“Incremental Advances” means Advances made by one or more Lenders to the Borrower pursuant to Section 2.1(a)(ii). Incremental Advances may be made in the form of additional Advances or, to the extent permitted by Section 2.14 and provided for in the relevant Incremental Agreement, Other Advances.
“Incremental Agreement” means an agreement with respect to Incremental Advances among the Borrower, the Administrative Agent and one or more Incremental Lenders.
“Incremental Commitment” means the commitment of any Lender, established pursuant to Section 2.14, to make Incremental Advances to the Borrower.
“Incremental Funds” means the sum of (a) 100% of the aggregate net cash proceeds received by the Borrower (including the fair market value of any Property that is used or useful by the Borrower and its Subsidiaries in the conduct of its business to the extent acquired in consideration of Equity Interests of the Borrower) after the Effective Date as a contribution to its common equity capital or from the issue or sale

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of Equity Interests of the Borrower or from the issue or sale of convertible or exchangeable Equity Interests of the Borrower or convertible or exchangeable debt securities of the Borrower that have been converted into or exchanged for such Equity Interests (in each case, other than Disqualified Stock and Equity Interests sold to a Subsidiary of the Borrower) plus (b) to the extent that any Permitted Investment that was made after the Effective Date is sold for cash or Liquid Investments or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Permitted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Permitted Investment plus (c) the net reduction in Permitted Investments made after the Effective Date resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Borrower or any of its Subsidiaries from any Person less (d) the aggregate amount of Incremental Funds previously expended pursuant to Section 6.9(c) or required to be excluded pursuant to Section 6.9(d).
“Incremental Lender” means a Lender with an Incremental Commitment or an outstanding Incremental Advance.
“Incremental Maturity Date” means the final maturity date of any Incremental Advance, as set forth in the applicable Incremental Agreement.
“Initial Audited Financial Statements” means the audited financial statements of Augusta and its Subsidiaries since its inception, including statements of income, retained earnings, changes in equity and cash flow for such period as well as a balance sheet as of December 31, 2013, all prepared in accordance with GAAP.
“Initial Financial Statements” means, collectively, (a) the Initial Audited Financial Statements and (b) the Pro Forma Financial Statements.
“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof , by and between the Collateral Agent, the Revolving Agent and the Credit Parties, as amended, modified or supplemented from time to time.
“Interest Expense” means, for any period and with respect to any Person, total interest expense (including the amortization of debt discount and premium and the interest component under Capital Leases and Permitted Subordinated Debt but excluding amortization of debt issuance costs, upfront and arrangement fees, original issue discount and non-cash interest payments related to Debt incurred on or prior to the date of this Agreement) as determined in accordance with GAAP.
“Interest Period” means for each Eurodollar Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Advance is made or deemed made and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.2, and thereafter, each subsequent period commencing on the day following the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.2. The duration of each such Interest Period shall be one, two, three, or six months (or such other period if available and agreed to by all of the Lenders), in each case as the Borrower may select, provided that:
(a)    the Borrower shall select Interest Periods so that it is not necessary to repay any portion of any Advance prior to the last day of the applicable Interest Period in order to make a mandatory scheduled repayment required pursuant to Section 2.4(a);

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(b)    Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;
(c)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;
(d)    any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and
(e)    the Borrower may not select any Interest Period for any Advance which ends after the Maturity Date.
“Investment” has the meaning set forth in Section 6.3.
“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations T, U and X.
“Lenders” means the Persons listed on the signature pages hereto as Lenders, any other Person that shall have become a Lender hereto pursuant to Section 2.12, and any other Person that shall have become a Lender hereto pursuant to an Assignment and Acceptance, but in any event, excluding any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Lien” means any mortgage, lien, pledge, charge, deed of trust, security interest, or encumbrance to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement).
“Liquid Investments” means (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America; (b) commercial paper issued by (i) any Lender or any Affiliate of any Lender or (ii) any commercial banking institutions or corporations rated at least P-1 by Moody’s or A-1 by S&P; (c) certificates of deposit, time deposits, and bankers’ acceptances issued by (i) any of the Lenders or (ii) any other commercial banking institution which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000 and rated Aa by Moody’s or AA by S&P; (d) repurchase agreements which are entered into with any of the Lenders or any major money center banks included in the commercial banking institutions described in clause (c) and which are secured by readily marketable direct full faith and credit obligations of the government of the United States of America or any agency thereof; (e) investments in any money market fund which holds investments substantially of the type described in the foregoing clauses (a) through (d); (f) readily and immediately available cash held in any money market account maintained with any Lender; provided that, such money market accounts and the

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funds therein shall be unencumbered and free and clear of all Liens and other third party rights other than a Lien in favor of the Administrative Agent pursuant to the Security Documents; and (g) other investments made through the Administrative Agent or its Affiliates and approved by the Administrative Agent. All the Liquid Investments described in clauses (a) through (d) above shall have maturities of not more than 365 days from the date of issue.
“Majority Lender Vote/Directive” has the meaning set forth in Section 9.22.
“Majority Lenders” means Lenders holding greater than 50% of the sum of the aggregate unpaid principal amount of the Advances; provided that the portion of the Advances held by any Affiliated Lenders shall, for purposes of this definition, be subject to Section 9.22.
“Material Adverse Change” means a material adverse change (a) in the business, operations, Property or financial condition of the Borrower and its Subsidiaries, taken as a whole; (b) on the validity or enforceability of this Agreement or any of the other Credit Documents; (c) on any Credit Party’s ability to perform its obligations under this Agreement, any Note, the Guaranty or any other Credit Document; or (d) in any right or remedy of any Secured Party under any Credit Document.
“Maturity Date” means the earlier of (a) April 28, 2021 and (b) the acceleration of the Advances pursuant to Article 7.
“Maximum Rate” means the maximum nonusurious interest rate under applicable law.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization.
“Morgan Stanley” means Morgan Stanley Senior Funding, Inc.
“Mortgage” means each mortgage or deed of trust in form acceptable to the Administrative Agent executed by any Credit Party to secure all or a portion of the Obligations.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions.
“Net Cash Proceeds” means with respect to any Asset Sale or Casualty Event, all cash and Liquid Investments received in respect of such Asset Sale or Casualty Event after (a) payment of, or provision for, all brokerage commissions and other reasonable out of pocket fees and expenses actually incurred (including attorneys’, accountants’, investment bankers’, consultants’ or other customary fees and expenses); (b) payment of any outstanding obligations relating to such Property paid in connection with any such Asset Sale or Casualty Event; and (c) taxes paid or reasonably estimated to be payable within one year after such Asset Sale or Casualty Event as a result thereof and as a result of any gain recognized in connection therewith.
“Net Income” means, for any period and with respect to any Person, the net income for such period for such Person after taxes as determined in accordance with GAAP, including any cash net gain but excluding, however, (a) extraordinary items, including (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, and (ii) any write up or write down of assets and (b) the cumulative effect of any change in GAAP.

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“Net Interest Expense” means, for any period and with respect to any Person, Interest Expense minus interest income of such Person for such period.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 9.3 and (b) has been approved by the Majority Lenders.
“Note” means a promissory note of the Borrower payable a Lender or its registered assigns in the amount of such Lender’s Advances, in substantially the same form as Exhibit F, evidencing indebtedness of the Borrower to such Lender resulting from Advances owing to such Lender.
“Notice of Borrowing” means a notice of borrowing signed by the Borrower in substantially the same form as Exhibit C.
“Notice of Continuation or Conversion” means a notice of continuation or conversion signed by the Borrower in substantially the same form as Exhibit D.
“Obligations” means all principal, interest (including post-petition interest), fees, reimbursements, indemnifications, and other amounts now or hereafter owed by any of the Credit Parties to the Lenders or the Administrative Agent under this Agreement and the Credit Documents, including any increases, extensions, and rearrangements of those obligations under any amendments, supplements, and other modifications of the documents and agreements creating those obligations.
“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
“OID” has the meaning set forth in Section 2.14(b).
“Organization Documents” means (a) for any corporation, the certificate or articles of incorporation and the bylaws, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership or (c) for any limited liability company, the operating agreement and articles or certificates of formation of incorporation.
“Other Advances” shall have the meaning assigned to such term in Section 2.14(a).
“Other Taxes” has the meaning set forth in Section 2.11(b).
“Participant Register” has the meaning set forth in Section 9.7(d).
“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Hi-Crush Partners LP.
“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Permitted Debt” has the meaning set forth in Section 6.1.
“Permitted Investments” has the meaning set forth in Section 6.3.

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“Permitted Liens” has the meaning set forth in Section 6.2.
“Permitted Refinancing” means Debt issued or incurred (including by means of the extension or renewal of existing Debt) to refinance, refund, extend, renew or replace existing Debt (the “Refinanced Debt”); provided that (a) the principal amount of such Permitted Refinancing is not greater than the outstanding principal amount of such Refinanced Debt plus the amount of any premiums or penalties and accrued and unpaid interest paid thereon, reasonable fees and expenses and existing commitments unutilized thereunder, (b) such Permitted Refinancing has a final maturity that is no sooner than such Refinanced Debt, (c) the documentation evidencing such Permitted Refinancing contains representations, warranties, covenants and events of default, taken as a whole, no less favorable to the Borrower in any material respect than this Agreement and (d) if such Refinanced Debt or any guarantees in respect thereof are subordinated to the Obligations, such Permitted Refinancing remains so subordinated on terms no less favorable to the Administrative Agent and the Lenders.
“Permitted Subordinated Debt” means Debt permitted under Section 6.1(i).
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, limited liability partnership, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.
“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.
“Platform” has the meaning set forth in Section 5.2.
“Pro Forma Financial Statements” means the unaudited pro forma consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of December 31, 2013, prepared giving pro forma effect to the Augusta Drop Down and the other transactions to occur on the Effective Date as if such transactions had occurred on such date, prepared in good faith by the Borrower in accordance with GAAP; provided that the Pro Forma Financial Statements shall not need to include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).
“Pro Rata Share” means, at any time with respect to any Lender, (a) the ratio (expressed as a percentage) of such Lender’s Commitment at such time to the aggregate Commitments at such time, or (b) if all of the Commitments have been terminated, the ratio (expressed as a percentage) of such Lender’s aggregate outstanding Advances at such time to the total aggregate outstanding Advances at such time.
“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.
“Register” has the meaning set forth in Section 9.7(b).
“Regulations T, U, and X” means Regulations T, U, and X of the Federal Reserve Board, as each is from time to time in effect, and all official rulings and interpretations thereunder or thereof. Each of Regulations T, U, or X may be referred to individually as Regulation T, Regulation U, or Regulation X herein.
“Release” shall have the meaning set forth in CERCLA or under any other Environmental Law.

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“Response” shall have the meaning set forth in CERCLA or under any other Environmental Law.
“Repayment” means the repayment of some or all of the obligations outstanding under that certain Credit Agreement dated as of August 21, 2012 among the Borrower, the lenders from time to time party thereto and Amegy Bank National Association, as administrative agent thereunder, as amended, supplemented or otherwise modified from time to time prior to the date hereof.
“Repayment Date” has the meaning set forth in Section 2.4.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA (other than any such event not subject to the provision for 30-day notice to the PBGC under the regulations issued under such section).
“Repricing Transaction” means (a) the prepayment, refinancing, substitution or replacement of all or a portion of the Advances with any long-term secured Debt having an effective interest cost or weighted average yield (with the comparative determinations to be made by the Administrative Agent and the Borrower consistent with generally accepted financial practices, after giving effect to, among other factors, margin, interest rate floors, upfront or similar fees or original issue discount shared with all providers of such financing, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such bank loans, and without taking into account any fluctuations in the Eurodollar Rate) that is less than the effective interest cost or weighted average yield (as determined by the Administrative Agent and the Borrower on the same basis) of such Advances or (b) any amendment hereto relating to the effective interest cost or weighted average yield on the Advances that results in either of the foregoing on the date of such amendment being lower than such amounts for the Advances on the Effective Date (with the comparative determinations to be made by the Administrative Agent and the Borrower in the same fashion as described in clause (a) above). Any such determination by the Administrative Agent and the Borrower as contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders holding Advances.
“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s Chief Executive Officer, President, or Chief Financial Officer, (b) with respect to any Person that is a limited liability company, if such Person has officers, then such Person’s Chief Executive Officer, President, or Chief Financial Officer, and if such Person is managed by members, then a Responsible Officer of such Person’s managing member, and if such Person is managed by managers, then a manager (if such manager is an individual) or a Responsible Officer of such manager (if such manager is an entity), and (c) with respect to any Person that is a general partnership, limited partnership or a limited liability partnership, the Responsible Officer of such Person’s general partner or partners.
“Restricted Payment” means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) made in connection with the Equity Interest of such Person, including those dividends, distributions and payments made in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any Equity Interest of such Person, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person or (b) principal or interest payments (in cash, Property or otherwise) on, or redemptions of, subordinated debt of such Person; provided that the term “Restricted Payment” shall not include any dividend or distribution payable solely in common or subordinated Equity Interests of such Person or warrants, options or other rights to purchase such Equity Interests.

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“Revolving Agent” means the “Administrative Agent” under and as defined in the Revolving Credit Agreement.
“Revolving Credit Agreement” means the Amended and Restated Credit Agreement, dated as of the date hereof among the Borrower, the lenders from time to time party thereto and Amegy Bank National Association, as Revolving Agent thereunder, as the same may be amended, supplemented, modified, restated, refinanced or replaced from time to time in accordance with the Intercreditor Agreement.
“Revolving Lenders” means the financial institutions from time to time party to the Revolving Credit Agreement as lenders.
“Revolving Loan Documents” means the Revolving Credit Agreement and all security and other collateral or other documents related thereto or entered into in connection therewith.
“Revolving Loans” means the extensions of credit made by the Revolving Lenders to the Borrower pursuant to the Revolving Loan Documents (including any exposure of the Revolving Lenders with respect to letters of credit issued under the Revolving Loan Documents).
“S&P” means Standard & Poor’s Rating Agency Group, a division of McGraw-Hill Companies, Inc., or any successor thereof which is a national credit rating organization.
“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.
“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.
“Sand Reserves” means (a) at any particular time, the estimated quantities of sand which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years under then existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made) and (b) any fee mineral interests, term mineral interests, leases, subleases, farm-outs, royalties, overriding royalties, net profit interests, carried interests, production payments and similar mineral interests, and all unsevered and unextracted sand in, under, or attributable to the properties described in the foregoing clause (a).
“SEC” means, the Securities and Exchange Commission.
“Secured Obligations” means (a) the Obligations, (b) the Banking Services Obligations, and (c) all obligations of any of the Credit Parties owing to Swap Counterparties under any Hedging Arrangements; provided that the “Secured Obligations” shall not include any Excluded Swap Obligations.
“Secured Parties” means the Administrative Agent, the Lenders, the Swap Counterparties and Banking Services Providers.
“Security Agreement” means the Pledge and Security Agreement among the Credit Parties and the Administrative Agent in substantially the same form as Exhibit E.

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“Security Documents” means, collectively, the Mortgages, Security Agreement, and any and all other instruments, documents or agreements, including Account Control Agreements, now or hereafter executed by any Credit Party or any other Person to secure the Secured Obligations.
“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the consolidated Funded Debt of the Borrower (other than such Funded Debt that is not secured by a Lien) as of such date, to (b) Borrower’s consolidated EBITDA for the most recently completed four-fiscal quarter period.
“Solvent” means, as to any Person, on the date of any determination (a) the fair value of the Property of such Person is greater than the total amount of debts and other liabilities (including contingent liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities (including contingent liabilities) as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including contingent liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities (including contingent liabilities) beyond such Person’s ability to pay as such debts and liabilities mature, (e) such Person is not engaged in, and is not about to engage in, business or a transaction for which such Person’s Property would constitute unreasonably small capital, and (f) such Person has not transferred, concealed or removed any Property with intent to hinder, delay or defraud any creditor of such Person.
“Specified Representations” means the representations and warranties relating to Borrower and its Subsidiaries set forth in Sections 4.1, 4.2(a)-(d), 4.3, 4.12, 4.15, 4.18, 4.19, 4.20 and 4.21.
“Sponsor” means Avista Capital Holdings, L.P. or any entities that are used to form, organize or establish funds on behalf of Avista Capital Holdings, L.P. and its affiliates.
“Subject Lender” has the meaning set forth in Section 2.12.
“Subordination Agreement” means a subordination agreement in form and substance satisfactory to the Majority Lenders by and among each applicable Credit Party, the holder(s) of Permitted Subordinated Debt, and the Administrative Agent.
“Subsidiary” means, with respect to any Person (the “holder”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the holder in the holder’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity, a majority of whose outstanding Voting Securities shall at any time be owned by the holder or one more Subsidiaries of the holder. Unless expressly provided otherwise, all references herein and in any other Credit Document to any “Subsidiary” or “Subsidiaries” means a Subsidiary or Subsidiaries of the Borrower.
“Swap Counterparty” means a Lender or an Affiliate of a Lender that has entered into a Hedging Arrangement with a Credit Party as permitted by the terms of this Agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Syndication Agent” means Barclays in its capacity as syndication agent for the Lenders.

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“Tax Group” has the meaning assigned to it in Section 4.13.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Event” means (a) a Reportable Event with respect to a Plan, (b) the withdrawal of the Borrower or any member of the Controlled Group from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.
“Type” has the meaning set forth in Section 1.4.
“Voting Securities” means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.
“Wall Street Journal Rate” means a rate of interest per annum equal to the “prime rate” as published from time to time in the Eastern Edition of the Wall Street Journal as the average prime lending rate for seventy-five percent (75%) of the United States’ thirty (30) largest commercial banks, or if the Wall Street Journal shall cease publication or cease publishing the “prime rate” on a regular basis, such other regularly published average prime rate applicable to such commercial banks as is acceptable to the Administrative Agent in its reasonable discretion.
“Yield Differential” has the meaning set forth in Section 2.14(b).
Section 1.2.    Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
Section 1.3.    Accounting Terms; Changes in GAAP.
(a)    All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the Initial Financial Statements.
(b)    Unless otherwise indicated, all financial statements of the Borrower, all calculations for compliance with covenants in this Agreement, all determinations of the Applicable Margin, and all calculations of any amounts to be calculated under the definitions in Section 1.1 shall be based upon the consolidated accounts of the Borrower and its Subsidiaries in accordance with GAAP and consistent with the principles of consolidation applied in preparing the Initial Financial Statements.

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(c)    If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(d)    Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof and (iii) in a manner such that any obligations relating to a lease that was accounted for by a Person as an operating lease as of the Effective Date and any similar lease entered into after the Effective Date by such Person shall be accounted for as obligations relating to an operating lease and not as a Capital Lease.
Section 1.4.    Types of Advances. Advances are distinguished by “Type”. The “Type” of an Advance refers to the determination of whether such Advance is a Base Rate Advance or a Eurodollar Advance.
Section 1.5.    Miscellaneous. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements (including this Agreement) are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified and shall include all schedules and exhibits thereto unless otherwise specified. Any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein). The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.
ARTICLE 2
CREDIT FACILITY
Section 2.1.    Commitments.
(a)    Commitment.
(i)    Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a single Advance in Dollars to the Borrower on the Effective Date in a principal

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amount not to exceed such Lender’s Commitment. Each Borrowing shall (A) if comprised of Base Rate Advances be in an aggregate amount not less than $500,000 and in integral multiples of $50,000 in excess thereof, (B) if comprised of Eurodollar Advances be in an aggregate amount not less than $1,000,000 and in integral multiples of $500,000 in excess thereof, and (C) consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Amounts paid or prepaid in respect of Advances may not be reborrowed.
(ii)    Each Lender having an Incremental Commitment severally agrees, on the terms and conditions set forth in this Agreement and in the applicable Incremental Agreement, to make Incremental Advances to the Borrower, in an aggregate principal amount not to exceed its Incremental Commitment. Amounts paid or prepaid in respect of Incremental Advances may not be reborrowed.
(iii)    The Commitments (other than any Incremental Commitments, which shall terminate as provided in the related Incremental Agreement) shall automatically terminate upon the making of the Advances on the Effective Date.
(b)    Notes.     Any Lender may request that Advances made by it hereunder be evidenced by a Note. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a Note, the interests represented by such Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.7) be represented by one or more Notes payable to the payee named therein or its registered assigns.
Section 2.2.    Advances.
(a)    Notice. The Borrowing to be made on the Effective Date shall be made pursuant to the applicable Notices of Borrowing given not later than 1:00 p.m. (New York City time) on the Effective Date by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice of such proposed Borrowing, by facsimile or telex. Each Notice of Borrowing shall be by facsimile or telex, confirmed promptly by the Borrower with a hard copy (other than with respect to notice sent by facsimile), specifying (i) the requested date of such Borrowing, (ii) the requested Type of Advances comprising such Borrowing, (iii) the aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of Eurodollar Advances, the requested Interest Period for each such Advance; provided that, and all Borrowings to be made on the Effective Date shall consist only of Base Rate Advance (unless the initial Lenders and the Administrative Agent otherwise agree) which may, subject to the terms of this Agreement, be thereafter Converted into Eurodollar Advances. In the case of a proposed Borrowing comprised of Eurodollar Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.6(b). Each Lender shall, before 2:00 p.m. (New York City time), make available for the account of its applicable Lending Office to the Administrative Agent at its address referred to in Section 9.9, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender’s Pro Rata Share of such Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent or as otherwise directed by the Borrower with written notice to the Administrative Agent.
(b)    Conversions and Continuations. In order to elect to Convert or continue an Advance under this paragraph, the Borrower shall deliver an irrevocable Notice of Continuation or Conversion to the Administrative Agent at the Administrative Agent’s office no later than 1:00 p.m. (New York City time) at least three Business Days in advance of the proposed conversion or continuation date. Each such Notice of Continuation or Conversion shall be in writing or by telex or facsimile confirmed promptly by the Borrower

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with a hard copy (other than with respect to notice sent by facsimile), specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the amount and Type of the Advance to be Converted or continued, (iii) whether a Conversion or continuation is requested and, if a Conversion, into what Type of Advance, and (iv) in the case of a Conversion to, or a continuation of, a Eurodollar Advance, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a Continuation of a Eurodollar Advance, notify each Lender of the applicable interest rate under Section 2.6(b). The portion of Advances comprising part of the same Borrowing that are Converted to Advances of another Type shall constitute a new Borrowing.
(c)    Certain Limitations. Notwithstanding anything in paragraphs (a) and (b) above:
(i)    at no time shall there be more than ten Interest Periods applicable to outstanding Eurodollar Advances;
(ii)    the Borrower may not select Eurodollar Advances for any Borrowing at any time when an Event of Default has occurred and is continuing;
(iii)    if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its applicable Lending Office to perform its obligations under this Agreement to make Eurodollar Advances or to fund or maintain Eurodollar Advances, (A) the obligation of such Lender to make such Eurodollar Advance as part of the requested Borrowing or for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and such Lender’s portion of such requested Borrowing or any subsequent Borrowing of Eurodollar Advances shall be made in the form of a Base Rate Advance, and (B) such Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender;
(iv)    if the Administrative Agent is unable to determine the Eurodollar Rate for Eurodollar Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance;
(v)    if the Majority Lenders shall notify the Administrative Agent that the Eurodollar Rate for Eurodollar Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Eurodollar Advances, as the case may be, for such Borrowing, the right of the Borrower to select Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance; and
(vi)    if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurodollar Advances in accordance with the provisions contained in the definition of Interest Period in Section 1.1 and paragraphs (a) and (b) above, the Administrative Agent will forthwith so

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notify the Borrower and the Lenders and such Advances will be made available to the Borrower on the date of such Borrowing as Eurodollar Advances with an interest period duration of one month or, in the case of continuation of an existing Advance, Convert into Base Rate Advances.
(d)    Notices Irrevocable. Each Notice of Borrowing and Notice of Continuation or Conversion delivered by the Borrower hereunder shall be irrevocable and binding on the Borrower.
(e)    Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Lender before the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of any Borrowing, the Administrative Agent may assume that such Lender has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.2(a), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Lender, the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable to the Advance and (B) the Maximum Rate. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.
Section 2.3.    Prepayments.
(a)    Right to Prepay; Ratable Prepayment. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.3 and all notices given pursuant to this Section 2.3 shall be irrevocable and binding upon the Borrower. Each payment of any Advance pursuant to this Section 2.3 shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.
(b)    Optional. The Borrower may elect to prepay any of the Advances without penalty or premium except as set forth in Sections 2.8 and 2.3(c)(i), and after giving by 1:00 p.m. (New York City time) (i) in the case of Eurodollar Advances, at least three Business Days’ or (ii) in case of Base Rate Advances, one Business Day’s prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.8 or 2.3(c)(i) as a result of such prepayment being made on such date; provided that (A) each optional prepayment of Eurodollar Advances shall be in a minimum amount not less than $500,000 and in multiple integrals of $100,000 in excess thereof and (B) each optional prepayment of Base Rate Advances shall be in a minimum amount not less than $500,000 and in multiple integrals of $50,000 in excess thereof. Notwithstanding the foregoing, the Borrower may (subject to payment to the Lenders of any applicable amounts under Section 2.8 hereof) rescind or postpone any notice of prepayment under this Section 2.3(b) if such prepayment would have resulted from a refinancing of this Agreement, which refinancing shall not be consummated or shall otherwise be delayed.

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(c)    Mandatory.
(i)    If the Borrower effects a Repricing Transaction on or prior to the first anniversary of the Effective Date, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, a prepayment premium of 1.00% of the aggregate principal amount of the Advances so modified, prepaid, refinanced, substituted or replaced. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.
(ii)    Subject to the Intercreditor Agreement, if the Borrower or any Subsidiary completes an Asset Sale or is subject to a Casualty Event, in each case which results in Net Cash Proceeds in excess of the greater of $5,000,000 and 2% of Consolidated Total Assets in any fiscal year, then the Borrower shall, no later than five Business Days following the receipt thereof, apply an amount equal to 100% of such Net Cash Proceeds to prepay to the Lenders on a pro rata basis the outstanding principal amount of the Advances; provided that, (A) if no Event of Default exists or would arise therefrom, then such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered a certificate by a Responsible Officer of the Borrower to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are reasonably expected to be reinvested in fixed or capital assets of any Credit Party within 360 days following the date of such Asset Sale or Casualty Event (which officers’ certificate shall set forth the estimates of the proceeds to be so expended); and (B) if all or any portion of such Net Cash Proceeds are not reinvested within such 360-day period as provided in clause (A) above, then 100% of such unused portion shall be applied on the last day of such period first to prepay to the Lenders on a pro rata basis the outstanding principal amount of the Advances.
(iii)    Subject to the Intercreditor Agreement, if the Borrower or any Subsidiary receives Debt Incurrence Proceeds other than those resulting from Permitted Debt, then not later than five Business Days following the receipt of such proceeds, the Borrower shall prepay the Advances in an amount equal to 100% of such Debt Incurrence Proceeds.
(d)    Interest; Costs. Each prepayment pursuant to this Section 2.3 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.8 and 2.3(c)(i) as a result of such prepayment being made on such date.
(e)    Application of Payments.
(i)    Each voluntary prepayment shall be applied to such Advances and in such order as the Borrower may direct.
(ii)    Each mandatory prepayment of the Advances required by Section 2.3(c) shall be applied to the scheduled principal installments of the Advances in direct order of maturity until such time as the Advances are repaid in full.
Section 2.4.    Repayment.
(a)    Advances. The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the last day of each fiscal quarter ending after the Effective Date, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Repayment Date”), a principal amount of the initial Advances made on the Effective Date (as adjusted from time to time pursuant to Sections 2.3(b), 2.3(c) and 2.14) equal to $500,000.00, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

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(b)    Incremental Advances. The Borrower shall pay to the Administrative Agent, for the account of the Incremental Lenders, on each Incremental Advance Repayment Date, a principal amount of the Other Advances (as adjusted from time to time pursuant to Sections 2.3(b) and 2.3(c)) equal to the amount set forth for such date in the applicable Incremental Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
(c)    Payment at Maturity. To the extent not previously paid, all Advances and Other Advances shall be due and payable on the Maturity Date and the Incremental Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.
(d)    Payments Without Premium. All repayments pursuant to this Section 2.4 shall be subject to Sections 2.8 and 2.3(c)(i), but shall otherwise be without premium or penalty.
Section 2.5.    Fees.
(a)    Fee Letter. The Borrower agrees to pay the fees set forth in the Fee Letter as provided therein.
Section 2.6.    Interest.
(a)    Base Rate Advances. Each Base Rate Advance shall bear interest at the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances for such period. The Borrower shall pay to Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on such Lender’s Advances which are Base Rate Advances on each March 31, June 30, September 30, and December 31 commencing on June 30, 2014, and on the Maturity Date (unless any such date shall not be a Business Day in which case such payment shall be made on the next preceding Business Day).
(b)    Eurodollar Advances. Each Eurodollar Advance shall bear interest during its Interest Period equal to at all times the Eurodollar Rate for such Interest Period plus the Applicable Margin for Eurodollar Advances for such period. The Borrower shall pay to the Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on each of such Lender’s Eurodollar Advances on the last day of the Interest Period therefor (provided that for Eurodollar Advances with Interest Periods in excess of three months, accrued but unpaid interest shall also be due on the day three months from the first day of such Interest Period), on the date any Eurodollar Advance is repaid, and on the Maturity Date.
(c)    Default Rate. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default under Section 7.1(a) or Section 7.1(g), all overdue amounts shall bear interest, after as well as before judgment, at the Default Rate. Interest accrued pursuant to this Section 2.6(c) and all interest accrued but unpaid on or after the Maturity Date shall be due and payable on demand.
Section 2.7.    Illegality. If any Lender shall notify the Borrower that any Change in Law makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its applicable Lending Office to perform its obligations under this Agreement to make, maintain, or fund any Eurodollar Advances of such Lender then outstanding hereunder, (a) such Lender may require that all outstanding Eurodollar Advances made by it be converted to Base Rate Advances, in which event all such Eurodollar Advances shall be automatically converted to Base Rate Advances on the last day of the Interest Period then applicable to such Eurodollar Advance, and (b) the right of the Borrower to select Eurodollar Advances from such Lender for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist. Each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory

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restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.
Section 2.8.    Breakage Costs. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Advance other than a Base Rate Advance on a day other than the last day of the Interest Period for such Advance (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrower to prepay, borrow, continue or Convert any Advance other than a Base Rate Advance on the date or in the amount notified by the Borrower; or
(c)    any assignment of an Eurodollar Advance on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.12;
including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Advance, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.8, the requesting Lender shall be deemed to have funded the Eurodollar Advances made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Advance by a matching deposit or other borrowing in the offshore interbank market for Dollars for a comparable amount and for a comparable period, whether or not such Eurodollar Advance was in fact so funded.
Section 2.9.    Increased Costs.
(a)    Eurodollar Advances. If any Change in Law shall:
(i)    impose, modify, or deem applicable any reserve, special deposit, compulsory loan, insurance charge, assessment, or similar requirement (other than by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, financial institutions generally, including any Lender (or its applicable Lending Office), including the Commitments of such Lender hereunder; or
(ii)    impose on financial institutions generally, including such Lender (or its applicable Lending Office), or on the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;
and the result of any of the foregoing is to increase the cost to such Lender (or its applicable Lending Office) of making, Converting into, continuing, or maintaining any Eurodollar Advances or to reduce any sum received or receivable by such Lender (or its applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Advances, then the Borrower shall pay to such Lender within three Business Days after written demand made by such Lender such amount or amounts as such Lender determines in good faith to be necessary to compensate such Lender for such increased cost or reduction.

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(b)    Capital Adequacy. If, after the date hereof, any Lender shall have determined that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on the capital of financial institutions generally, including such Lender or any corporation controlling such Lender, as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time within three Business Days after written demand by such Lender the Borrower shall pay to such Lender such additional amount or amounts as such Lender determines in good faith to be necessary to compensate such Lender for such reduction.
(c)    Mitigation. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 2.9 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 2.9 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be determined by such Lender in good faith and which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.9 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.9 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower and the Administrative Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
Section 2.10.    Payments and Computations.
(a)    Payments. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and other Credit Documents shall be made to the Administrative Agent in Dollars and in immediately available funds, without setoff, deduction, or counterclaim.
(b)    Payment Procedures. The Borrower shall make each payment under this Agreement and under the Notes not later than 1:00 p.m. (New York City time) on the day when due in Dollars to the Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds. The Administrative Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent or a specific Lender pursuant to Sections 2.7, 2.8, 2.9, 2.11, 2.12, and 9.2 and such other provisions herein which expressly provide for payments to a specific Lender, but after taking into account payments effected pursuant to Section 9.1) in accordance with each Lender’s applicable pro rata share to the Lenders for the account of their respective applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon receipt of other amounts due solely to the Administrative Agent or a specific Lender, the Administrative

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Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.
(c)    Non Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurodollar Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(d)    Computations. All computations of interest for Base Rate Advances based upon the Wall Street Journal Rate shall be made by the Administrative Agent on the basis of a year of 365/366 days and all computations of all other interest and fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an amount of interest or fees shall be conclusive and binding for all purposes, absent manifest error.
(e)    Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances obtained by the Lenders, such Lender shall notify the other Lenders and forthwith purchase from the other Lenders such participations in the Advances made by it as shall be necessary to cause such purchasing Lender to share the excess payment ratably with the other Lenders; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from the other Lenders shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(e) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The provisions of this Section 2.10(e) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.10(e) shall apply).
Section 2.11.    Taxes.
(a)    No Deduction for Certain Taxes. Any and all payments by or on behalf of any Credit Party under or with respect to any of the Credit Documents to the Administrative Agent or a Lender shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all Taxes, excluding, in the case of the Administrative Agent or a Lender, (i) Taxes imposed on or measured by its net income or profits (however denominated) and franchise (or margin) Taxes imposed on it by the jurisdiction (or any political subdivision thereof) (A) under the laws of which (or under the laws of a political subdivision of which) it is organized or in which its principal executive office is located or, in the case of a Lender, the laws of which (or under the laws of a political subdivision of which) such Lender’s applicable Lending Office is located, or (B) as a result of a present or former connection between it and the jurisdiction (or any political subdivision thereof) imposing such Tax (other than any such connection arising solely from it having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Credit Document); (ii) branch profits Taxes imposed by the United States of America or any

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similar Taxes imposed by any jurisdiction described in (i); (iii) in the case of a Lender other than a Lender that becomes a party to this Agreement or any other Credit Document pursuant to an Assignment and Acceptance, any Taxes imposed by the United States of America by means of withholding at the source pursuant to a law in effect on the date a Lender becomes a Lender hereunder; (iv) in the case of any Lender that becomes a party to this Agreement or any other Credit Document pursuant to an Assignment and Acceptance, any Taxes imposed by the United States of America by means of withholding at the source, except to the extent that, pursuant to this Section 2.11, amounts with respect to such Taxes were payable to such Lender’s assignor immediately before such Lender became a party to this Agreement or such Credit Document with respect to its applicable ownership interest in the Commitments; and (v) any U.S. federal withholding Taxes imposed under FATCA (all such nonexcluded Taxes being hereinafter referred to as “Indemnified Taxes”). Except as provided in Section 2.11(f), if the Borrower shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable to the Administrative Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions of Indemnified Taxes applicable to additional sums payable under this Section 2.11), such Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower or the Administrative Agent, as applicable, shall make such deductions; and (iii) the Borrower or the Administrative Agent, as applicable, shall pay the full amount deducted to the relevant Governmental Authority or other authority in accordance with applicable law.
(b)    Other Taxes. In addition, except as provided in Section 2.11(f), the Borrower agrees to pay any present or future stamp or documentary Taxes or any other excise or property Taxes, charges, or similar levies which arise from any payment made under any Credit Document or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as “Other Taxes”).
(c)    Indemnification. Except as provided in Section 2.11(f) and (i), the Borrower will indemnify each Lender and the Administrative Agent for the full amount of Indemnified Taxes or Other Taxes (including, without limitation, any Indemnified Taxes or Other Taxes imposed on amounts payable under this Section 2.11) paid by such Lender or the Administrative Agent (as the case may be) and any interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted.
(d)    Evidence of Tax Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Credit Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of any receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Withholding Reduction or Exemption. (i) Each Foreign Lender that is entitled to an exemption from, or a reduction of, withholding Tax with respect to payments under this Agreement or under any other Credit Document shall, to the extent that it is legally entitled to do so, deliver to the Borrower (with a copy to the Administrative Agent), on or before the date it becomes a party to this Agreement and from time to time thereafter at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender shall, to the extent that it is legally entitled to do so, deliver to Borrower (with a copy to the Administrative Agent), on or before the date it becomes a party to this Agreement and from time to time thereafter at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will

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enable the Borrower or the Administrative Agent to determine that such Lender is not subject to United States backup withholding and whether or not such Lender is subject to United States information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(e)(ii)(A), (B), (C) and (D)(ii)(A) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, each Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient), on or before the date on which such Lender becomes a party to this Agreement and from time to time thereafter at the time or times prescribed by applicable law or reasonably requested by the Borrower or Administrative Agent, whichever of the following is applicable:
(A)    In the case of any Lender that is not a Foreign Lender, duly completed and executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from United States backup withholding;
(B)    In the case of any Foreign Lender, to the extent that it is legally entitled to do so:
(1)    duly completed and executed originals of IRS Form W-8BEN (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party;
(2)    duly completed and executed originals of IRS Form W-8ECI (or any successor form);
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (1) a certificate to the effect that such Foreign Lender is not (a) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (c) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and (2) duly completed and executed originals of IRS Form W-8BEN (or any successor form); or
(4)    any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.
(C)    Without limiting any of the foregoing, if a payment made to a Lender hereunder or under any other Credit Document would be subject to United States federal withholding Taxes imposed pursuant to FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law and at such time or times reasonably requested by the Borrower and the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the

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Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has complied with its obligations under FATCA, or to determine the amount to deduct and withhold from such payment; provided, that solely for purposes of this paragraph, the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(D)    Each Lender further agrees that it shall (i) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction in withholding Taxes, and (ii) in the event any previous form delivered by such Lender pursuant to this Section 2.11(e) expires or becomes obsolete or inaccurate, (A) update any such form or certification or (B) promptly deliver any such other properly completed and executed form, certification or documentation as may be required in order to confirm or establish the entitlement of such Lender to an exemption from or a reduction in withholding Taxes with respect to payments hereunder or under any other Credit Document if such Lender continues to be so entitled.
(f)    Failure to Provide Forms. For any period with respect to which a Lender has failed to provide the Borrower or the Administrative Agent with the appropriate forms referred to in this Section 2.11, such Lender shall not be entitled to indemnification or the payment of additional amounts under Section 2.11(a), (b), or (c) with respect to Taxes imposed, to the extent such Taxes are attributable to such failure.
(g)    Mitigation. Each Lender shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its applicable Lending Office or change the jurisdiction of its applicable Lending Office, as the case may be, so as to avoid the imposition of any Indemnified Taxes or Other Taxes or to eliminate or reduce the payment of any additional sums under this Section 2.11; provided, that no such selection or change of jurisdiction for its applicable Lending Office shall be made if, in the reasonable judgment of such Lender, such selection or change would be disadvantageous to such Lender.
(h)    Tax Refunds. If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.11, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.11 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (h) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.

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(i)    Payment. If the Administrative Agent or any Lender becomes entitled to receive payment of Indemnified Taxes, Other Taxes or additional sums pursuant to this Section 2.11, it shall give notice and demand thereof to the Borrower, and the Borrower (unless the Administrative Agent or Lender shall withdraw such notice and demand or the Borrower is not obligated to pay such amounts) shall pay such Indemnified Taxes, Other Taxes or additional sums within 30 days after the Borrower’s receipt of such notice and demand. Notwithstanding anything herein to the contrary, neither any Lender, the Issuing Bank, nor the Administrative Agent shall be indemnified for Indemnified Taxes or Other Taxes under this Section 2.11 unless such Lender, the Issuing Bank, or the Administrative Agent shall make written demand on Borrower for such reimbursement no later than 6 months after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Lender, the Issuing Bank, or the Administrative Agent for such Indemnified Taxes or other Taxes, and (ii) the date on which such Lender, the Issuing Bank, or the Administrative Agent has made payment of such Indemnified Taxes or Other Taxes to the relevant Governmental Authority; provided that if the Indemnified Taxes or Other Taxes imposed or asserted giving rise to such claims are retroactive, the 6-month period referred to above shall be extended to include the retroactive effect thereof.
Section 2.12.    Replacement of Lenders. If (a) the Borrower is required pursuant to Section 2.9 or 2.11 to make any additional payment to any Lender, (b) any Lender is a Non-Consenting Lender or (c) any Lender’s obligation to make or continue, or to Convert Base Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 2.3(c)(iii) or 2.7, (any such Lender described in any of the preceding clauses (a) and (b), being a “Subject Lender”), then in the case of any Subject Lender, the Borrower may, upon notice to the Subject Lender and the Administrative Agent and at the Borrower’s sole cost and expense, require such Subject Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.7), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that, in any event
(A)    as to assignments required by the Borrower, the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.7;
(B)    such Subject Lender shall have received payment of an amount equal to the outstanding principal of its applicable Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.8) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(C)    in the case of any such assignment resulting from a claim for compensation under Section 2.11, such assignment will result in a reduction in such compensation or payments thereafter; and
(D)    such assignment does not conflict with applicable Legal Requirements.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower or the Administrative Agent to require such assignment and delegation cease to apply.
Section 2.13.    [Reserved].
Section 2.14.    Incremental Advances.

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(a)    The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Commitments in an aggregate amount not to exceed $100,000,000 from one or more Incremental Lenders, all of which must be Eligible Assignees. Such notice shall set forth (i) the amount of the Incremental Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or such lesser amount equal to the remaining amount available for Incremental Commitments), (ii) the date on which such Incremental Commitments are requested to become effective (which shall not be less than 10 days nor more than 60 days after the date of such notice), and (iii) whether such Incremental Commitments are commitments to make additional Advances or commitments to make term loans with terms different from the Advances (“Other Advances”).
(b)    The Borrower may seek Incremental Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders who will become Incremental Lenders in connection therewith. The Borrower and each Incremental Lender shall execute and deliver to the Administrative Agent an Incremental Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Commitment of each Incremental Lender. The terms and provisions of the Incremental Advances shall be consistent with those of the Advances except as otherwise set forth herein or in the Incremental Agreement, and to the extent not consistent with those of the Advances, shall be reasonably satisfactory to the Administrative Agent. Without the prior written consent of the Majority Lenders, (i) the final maturity date of any Other Advances shall be no earlier than the Maturity Date, (ii) the average life to maturity of the Other Advances shall be no shorter than the average life to maturity of the Advances and (iii) if the initial yield on such Other Advances (as determined by the Administrative Agent to be equal to the sum of (x) the margin above the Eurodollar Rate on such Other Advances and (y) if such Other Advances are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from the Borrower or any Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the Other Advances, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the average life to maturity of such Other Advances and (B) four) exceeds the sum of the Applicable Margin then in effect for Eurodollar Advances plus any fees payable under Section 2.5 and effected in the form of OID by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Margin then in effect for Advances shall automatically be increased by the Yield Differential, effective upon the making of the Other Advances. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Commitment and the Other Advances evidenced thereby, and the Administrative Agent and the Borrower may revise this Agreement to evidence such amendments.
(c)    Notwithstanding the foregoing, no Incremental Commitment shall become effective under this Section 2.14 unless (i) such indebtedness is provided the same guarantees, and is secured by the Collateral on a pari passu basis with the liens securing the Obligations, (ii) on the date of such effectiveness, the Administrative Agent shall have received a certificate executed by a Financial Officer of the Borrower certifying that on the date of, and after giving effect to, the incurrence of such Incremental Commitments (and any acquisitions, investments or dispositions made after the beginning of the determination period but prior to or simultaneous with the incurrence of such Incremental Commitments), the Senior Secured Leverage Ratio of the Borrower does not exceed 4.00 to 1.00, (iii) on the date of such effectiveness, the Administrative Agent shall have received a certificate of an authorized officer of the Borrower certifying that on the date of, and after giving effect to, the incurrence of such Incremental Commitments (A) no Default has occurred and is continuing (except that, in the case of Incremental Commitments incurred in connection with an Acquisition permitted by Section 6.4, this condition shall be limited to Default arising under Section 7.1(a)

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or Section 7.1(g)) and (B) all representations and warranties made by the Borrower in this Agreement are true and correct in all material respects unless such representation and warranty is already qualified as to materiality or Material Adverse Change in which case such representation and warranty shall be true and correct in all respects (except that, in the case of Incremental Commitments incurred in connection with an Acquisition permitted by Section 6.4, this condition shall be limited to the Specified Representations and the Acquisition Agreement Representations (conformed as applicable for such Acquisition)), (iv) all fees and expenses owing in respect of such Incremental Commitments shall have been paid and (v) except as otherwise specified in the applicable Incremental Agreement, the Administrative Agent shall have received (with sufficient copies for each of the Incremental Lenders) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Effective Date under Section 3.1.
(d)    Each of the parties hereto hereby agrees that the Administrative Agent may, with the Borrower’s consent (not to be unreasonably withheld or delayed), take any and all action as may be reasonably necessary to ensure that all Incremental Advances (other than Other Advances), when originally made, are included in each Borrowing of outstanding Advances on a pro rata basis. This may be accomplished by converting each outstanding Eurodollar Borrowing into a Base Rate Borrowing on the date of each Incremental Advance, or by allocating a portion of each Incremental Advance to each outstanding Eurodollar Borrowing on a pro rata basis. Any conversion of Eurodollar Advances to Base Rate Advances under the preceding sentence shall be subject to Section 2.8. If any Incremental Advance is to be allocated to an existing Interest Period for a Eurodollar Borrowing, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Agreement. In addition, to the extent any Incremental Advances are not Other Advances, the scheduled amortization payments under Section 2.4 required to be made after the making of such Incremental Advances shall be ratably increased by the aggregate principal amount of such Incremental Advances.
ARTICLE 3
CONDITIONS OF LENDING
Section 3.1.    Conditions Precedent to Initial Borrowings. The obligations of each Lender to make the initial Advances, shall be subject to the conditions precedent that:
(a)    Documentation. The Administrative Agent shall have received the following, duly executed by all the parties thereto, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:
(i)    this Agreement and all attached Exhibits and Schedules and the Notes payable to the order of each applicable Lender or its registered assigns;
(ii)    the Guaranty executed by each Subsidiary of the Borrower existing on the Effective Date;
(iii)    the Intercreditor Agreement executed by the Collateral Agent, the Revolving Agent and the Credit Parties;
(iv)    a certificate from an authorized officer of the Borrower dated as of the Effective Date stating that as of such date (1) the Acquisition Agreement Representations which are Proppants Fundamental Representations and Warranties (as defined in the Contribution Agreement) or set forth in Section 4.5 of the Contribution Agreement are true and correct in all respects as of the Effective Date as though made on the Effective Date, (2) all other Acquisition Agreement Representations are

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true and correct in all respects (without regard to qualifications as to materiality and “Material Adverse Effect” (as defined in the Contribution Agreement) and qualifications of similar import contained therein) except where the failure of the representations and warranties to be true and correct individually or in the aggregate, would not be reasonably likely to have an Effective Date Material Adverse Effect with respect to Augusta, (3) the Specified Representations are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Change” or similar language is true and correct in all respects (after giving effect to any such qualification therein)) on and as of the Effective Date with the same effect as though made on and as of such date and (4) since December 31, 2013, there has not been any Effective Date Material Adverse Effect;
(v)    a secretary’s certificate from each Credit Party certifying such Person’s (A) officers’ incumbency, (B) authorizing resolutions, and (C) Organization Documents;
(vi)    certificates of good standing for each Credit Party in each state in which each such Person is organized or qualified to do business, which certificate shall be (A) dated a date not earlier than 30 days prior to Effective Date or (B) otherwise effective on the Effective Date;
(vii)    legal opinions of (1) Vinson & Elkins LLP, and (2) Stevens & Lee P.C., as counsel to the Credit Parties, each in form and substance reasonably acceptable to the Administrative Agent;
(viii)    copies of the Augusta Drop Down Documents, certified as of the Effective Date by an authorized officer of the Borrower (x) as being true and correct copies of such documents, (y) as being in full force and effect and (z) that no material term or condition thereof shall have been amended, modified or waived after the execution thereof that is materially adverse to the Arrangers or Lenders without the prior written consent of the Arrangers;
(ix)    copies of the Revolving Loan Documents, certified as of the Effective Date by an authorized officer of the Borrower (x) as being true and correct copies of such documents, (y) as being in full force and effect and (z) that no material term or condition thereof shall have been amended, modified or waived after the execution thereof without the prior written consent of the Arrangers; and
(x)    copies of UCC searches in the appropriate jurisdictions reflecting that there are no Liens encumbering any of the Credit Parties’ respective Property other than Permitted Liens.
(b)    Security Agreement. The Collateral Agent shall have received the Security Agreement executed by each Credit Party, together with (i) appropriate UCC-1 financing statements necessary or desirable for filing with the appropriate authorities and (ii) subject to the Intercreditor Agreement, stock certificates (if any) for any Equity Interests comprising part of the Collateral, together with stock powers executed in blank.
(c)    Specified Representations and Acquisition Agreement Representations. The Acquisition Agreement Representations which are Proppants Fundamental Representations and Warranties (as defined in the Contribution Agreement) or set forth in Section 4.5 of the Contribution Agreement shall be true and correct in all respects as of the Effective Date as though made on the Effective Date. All other Acquisition Agreement Representations shall be true and correct in all respects (without regard to qualifications as to materiality and “Material Adverse Effect” (as defined in the Contribution Agreement) and qualifications of similar import contained therein) except where the failure of the representations and warranties to be true and correct individually or in the aggregate, would not be reasonably likely to have an Effective Date Material

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Adverse Effect with respect to Augusta. The Specified Representations, shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Change” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of the Effective Date with the same effect as though made on and as of such date.
(d)    Fee Letter; Payment of Fees. The Borrower shall have paid the fees and expenses required to be paid as of the Effective Date by Sections 2.5 and 9.1 or any other provision of a Credit Document.
(e)    Effective Date Material Adverse Effect. Since December 31, 2013, there has not been any Effective Date Material Adverse Effect.
(f)    Solvency. The Administrative Agent shall have received a certificate in the form of Exhibit G from a senior financial officer or such other officer acceptable to the Administrative Agent of the Borrower and each Guarantor dated the Effective Date.
(g)    Delivery of Initial Financial Statements. The Arrangers shall have received true and correct copies of the Initial Financial Statements.
(h)    Notices of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Borrower, with appropriate insertions and executed by a duly appointed Responsible Officer of the Borrower.
(i)    USA Patriot Act. At least five days prior to the Effective Date, the Administrative Agent shall have received all documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act.
(j)    Consummation of Augusta Drop Down. The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent, that the Augusta Drop Down has been consummated or is being consummated concurrently with the making of the initial Advances in accordance with the Augusta Drop Down Documents, without any waiver or amendment thereof materially adverse to the Arrangers or Lenders or any consent thereunder materially adverse to the Arrangers or Lenders (and the parties hereto hereby agree that any change in the purchase price shall not be deemed materially adverse to the Arrangers or Lenders) unless consented to by the Arrangers.
NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NO LENDER SHALL BE OBLIGATED TO MAKE ADVANCES HEREUNDER UNLESS EACH OF THE FOREGOING CONDITIONS PRECEDENT IS SATISFIED ON OR PRIOR TO MAY 23, 2014.
Section 3.2.    Determinations Under Section 3.1. For purposes of determining compliance with the conditions specified in Section 3.1 each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Lender prior to the Borrowings hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Borrowings.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES

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In order to induce the Lenders to enter into this Agreement and to make the Advances as provided for herein, each Credit Party makes, on the Effective Date and on each other date as required or otherwise set forth in this Agreement, the following representations and warranties to the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Advances:
Section 4.1.    Organization. Each Credit Party is duly and validly organized and existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each Credit Party is authorized to do business and is in good standing in all jurisdictions in which such qualifications or authorizations are necessary except where the failure to be so qualified or authorized could not reasonably be expected to result in a Material Adverse Change. As of the Effective Date, each Credit Party’s type of organization and jurisdiction of incorporation or formation are set forth on Schedule 4.1.
Section 4.2.    Authorization. The execution, delivery, and performance by each Credit Party of each Credit Document and each Revolving Loan Document to which such Credit Party is a party and the consummation of the transactions contemplated thereby, including the Augusta Drop Down (a) are within such Credit Party’s powers, (b) have been duly authorized by all necessary corporate, limited liability company or partnership action, (c) do not contravene any articles or certificate of incorporation or bylaws, partnership or limited liability company agreement binding on or affecting such Credit Party, (d) do not contravene any law or any contractual restriction binding on or affecting such Credit Party, (e) do not result in or require the creation or imposition of any Lien prohibited by this Agreement, and (f) do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority except, in the case of clauses (d) and (f), to the extent such contravention or the failure to obtain authorization, approval or notice or take other action could not reasonably be expected to have a Material Adverse Change.
Section 4.3.    Enforceability. The Credit Documents have each been duly executed and delivered by each Credit Party that is a party thereto and each Credit Document constitutes the legal, valid, and binding obligation of each Credit Party that is a party thereto enforceable against such Credit Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and by general principles of equity whether applied by a court of law or equity.
Section 4.4.    Financial Condition.
(a)    The Initial Financial Statements have been prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition of Augusta and its consolidated Subsidiaries as of the respective dates thereof, except as otherwise expressly noted therein, subject only to normal year-end audit adjustments and the absence of footnotes. As of the date of the aforementioned financial statements, there were no material contingent obligations, material unaccrued liabilities for taxes, material unusual forward or long-term commitments, or material unrealized or anticipated losses of the applicable Persons, except as disclosed therein or as set forth on Schedule 4.4 and adequate reserves for such items have been made in accordance with GAAP.
(b)    The Pro Forma Financial Statements have been prepared in good faith by Augusta, based on assumptions believed by Augusta on the Effective Date to be reasonable, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Borrower on the Effective Date to be reasonable), are based on the best information available to Augusta as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Augusta Drop Down and present fairly, in all material respects, on

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a pro forma basis the estimated consolidated financial position of Augusta and its consolidated Subsidiaries as of such date and for such period.
(c)    Since the Effective Date, no event or condition has occurred that could reasonably be expected to result in Material Adverse Change.
Section 4.5.    Ownership and Liens; Real Property. Each Credit Party (a) has good and marketable title to, or a valid and subsisting leasehold interest in, all real property, and good title to all personal Property, in each case necessary for its business, and (b) none of the Property owned by the Borrower or a Subsidiary of the Borrower is subject to any Lien except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purpose and Permitted Liens. As of the Effective Date, the Borrower and its Subsidiaries own no real property other than that listed on Schedule 4.5 and all equipment (other than office equipment and equipment located on jobsites, in transit or off location for servicing, repairs or modifications) owned by the Borrower and its Subsidiaries are located at the fee owned or leased real property listed on Schedule 4.5.
Section 4.6.    True and Complete Disclosure. All written factual information (whether delivered before or after the date of this Agreement and including, for the avoidance of doubt, all written factual information in the Confidential Information Memorandum) prepared by or on behalf of the Borrower and its Subsidiaries and furnished to the Administrative Agent or the Lenders for purposes of or in connection with this Agreement, any other Credit Document or any transaction contemplated hereby or thereby does not contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein not misleading. There is no fact known to any Responsible Officer of any Credit Party on the date of this Agreement that has not been disclosed to the Administrative Agent that could reasonably be expected to result in a Material Adverse Change. All projections, estimates, budgets, and pro forma financial information furnished by the Borrower or any of its Subsidiaries (or on behalf of the Borrower or any such Subsidiary), were prepared on the basis of assumptions, data, information, tests, or conditions (including current and reasonably foreseeable business conditions) believed to be reasonable at the time such projections, estimates, budgets and pro forma financial information were furnished; it being understood that actual results may vary and such variances may be material.
Section 4.7.    Litigation. Except as otherwise provided in Schedule 4.7, there are no actions, suits, or proceedings pending or, to any Credit Party’s knowledge, threatened against the Borrower or any Subsidiary, at law, in equity, or in admiralty, or by or before any Governmental Authority, which could reasonably be expected to result in a Material Adverse Change. Additionally, except as disclosed in writing to the Administrative Agent and the Lenders, there is no pending or, to the Borrower’s knowledge, threatened action or proceeding instituted against the Borrower or any Subsidiary which seeks to adjudicate the Borrower or any Subsidiary as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property; provided that this Section 4.7 does not apply with respect to environmental claims.
Section 4.8.    Compliance with Agreements.
(a)    Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or any other types of agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation the performance of or compliance with which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower nor any of

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its Subsidiaries is in default under or with respect to any contract, agreement, lease or any other types of agreement or instrument to which the Borrower or such Subsidiary is a party and which could reasonably be expected to cause a Material Adverse Change. To the knowledge of the Credit Parties, neither the Borrower nor any of its Subsidiaries is in default under, or has received a notice of default under, any contract, agreement, lease or any other document or instrument to which the Borrower or its Subsidiaries is a party which is continuing and which, if not cured, could reasonably be expected to cause a Material Adverse Change.
(b)    No Default has occurred and is continuing.
Section 4.9.    Pension Plans. (a) Except for matters that could not reasonably be expected to result in a Material Adverse Change, all Plans are in compliance with all applicable provisions of ERISA, (b) no Termination Event has occurred with respect to any Plan that would result in an Event of Default under Section 7.1(i), and, except for matters that could not reasonably be expected to result in a Material Adverse Change, each Plan has complied with and been administered in accordance with applicable provisions of ERISA and the Code, (c) no “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred, and for plan years after December 31, 2007, no unpaid minimum required contribution exists, and there has been no excise tax imposed under Section 4971 of the Code, (d) to the knowledge of Credit Parties, no Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in accordance with applicable provisions of ERISA and the Code, (e) the present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits in an amount that could reasonably be expected to result in a Material Adverse Change, (f) neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any unsatisfied withdrawal liability that could reasonably be expected to result in a Material Adverse Change or an Event of Default under Section 7.1(j), and (g) except for matters that could not reasonably result in a Material Adverse Change, as of the most recent valuation date applicable thereto, neither the Borrower nor any member of the Controlled Group would become subject to any liability under ERISA if the Borrower or any Subsidiary has received notice that any Multiemployer Plan is insolvent or in reorganization. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, no Credit Party has any reason to believe that the annual cost during the term of this Agreement to the Borrower or any Subsidiary for post-retirement benefits to be provided to the current and former employees of the Borrower or any Subsidiary under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.
Section 4.10.    Environmental Condition.
(a)    Permits, Etc. Each Credit Party (i) has obtained all material Environmental Permits necessary for the ownership and operation of its Properties and the conduct of its businesses; (ii) has at all times since the date six months prior to the Effective Date been and is currently in material compliance with all terms and conditions of such Environmental Permits and with all other material requirements of applicable Environmental Laws; (iii) has not received written notice of any material violation or alleged material violation of any Environmental Law or Environmental Permit; and (iv) is not subject to any actual or contingent Environmental Claim which could reasonably be expected to cause a Material Adverse Change.
(b)    Certain Liabilities. Except as disclosed on Schedule 4.10, to such Credit Parties’ knowledge, none of the present or previously owned or operated Property of any such Credit Party or of any Subsidiary thereof, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state

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or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by any Credit Party, wherever located, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third party site any condition that has resulted in or could reasonably be expected to result in the need for Response that could cause a Material Adverse Change.
(c)    Certain Actions. Without limiting the foregoing and except as disclosed on Schedule 4.10, (i) all necessary material notices have been properly filed, and no further action is required under current applicable Environmental Law as to each Response or other restoration or remedial project undertaken by the Borrower, any of its Subsidiaries or any of the Borrower’s or such Subsidiary’s former Subsidiaries on any of their presently or formerly owned or operated Property and (ii) the present and, to the Credit Parties’ knowledge, future liability, if any, of the Borrower or of any Subsidiary which could reasonably be expected to arise in connection with requirements under Environmental Laws will not reasonably be expected to result in a Material Adverse Change.
Section 4.11.    Subsidiaries. As of the Effective Date, the Borrower has no Subsidiaries other than those listed on Schedule 4.11. Each Subsidiary of the Borrower (including any such Subsidiary formed or acquired subsequent to the Effective Date) has complied with the requirements of Section 5.6.
Section 4.12.    Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Subsidiary is subject to regulation under any Federal or state statute, regulation or other Legal Requirement which limits its ability to incur Debt.
Section 4.13.    Taxes. Proper and accurate (in all material respects), U.S. federal income Tax returns, and all material state, local and foreign Tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Borrower and each Subsidiary (hereafter collectively called the “Tax Group”) have been filed with the appropriate Governmental Authorities, and all Taxes and other impositions due and payable, in each case, which are material in amount, have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith by appropriate proceeding and for which adequate reserves have been established in compliance with GAAP. Neither the Borrower nor any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign Taxes or other impositions. Proper and accurate amounts have been withheld by the Borrower and all other members of the Tax Group from their employees for all periods to comply in all material respects with the Tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law. The Borrower is, and since its inception, has been treated as an entity that is not taxable as a corporation for U.S. federal income tax purposes.
Section 4.14.    Permits, Licenses, etc. Each of the Borrower and its Subsidiaries possesses all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights, and copyrights which are material to the conduct of its business. Each of the Borrower and its Subsidiaries manages and operates its business in accordance with all applicable Legal Requirements except where the failure to so manage or operate could not reasonably be expected to result in a Material Adverse Change; provided that this Section 4.14 does not apply with respect to Environmental Permits.

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Section 4.15.    Use of Proceeds. The proceeds of the Advances will be used by the Borrower for the purposes described in Section 6.6. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation T, U or X.
Section 4.16.    Condition of Property; Casualties. The material Properties used or to be used in the continuing operations of the Borrower and each Subsidiary, are in good working order and condition, normal wear and tear and casualty and condemnation (excluding casualty and condemnation which could, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change) excepted. Neither the business nor the material Properties of the Borrower or any Subsidiary has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy, which effect could reasonably be expected to cause a Material Adverse Change.
Section 4.17.    Insurance. Each of the Borrower and its Subsidiaries carry insurance (which may be carried by the Borrower on a consolidated basis) with reputable insurers in respect of such of their respective Properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses.
Section 4.18.    Security Interest. Each Credit Party has authorized the filing of financing statements sufficient when filed to perfect the Lien created by the Security Documents. When such financing statements are filed in the offices noted therein, the Collateral Agent will have a valid and perfected security interest in all Collateral that is capable of being perfected by filing financing statements.
Section 4.19.    OFAC; Anti-Terrorism; Patriot Act; FCPA.
(a)    Neither the Borrower nor any Subsidiary of the Borrower is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC.
(b)    Neither the Borrower nor any Subsidiary of the Borrower nor, to the knowledge of the Borrower, any director, officer, agent, employee of the Borrower or any Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any Advance will be used directly or indirectly to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.
(c)    The operations of the Borrower and each of its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Borrower and each of its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(d)    The Borrower and each of its Subsidiaries is in compliance in all material respects with the FCPA. Neither the Borrower nor any of its Subsidiaries has made a payment, offering, or promise to pay,

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or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Borrower or any of its Subsidiaries or to any other Person, in violation of FCPA.
Section 4.20.    Solvency. Before and after giving effect to the making of the Advances on the Effective Date, the Credit Parties are, when taken as a whole, Solvent.
Section 4.21.    Status as Senior Debt. The Obligations shall rank pari passu with any other senior Debt or securities of the Borrower and shall constitute senior Debt of the Borrower and the other Credit Parties under and as defined in any documentation documenting any junior Debt of the Borrower or the other Credit Parties.
ARTICLE 5
AFFIRMATIVE COVENANTS
So long as any Obligation (other than contingent indemnification obligations which are not due and payable and which by their terms survive the termination or expiration of this Agreement and the other Credit Documents) shall remain unpaid or any Lender shall have any Commitment hereunder, each Credit Party agrees to comply with the following covenants.
Section 5.1.    Organization. Each Credit Party shall, and shall cause each of its respective Subsidiaries to, (a) preserve and maintain its partnership, limited liability company or corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and (b) qualify and remain qualified as a foreign business entity in each jurisdiction in which qualification is necessary in view of its business and operations or the ownership of its Properties and where failure to qualify could reasonably be expected to cause a Material Adverse Change; provided, however, that nothing herein contained shall prevent any transaction permitted by Section 6.7 or Section 6.8.
Section 5.2.    Reporting.
(a)    Annual Financial Reports. The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2014), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, partners’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and such statements to be certified by the chief executive officer or chief financial officer of the Borrower;
(b)    Quarterly Financial Reports. The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending June 30, 2014), (i) consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, partners’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in

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comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer or the chief financial officer of the Borrower as fairly presenting, in all material respects, the financial condition, results of operations, partners’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(c)    Defaults. The Credit Parties shall provide to the Administrative Agent promptly, but in any event within five (5) Business Days after the occurrence thereof, a notice of each Default known to the Responsible Officer of the Borrower or to any of its Subsidiaries, together with a statement of a Responsible Officer of the Borrower setting forth the details of such Default and the actions which the Credit Parties have taken and proposes to take with respect thereto;
(d)    Material Changes. The Credit Parties shall provide to the Administrative Agent prompt written notice of any event, development of circumstance that has had or would reasonably be expected to give rise to a Material Adverse Change, including (i) claims, actions, suits, and proceedings before any Governmental Authority; (ii) claims, complaints, orders, notices, summonses or citations received from any Governmental Authority or any other Person, concerning violations or alleged violations of Environmental Laws or in connection with Hazardous Waste or Hazardous Substances; (iii) any Termination Event, notices from the PBGC or any other notice of the imposition of liability imposed pursuant to Section 4202 of ERISA, and (iv) any notices, summonses, citations, or proceedings seeking to modify in any material respect, revoke, or suspend any material contract, license, permit, or agreement with any Governmental Authority.
(e)    Securities Law Filings and other Public Information. The Borrower shall provide to the Administrative Agent promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the equityholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or any other securities Governmental Authority, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(f)    Other Information. Subject to the confidentiality provisions of Section 9.8, promptly, from time to time, the Credit Parties shall provide to the Administrative Agent such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, financial or otherwise (including, for the avoidance of doubt, any appraisals or reserves reports), that has been delivered to the Revolving Agent or the Revolving Lenders, pursuant to the terms of the Revolving Loan Documents in the same form as so delivered.
The Borrower hereby acknowledges that (1) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower and its Subsidiaries hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (2) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower, its Subsidiaries or their securities for purposes of United States Federal and state

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securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
Documents required to be delivered pursuant to Sections 5.2(a), (b) and (e) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet and (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).
Section 5.3.    Insurance.
(a)    Each Credit Party shall, and shall cause each of its Subsidiaries to, carry and maintain all such other insurance in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses and reasonably acceptable to the Administrative Agent and with reputable insurers reasonably acceptable to the Administrative Agent.
(b)    If requested by the Administrative Agent, copies of all policies of insurance or certificates thereof covering the property or business of the Credit Parties, and endorsements and renewals thereof, certified as true and correct copies of such documents by a Responsible Officer of the Borrower shall be delivered by Borrower to and retained by the Administrative Agent. Subject to the terms of the Intercreditor Agreement, all policies of property insurance with respect to the Collateral either shall have attached thereto a lender’s loss payable endorsement in favor of the Collateral Agent for its benefit and the ratable benefit of the Secured Parties or name the Collateral Agent as loss payee for its benefit and the ratable benefit of the Secured Parties, in either case, in form reasonably satisfactory to the Collateral Agent, and all policies of liability insurance with respect to the Credit Parties shall name the Collateral Agent for its benefit and the ratable benefit of the Secured Parties as an additional insured and shall provide for a waiver of subrogation in favor of the Collateral Agent for its benefit and the ratable benefit of the Secured Parties. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. All such policies shall contain a provision that notwithstanding any contrary agreements between the Borrower, its Subsidiaries, and the applicable insurance company, such policies will not be canceled or allowed to lapse without renewal without at least thirty (30) days’ (or ten (10) days in the case of non-payment) prior written notice to the Collateral Agent.
(c)    If at any time the area in which any real property constituting Collateral is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower shall, and shall cause each of its Subsidiaries to, obtain flood insurance in such total amount as required by Regulation H of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.
(d)    Notwithstanding Section 2.3(c)(ii) of this Agreement, after the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement, all proceeds of insurance, including any casualty insurance proceeds, property insurance proceeds, proceeds from actions, and any other proceeds, shall be paid directly to the Administrative Agent and if necessary, assigned to the

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Administrative Agent, to be applied in accordance with Section 7.6 of this Agreement, whether or not the Secured Obligations are then due and payable.
(e)    In the event that any insurance proceeds are paid to any Credit Party in violation of clause (d), such Credit Party shall hold the proceeds in trust for the Administrative Agent, segregate the proceeds from the other funds of such Credit Party, and promptly pay the proceeds to the Administrative Agent with any necessary endorsement. Upon the request of the Administrative Agent, each of the Borrower and its Subsidiaries shall execute and deliver to the Administrative Agent any additional assignments and other documents as may be necessary or desirable to enable the Administrative Agent to directly collect the proceeds as set forth herein.
Section 5.4.    Compliance with Laws. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all federal, state, and local laws and regulations (including Environmental Laws, OFAC, FCPA and the Patriot Act) which are applicable to the operations and Property of any Credit Party and maintain all related permits necessary for the ownership and operation of each Credit Party’s Property and business, except in any case where the failure to so comply could not reasonably be expected to result in a Material Adverse Change; provided that this Section 5.4 shall not prevent any Credit Party from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings for which adequate reserves have been established in compliance with GAAP.
Section 5.5.    Taxes. Each Credit Party shall, and shall cause each of its Subsidiaries to pay and discharge all Taxes, assessments, and other charges and claims related thereto, in each case, which are material in amount, imposed on the Borrower or any of its Subsidiaries prior to the date on which penalties attach other than any Tax, assessment, charge, or claims which is being contested in good faith and for which adequate reserves have been established in compliance with GAAP.
Section 5.6.    New Subsidiaries. The Borrower shall deliver to the Administrative Agent each of the items set forth in Schedule II attached hereto within the time requirements set forth in Schedule II with respect to (a) each Domestic Subsidiary of the Borrower created or acquired after the Effective Date and (b) each Person that becomes a guarantor of all or a portion of the obligations under the Revolving Loan Documents.
Section 5.7.    Security. Each Credit Party agrees that at all times before the termination of this Agreement, payment in full of the Obligations and termination in full of the Commitments, the Administrative Agent shall have an Acceptable Security Interest in the Collateral to secure the performance and payment of the Secured Obligations. Each Credit Party shall, and shall cause each of its Domestic Subsidiaries to, grant to the Administrative Agent a Lien in any Collateral of such Credit Party or such Domestic Subsidiary now owned or hereafter acquired (other than leased real property unless otherwise requested by the Administrative Agent) promptly and to take such actions as may be required under the Security Documents to ensure that the Administrative Agent has an Acceptable Security Interest in such Property; provided, however, notwithstanding the foregoing or anything contained in this Agreement or any other Credit Document to the contrary, a Credit Party or Domestic Subsidiary shall only be required to grant a Lien in Equity Interests of Subsidiaries owned or acquired by such Credit Party or Domestic Subsidiary in accordance with the following: (i) in the case of Equity Interests of a Domestic Subsidiary (other than a direct or indirect Subsidiary of a CFC) or any Foreign Subsidiary that is not a FSHCO, a CFC or a Subsidiary of a CFC, 100% of the Equity Interests of such Domestic Subsidiary or such Foreign Subsidiary; (ii) in the case of Equity Interests of a First-Tier Foreign Subsidiary, 100% of the Equity Interests of such First-Tier Foreign Subsidiary that are not Voting Securities and no more than 66% of the Equity Interests of such First-Tier Foreign Subsidiary that are Voting Securities; and (iii) in the case of Equity Interests of a FSHCO or Foreign Subsidiary

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that is a CFC, in each case, that is not a First-Tier Foreign Subsidiary, 0% of the Equity Interests of such FSHCO or Foreign Subsidiary shall be required to be pledged hereunder or in any other Credit Document.
Section 5.8.    Deposit Accounts. Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain their principal operating accounts and other deposit accounts with the Revolving Agent, a Revolving Lender or any other bank that is reasonably acceptable to the Administrative Agent. Each Credit Party shall, and shall cause each of its Subsidiaries to, ensure such accounts (other than accounts with the Lender serving as the Administrative Agent) are subject to Account Control Agreements; provided that, notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the requirements of this Section 5.8 shall not apply to deposit accounts that (w) do not contain at any time, deposits in an aggregate amount in excess of $250,000, (x) are designated solely as accounts for, and are used solely for, payroll (and related payroll tax) funding, sales and other tax obligations or trust funds, (y) are operating accounts used solely for the purpose of accruing overnight interest or (z) are accounts designated solely for the purpose of securing government contracts or otherwise being subject to Liens (including escrow agreements) permitted under Section 6.2(h). Notwithstanding the foregoing, upon consummating any Acquisition permitted hereby, each Credit Party shall have until the date that is 90 days after the date of such Acquisition (or such longer period of time as may be agreed by the Administrative Agent) to comply with the terms of this Section 5.8 with respect to deposit accounts subject to such Acquisition.
Section 5.9.    Records; Inspection; Maintenance of Ratings.
(a)    Each Credit Party shall, and shall cause each of its Subsidiaries to maintain proper, complete and consistent books of record with respect to such Person’s operations, affairs, and financial condition in accordance with GAAP in all material respects. From time to time upon reasonable prior notice, each Credit Party shall permit any Lender and shall cause each of its Subsidiaries to permit any Lender, at such reasonable times and intervals and to a reasonable extent and under the reasonable guidance of officers of or employees delegated by officers of such Credit Party or such Subsidiary, to, subject to any applicable confidentiality considerations, examine and copy the books and records of such Credit Party or such Subsidiary, to visit and inspect the Property of such Credit Party or such Subsidiary, and to discuss the business operations and Property of such Credit Party or such Subsidiary with the officers and directors thereof; provided that, unless an Event of Default shall have occurred and be continuing, (a) only the Administrative Agent on behalf of the Lenders may exercise inspection, examination or audit rights under this Section 5.9 and (b) the Borrower shall bear the cost of only one (1) such inspection per fiscal year.
(b)    Use commercially reasonable efforts to cause the Advances to be continuously publicly rated by S&P and Moody’s and use commercially reasonable efforts to maintain a public corporate rating from S&P and a public corporate family rating from Moody’s, in each case in respect of the Borrower.
Section 5.10.    Maintenance of Property. Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain their material owned, leased, or operated Property necessary in the operation of its business in good condition and repair, normal wear and tear and casualty and condemnation (excluding casualty and condemnation which could, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change) excepted; and shall abstain from, and cause each of its Subsidiaries to abstain from, knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned or operated Property involving the Environment that could reasonably be expected to result in Response activities and that could reasonably be expected to cause a Material Adverse Change; provided, however, that no Credit Party shall be required to maintain any property if the preservation thereof is no

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longer desirable in the conduct of the business of such Credit Party and the loss thereof is not adverse in any material respect to such Credit Party or the Lenders.
Section 5.11.    Royalty Agreements. The Borrower shall, and shall cause each of its Subsidiaries to, timely pay all amounts owing pursuant to any royalty agreement to which the Borrower or any of its Subsidiaries is a party except where the failure to do so (a) does not materially impair the ability of the Borrower and its Subsidiaries to use the Property subject to any Lien created by such royalty agreement in its business and (b) could not reasonably be expected to result in a Material Adverse Change.
Section 5.12.    Further Assurances. Each Credit Party shall execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, notice, mortgages, deeds of trust and caveats) that may be required under applicable law, or that the Majority Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in accordance with the Intercreditor Agreement, in order to effectuate the transactions contemplated by the Credit Documents and in order to grant, preserve, protect and perfect the validity of the security interests created or intended to be created by the Security Documents. In the event that the Borrower or any Subsidiary is granting a Lien on any property to secure any obligations under the Revolving Credit Agreement, the Borrower will, and will cause such Subsidiary to, contemporaneously grant to the Collateral Agent to secure the Obligations a Lien on the same property pursuant to Security Documents in form and substance satisfactory to the Collateral Agent. Subject to the Intercreditor Agreement, such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section.
Section 5.13.    Legal Separateness. The Borrower (a) shall cause the management, business and affairs of the Borrower and its Subsidiaries to be conducted in such a manner so that the Hi-Crush Proppants Entities will be treated as entities separate and distinct from the Borrower and its Subsidiaries (including by keeping separate books of account and by not permitting Property of the Borrower and its Subsidiaries to be commingled with that of the Hi-Crush Proppants Entities); and (b) shall not, and shall not permit any of its Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of the Hi-Crush Proppants Entities.
Section 5.14.    Post-Closing Obligations. Within 60 days following the Effective Date (or such longer period of time as the Administrative Agent may agree), to the extent not previously delivered to the Administrative Agent on the Effective Date, each Credit Party shall deliver the following to the Administrative Agent:
(a)    fully executed Mortgages covering all fee owned real property of any Credit Party, together with (A) a copy of an existing owner’s policy of title insurance reflecting no Liens on such real property other than Permitted Liens and an updated title search for such property conducted within the past 90 days confirming no Liens on such real property other than Permitted Liens, (B) a flood determination certificate issued by the appropriate Governmental Authority or third party indicating whether such property is designated as a “flood hazard area” and (C) if such property is designated to be in a “flood hazard area”, evidence of flood insurance on such property obtained by the applicable Credit Party in such total amount as required by Regulation H of the Federal Reserve Board, and all official rulings and interpretations thereunder or thereof, and otherwise in compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973;

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(b)    legal opinions of (1) Reinhart Boerner Van Deuren s.c., as Wisconsin counsel to the Credit Parties and (2) Stevens & Lee P.C., as Pennsylvania counsel to the Credit Parties, each in form and substance reasonably acceptable to the Administrative Agent;
(c)    certificates of insurance naming the Collateral Agent as loss payee with respect to property insurance, or additional insured with respect to liability insurance, and covering the Borrower’s or its Subsidiaries’ Properties with such insurance carriers, for such amounts and covering such risks that are acceptable to the Administrative Agent;
(d)    lien waivers or subordination agreements in form and substance satisfactory to the Collateral Agent and executed by the landlords or lessors identified in, and covering each of the leased real properties listed on, Schedule 4.5; and
(e)    Account Control Agreements in accordance with Section 5.8 and the Security Documents.
ARTICLE 6
NEGATIVE COVENANTS
So long as any Obligation (other than contingent indemnification obligations which are not due and payable and which by their terms survive the termination or expiration of this Agreement and the other Credit Documents) shall remain unpaid or any Lender shall have any Commitment hereunder, each Credit Party agrees to comply with the following covenants.
Section 6.1.    Debt. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than the following (collectively, the “Permitted Debt”):
(a)    the Obligations;
(b)    the Revolving Loans and other obligations arising under the Revolving Loan Documents; provided that the aggregate principal amount of such Debt at any time outstanding does not exceed $200,000,000;
(c)    intercompany Debt incurred in the ordinary course of business owed by any Credit Party to any other Credit Party; provided that (i) if such Debt is secured by Liens, such Debt and any Liens securing such Debt are subordinated to the Secured Obligations and the Liens securing the Secured Obligations on terms and conditions and pursuant to documentation acceptable to the Administrative Agent in its sole discretion and (ii), if applicable, such Debt as an investment is also permitted in Section 6.3;
(d)    Debt in the form of accounts payable to trade creditors (including reimbursements made to Hi-Crush Services LLC or other Persons in accordance with the Partnership Agreement) for goods or services and current operating liabilities (other than for borrowed money) which in each case are not more than 90 days past due, in each case incurred in the ordinary course of business, as presently conducted, unless contested in good faith by appropriate proceedings and adequate reserves for such items have been made in accordance with GAAP;
(e)    purchase money indebtedness or Capital Leases in an aggregate principal amount not to exceed the greater of $15,000,000 and 5% of Consolidated Total Assets at any time;
(f)    Hedging Arrangements permitted under Section 6.15;

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(g)    Debt arising from the endorsement of instruments for collection in the ordinary course of business;
(h)    Debt arising from the financing of insurance premiums of any Credit Party to defer the cost of such insurance for the underlying term of such insurance policy;
(i)    unsecured subordinated Debt and any Permitted Refinancing thereof; provided that (i) the scheduled maturity date thereof is not earlier than 91 days after the Maturity Date, (ii) the holders of such Debt shall have entered into a Subordination Agreement, (iii) any agreement governing such Debt shall include representations, warranties, covenants and events of default, taken as a whole, no less favorable to the Borrower in any material respect than this Agreement and (iv) the terms and provisions of such Debt shall otherwise be reasonably satisfactory to the Administrative Agent;
(j)    Debt under performance, stay, appeal and surety bonds or with respect to workers’ compensation or other like employee benefit claims, in each case incurred in the ordinary course of business;
(k)    Debt assumed in connection with any Permitted Investment or Acquisition and not incurred in contemplation thereof in an aggregate principal amount not exceeding the greater of $15,000,000 and 5% Consolidated Total Assets at any time, and any Permitted Refinancing thereof;
(l)    Debt owed to the seller of any property acquired in an Investment permitted under Section 6.3(k) or (l) or an Acquisition permitted under Section 6.4 on an unsecured subordinated basis, which subordination agreement shall be on terms substantially similar to the Subordination Agreement or otherwise satisfactory to the Administrative Agent in its sole discretion; provided that the terms and provisions of such Debt shall be reasonably satisfactory to the Administrative Agent;
(m)    Debt incurred in an Investment permitted under Section 6.3(k) or (l), an Acquisition permitted under Section 6.4 or a disposition of assets permitted under Section 6.8(k), in each case, pursuant to reasonable and customary agreements providing for indemnification, the adjustment of purchase price or similar adjustments;
(n)    guarantees of Debt of any Credit Party permitted under this Section 6.1;
(o)    Debt arising from royalty agreements on customary terms entered into by the Borrower and its Subsidiaries in the ordinary course of business in connection with the purchase of Sand Reserves;
(p)    Debt supported by a letter of credit issued pursuant to the Revolving Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;
(q)    Debt consisting of earn-outs and similar deferred consideration in consideration in connection with an Acquisition permitted by Section 6.4 or other Investment permitted by Section 6.3 in an aggregate amount outstanding at any one time not to exceed the greater of $15,000,000 and 5% of Consolidated Total Assets;
(r)    Debt issued by the Borrower or any of its Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent company of the Borrower to the extent permitted by Section 6.9:

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(s)    Debt consisting of cash management services incurred in the ordinary course of business and Debt owed on a short-term basis of no longer than thirty days to banks and other financial institutions incurred in the ordinary course of business of the Borrower and its Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Borrower and its Subsidiaries;
(t)    Debt existing on the date hereof and set forth on Schedule 6.1, and Permitted Refinancings thereof; and
(u)    Debt not otherwise permitted under the preceding provisions of this Section 6.1; provided that, the aggregate principal amount thereof shall not exceed the greater of $15,000,000 and 5% of Consolidated Total Assets at any time.
Section 6.2.    Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, assume, incur, or suffer to exist any Lien on the Property of any Credit Party or any Subsidiary, whether now owned or hereafter acquired, or assign any right to receive any income, other than the following (collectively, the “Permitted Liens”):
(a)    Liens securing the Secured Obligations pursuant to the Security Documents;
(b)    Liens securing the Secured Obligations (as defined in the Revolving Credit Agreement) purssuant to the Revolving Loan Documents;
(c)    Liens imposed by law, such as landlord’s, materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens, and other similar liens arising in the ordinary course of business securing obligations which if overdue for a period of more than 30 days are being contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established;
(d)    Liens arising in the ordinary course of business out of pledges or deposits under workers compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation to secure public or statutory obligations;
(e)    Liens for Taxes, assessment, or other governmental charges which are not yet due and payable or, if overdue, which are being actively contested in good faith by appropriate proceedings and adequate reserves for such items have been made in accordance with GAAP;
(f)    Liens securing purchase money debt or Capital Lease obligations permitted under Section 6.1(e); provided that each such Lien encumbers only the Property purchased in connection with the creation of any such purchase money debt or the subject of any such Capital Lease, and all proceeds and products thereof (including insurance proceeds) and accessions thereto, and the amount secured thereby is not increased;
(g)    encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of any Credit Party to use such assets in its business, and none of which is violated in any material aspect by existing or proposed structures or land use;
(h)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depositary institution;

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(i)    Liens on cash, deposit accounts or securities pledged or encumbered to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business;
(j)    judgment and attachment Liens not giving rise to an Event of Default;
(k)    Liens in favor a banking institution arising by operation of law encumbering deposits in accounts held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;
(l)    Liens existing on any property or assets prior to the acquisition thereof by the Borrower or any of its Subsidiaries and Liens existing on any property or assets or Equity Interests of a Person at the time such Person becomes a Subsidiary (including in each case any acquisition by means of a merger or consolidation with or into the Borrower or any of its Subsidiaries); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not materially impair the ability of any Credit Party to use such asset in its business and (iii) such Lien does not apply to any other Property of the Borrower or its Subsidiaries;
(m)    Liens (i) on advances of cash or earnest money deposits in favor of the seller of any property to be acquired in connection with a Capital Expenditure or Acquisition permitted hereunder, which advances shall be applied against the purchase price for such permitted Capital Expenditure or Acquisition or (ii) or consisting of an agreement to dispose of any Property in an asset sale permitted by Section 6.8 solely to the extent such asset sale would have been permitted on the date of the creation of such Lien;
(n)    Any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license entered into in the ordinary course of business and covering only the asset so leased or licensed;
(o)    Defects and irregularities in title to any Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;
(p)    Liens on Property of the Borrower or its Subsidiaries existing on the date hereof and set forth in Schedule 6.2; provided that such Liens shall secure only those obligations which they secure on the date hereof and refinancing, extensions, renewals and replacements thereof permitted hereunder;
(q)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(r)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;
(s)    Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;
(t)    Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder; and

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(u)    other Liens securing Debt or other obligations outstanding in an aggregate principal amount not in excess of the greater of $15,000,000 and 5% of Consolidated Total Assets.
Section 6.3.    Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, make or hold any direct or indirect investment (each, an “Investment”) in any Person, including capital contributions to the Person, investments in or the acquisition of the debt or equity securities of the Person, or any loans, guaranties, trade credit, or other extensions of credit to any Person, other than the following (collectively, the “Permitted Investments”):
(a)    investments in the form of trade credit to customers of a Credit Party arising in the ordinary course of business and represented by accounts from such customers;
(b)    Liquid Investments;
(c)    loans, advances, or capital contributions to, or investments in, or purchases or commitments to purchase any stock or other securities or evidences of indebtedness of or interests in any Person and existing on the date hereof, in each case as specified in the attached Schedule 6.3; provided that, the respective amounts of such loans, advances, capital contributions, investments, purchases and commitments shall not be increased (other than appreciation);
(d)    Investments by a Credit Party to any other Credit Party;
(e)    creation of any additional Subsidiaries domiciled in the U.S. in compliance with Section 5.6;
(f)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case, arising in the ordinary course of business;
(g)    promissory notes and other non-cash consideration received by the Borrower and its Subsidiaries in connection with any asset sale permitted by Section 6.8;
(h)    loans and advances to employees of the Borrower and its Subsidiaries in the ordinary course of business; provided that the aggregate principal amount of all such loans and advances shall not exceed $1,000,000 at any one time outstanding;
(i)    guarantees of obligations (not in respect of Debt) of the Credit Parties incurred in the ordinary course of business;
(j)    Investments consisting of Debt or Acquisitions permitted by Article 6;
(k)    Investments of any Person in existence at the time such Person becomes a Credit Party; provided that such Investment was not made in connection with or anticipation of such Person becoming a Credit Party;
(l)    Investments resulting from pledges and deposits referred to in Section 6.2(d);
(m)    any Investment in securities or other assets, including earn-outs, not constituting cash and Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 6.8 hereof or any other disposition of assets not constituting an Asset Sale;

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(n)    Investments consisting of Equity Interests of entities which are not Subsidiaries of any Credit Party; provided that, (A) the aggregate amount of such Investments at any time outstanding does not exceed an amount equal to the sum of (i) the greater of $50,000,000 or 15% of Consolidated Total Assets and (ii) the aggregate amount of such Investments funded by Equity Issuance Proceeds, (B) such Investment is substantially related to the business of the Borrower and its Subsidiaries, taken as a whole, and is not hostile, (C) all of the Equity Interests of such joint venture entity owned by any Credit Party are pledged to the Administrative Agent pursuant to the Security Agreement, except to the extent that such pledge would be prohibited under such entity’s Organization Documents, and (D) no Event of Default shall have occurred or be continuing or would result from such Investment; and
(o)    other Investments in an aggregate amount not to exceed the greater of $30,000,000 and 10% of Consolidated Total Assets at any time outstanding.
It is further understood and agreed that for purposes of determining the value of any Investment outstanding for purposes of this Section 6.3, such amount shall deemed to be the amount of such Investment when made, purchased or acquired less any returns on such Investment (not to exceed the original amount invested).
Section 6.4.    Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, make any Acquisition, unless (a) such Acquisition is substantially related to the business of the Borrower and its Subsidiaries, taken as a whole, and is not hostile, (b) if such Acquisition is an Acquisition of the Equity Interests of a Person, such Acquisition is structured so that the acquired Person (or its successor in interest) shall become a direct or indirect Domestic Subsidiary of the Borrower and comply with the requirements of Section 5.6, (c) if such Acquisition is an Acquisition of assets, such Acquisition is structured so that a Credit Party shall acquire such assets and (d) no Event of Default shall have occurred or be continuing or would result from such Acquisition.
Section 6.5.    Agreements Restricting Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding (other than (i) this Agreement, or the other Credit Documents, (ii) the Revolving Loan Document, (iii) agreements governing Debt permitted by Sections 6.1(e) or (j) to the extent such restrictions govern only the Property (and all proceeds and products thereof and accessions thereto) financed pursuant to such Debt, (iv) any prohibition or limitation that exists pursuant to applicable requirements of a Governmental Authority, (v) any prohibition or limitation that restricts subletting or assignment of leasehold interests contained in any lease governing a leasehold interest of Borrower or its Subsidiaries and customary provisions in other contracts restricting assignment thereof, (vi) agreements in connection with a sale of assets permitted by Section 6.8, (vii) the agreements governing any Permitted Subordinated Debt and (viii) any prohibition or limitation that exists in any contract to which a Credit Party is a party on the date hereof so long as (x) such prohibition or limitation is generally applicable and does not specifically prohibit any of the Debt or the Liens granted under the Credit Documents, and (y) the noncompliance of such prohibition or limitation would not reasonably be expected to be adverse to the Administrative Agent or the Lenders) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Secured Obligations or restricts any Subsidiary from paying Restricted Payments to the Borrower, or which requires the consent of or notice to other Persons in connection therewith, which consent or notice has not been obtained or given on a permanent and irrevocable basis such that no further consent of or notice to such other Person is required to be given in connection with any such Lien or Restricted Payment.
Section 6.6.    Use of Proceeds. No Credit Party shall, nor shall it permit any of its Subsidiaries to use the proceeds of the Advances for any purposes other than (a) to pay a portion of the consideration in

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respect of the Augusta Drop Down, (b) to make the Repayment, (c) to pay fees and expenses incurred in connection with this Agreement, the Augusta Drop Down, the Revolving Loan Documents and the other transactions to be consummated on the Effective Date and (d) for general partnership purposes, including to make Restricted Payments permitted by Section 6.9. The permitted use of proceeds for any Advances constituting Incremental Advances shall be set forth in the applicable Incremental Agreement. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, use any part of the proceeds of Advances for any purpose which violates, or is inconsistent with, Regulations T, U, or X.
Section 6.7.    Corporate Actions; Accounting Changes.
(a)    No Credit Party shall, nor shall it permit any of its Subsidiaries to, merge or consolidate with or into any other Person, except that (i) the Borrower may merge with any of its wholly-owned Subsidiaries and any Credit Party may merge or be consolidated with or into any other Credit Party and (ii) any wholly-owned Subsidiary of the Borrower may merge with another Person in order to consummate an Acquisition or Disposition permitted under Section 6.4 or 6.8, respectively, so long as, in the case of any such permitted Acquisition, such wholly-owned Subsidiary is the surviving entity; provided that immediately after giving effect to any such proposed transaction no Default would exist and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving entity.
(b)    No Credit Party shall, nor shall it permit any of its Subsidiaries to, (i) without 10 days prior written notice to the Administrative Agent, change its name, change its state of incorporation, formation or organization, change its organizational identification number or reorganize in another jurisdiction, (ii) create or suffer to exist any Subsidiary not existing on the date of this Agreement, provided that, the Borrower may create or acquire a new Subsidiary if the Credit Parties and such new Subsidiary complies with Section 5.6 and such transactions otherwise comply with the terms of this Agreement and so long as such new Subsidiary is not a Foreign Subsidiary, (iii) without prior written notice to, and prior consent of, the Administrative Agent, amend, supplement, modify or restate their articles or certificate of incorporation or formation, limited partnership agreement (including the Partnership Agreement), bylaws, limited liability company agreements, or other equivalent organizational documents in a manner that could reasonably be expected to be materially adverse to the interests of the Administrative Agent and the Lenders, or (iv) change the method of accounting employed in the preparation of the Initial Financial Statements except in accordance with GAAP or change the fiscal year end of the Borrower unless, in each case, approved in writing by the Administrative Agent.
Section 6.8.    Sale of Assets. No Credit Party shall, nor shall it permit any of its Subsidiaries to, sell, convey, or otherwise transfer any of its assets except that (a) any Credit Party may sell inventory and convey or otherwise transfer cash, in each case in the ordinary course of business; (b) any Credit Party may sell, convey, dispose or otherwise transfer any of its assets to any other Credit Party; (c) dispositions of obsolete or worn out Property in the ordinary course of business, and dispositions of Property no longer useful or used by the Borrower and its Subsidiaries in the conduct of its business; (d) dispositions of equipment to the extent that such Property is exchanged for credit against the purchase price of similar replacement Property or the proceeds of which are reasonably promptly applied to the purchase price of such replacement Property; (e) dispositions of Liquid Investments; (f) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business; (g) leases, subleases, licenses or sublicenses or Property in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries; (h) transfers of property subject to Casualty Events, subject to the Borrower’s compliance with Section 2.3(c)(ii); (i) dispositions permitted by Sections 6.3, 6.7 and 6.9; (j) the Borrower may consummate any Equity Issuance of its equity securities or Equity Interests (including any preferred equity securities); and (k) the Borrower and its Subsidiaries may sell, convey, dispose or otherwise transfer any Properties not otherwise permitted under the preceding clauses (a) through (j); provided

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that (i) no Default has occurred and is continuing or would be caused thereby, (ii) at least 80% of the proceeds of all such sales, conveyance, dispositions and transfers shall consist of cash or Liquid Investments, (iii) the aggregate consideration received in respect of such sale, conveyance, disposition or transfer, as applicable, shall be in an amount no less than the fair market value of such Properties, and (iv) either (A) the Senior Secured Leverage Ratio, calculated on a pro forma basis after giving effect to such sale, conveyance, disposition or transfer as of the beginning of the period of four fiscal quarters most recently ended, is less than 3.50 to 1.00 or (B) the aggregate amount of all such sales, conveyance, dispositions and transfers made pursuant to this Section Section 6.8(k) in periods when the pro forma Senior Secured Leverage Ratio is equal to or greater than 3.50 to 1.00 shall not exceed an aggregate amount equal to $30,000,000.
Section 6.9.    Restricted Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries to make any Restricted Payments except that:
(a)    the Subsidiaries of the Borrower may make Restricted Payments to the holders of their Equity Interests on a pro rata basis;
(b)    so long as no Event of Default shall have occurred and be continuing, the Borrower may make repurchases of Equity Interests or payments in respect thereof not exceeding $1,000,000 in the aggregate during any fiscal year to officers, employees, consultants or members of management of the General Partner, the Borrower or its Subsidiaries (or their respective estates, heirs, family members, spouses or former spouses) upon the termination, death or disability of such Person or in connection with the exercise of stock options or similar equity incentives pursuant to management incentive plans;
(c)    so long as no Event of Default shall have occurred and be continuing, (i) if the Fixed Charge Coverage Ratio of the Borrower is at least 1.75 to 1.00, the Borrower may make cash distributions to the holders of its Equity Interests in an aggregate amount for all such cash distributions made in periods when the Fixed Charge Coverage Ratio of the Borrower is at least 1.75 to 1.00, not to exceed the sum of, without duplication (A) Available Cash for the preceding fiscal quarter plus (B) the Incremental Funds and (ii) if the Fixed Charge Coverage Ratio of the Borrower is less than 1.75 to 1.00, the Borrower may make cash distributions to the holders of its Equity Interests in an aggregate amount for all such cash distributions made in periods when the Fixed Charge Coverage Ratio of the Borrower is less than 1.75 to 1.00, not to exceed the sum of (A) $175,000,000 plus (B) the Incremental Funds;
(d)    so long as no Event of Default shall have occurred and be continuing, the Borrower may make any Restricted Payment out of the net cash proceeds of a substantially concurrent (a) capital contribution (other than from a Subsidiary of the Borrower) to the equity capital of the Borrower or (b) sale (other than to a Subsidiary of the Borrower) of, Equity Interests of the Borrower, with a sale being deemed substantially concurrent if such Restricted Payment occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment pursuant to this Section 6.9(d) will, to the extent included therein, be excluded or deducted from the calculation of Incremental Funds for purposes of Section 6.9(c);
(e)    so long as no Event of Default shall have occurred and be continuing, the Borrower may make any Restricted Payment consisting of cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible or exchangeable for Equity Interests of the Borrower; and
(f)    so long as no Event of Default shall have occurred and be continuing, Borrower may make any Restricted Payment in an aggregate amount for all such Restricted Payments made pursuant to this Section 6.9(e) not to exceed $20,000,000.

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Section 6.10.    Affiliate Transactions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates which are not Credit Parties unless such transaction or series of transactions is on terms no less favorable to the Borrower or any Subsidiary, as applicable, than those that could be obtained in a comparable arm’s length transaction with a Person that is not such an affiliate except for (a) the Restricted Payments permitted under Section 6.9, (b) reasonable and customary director, officer and employee compensation, including bonuses and severance (which compensation may be paid to affiliates of such directors, officers and employees at the direction of the applicable director, officer or employee), indemnification and other benefits (including retirement, health, stock option and other benefit plans), (c) reasonable and customary Equity Investor indemnification, (d) the payment of reasonable and customary reimbursement of out of pocket expenses of Equity Investors and directors of the General Partner, the Borrower and its Subsidiaries, (e) any Drop Down Acquisition approved by the Conflicts Committee (as such term is defined in the Partnership Agreement) of the General Partner, (f) payments or transactions pursuant to the Partnership Agreement, (g) transactions effected in accordance with the terms of indemnification, omnibus and other agreements with Hi-Crush Proppants and its affiliates which are publicly filed with the SEC, (h) the transactions set forth on Schedule 6.10, and (i) the issuance by the Borrower of Equity Interests to any Affiliate (other than to a Subsidiary of the Borrower) or the receipt by the Borrower of any equity contributions from an Affiliate (other than from a Subsidiary of the Borrower).
Section 6.11.    Line of Business. No Credit Party shall, and shall not permit any of its Subsidiaries to, change the character of the Borrower’s and its Subsidiaries collective business as conducted on the Effective Date, or engage in any type of business not reasonably related to the Borrower’s and its Subsidiaries collective business as presently and normally conducted.
Section 6.12.    Hazardous Materials. No Credit Party (a) shall, nor shall it permit any of its Subsidiaries to, create, handle, transport, use, or dispose of any Hazardous Substance or Hazardous Waste, except in the ordinary course of its business and except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or in any liability to the Lenders or the Administrative Agent, and (b) shall, nor shall it permit any of its Subsidiaries to, Release any Hazardous Substance or Hazardous Waste into the Environment and shall not permit any Credit Party’s or any Subsidiary’s Property to be subjected to any Release of Hazardous Substance or Hazardous Waste, except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or in any liability on the Lenders or the Administrative Agent.
Section 6.13.    Compliance with ERISA. Except for matters that individually or in the aggregate could not reasonably be expected to cause a Material Adverse Change, no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly: (a) engage in any transaction in connection with which the Borrower or any Subsidiary could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any member of the Controlled Group to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any member of the Controlled Group to the PBGC; (c) fail to make, or permit any member of the Controlled Group to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or member of the Controlled Group is required to pay as contributions thereto; (d) permit to exist, or allow any Subsidiary or any member of the Controlled Group

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to permit to exist, any accumulated funding deficiency (or unpaid minimum required contribution for plan years after December 31, 2007) within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan; (e) permit, or allow any member of the Controlled Group to permit, the actuarial present value of the benefit liabilities (as “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA) under any Plan that is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an obligation to contribute to, or permit any member of the Controlled Group to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (g) acquire, or permit any member of the Controlled Group to acquire, an interest in any Person that causes such Person to become a member of the Controlled Group if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (h) incur, or permit any member of the Controlled Group to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; or (i) contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any liability.
Section 6.14.    Sale and Leaseback Transactions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter the Borrower or a Subsidiary shall lease as lessee such Property or any part thereof or other Property which the Borrower or a Subsidiary intends to use for substantially the same purpose as the Property sold or transferred.
Section 6.15.    Limitation on Hedging. No Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedging Arrangement for speculative purposes; or (b) be party to or otherwise enter into any Hedging Arrangement which (i) is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s or its Subsidiaries’ operations, or (ii) obligates the Borrower or any of its Subsidiaries to any margin call requirements or otherwise requires the Borrower or any of its Subsidiaries to put up money, assets or other security (other than unsecured letters of credit). Furthermore, no Credit Party shall, nor shall it permit any of its Subsidiaries be party to or otherwise enter into any Hedging Arrangement which relate to interest rates if (A) such Hedging Arrangement relate to payment obligations on Debt which is not permitted to be incurred under Section 6.1 above, (B) the aggregate notional amount of all such Hedging Arrangements exceeds 100% of the anticipated outstanding principal balance of the Debt to be hedged by such Hedging Arrangements or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract, (C) such Hedging Arrangement is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the Hedging Arrangement is made is rated lower than A by S&P or A2 by Moody’s, or (D) the floating rate index of such Hedging Arrangement does not generally match the index used to determine the floating rates of interest on the corresponding Debt to be hedged by such Hedging Arrangement.

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Section 6.16.    Landlord Agreements. No Credit Party shall, nor shall it permit any of its Subsidiaries to (a) hold, store or otherwise maintain any equipment or inventory that is intended to constitute Collateral pursuant to the Security Documents at premises which are not owned by a Credit Party and located in the U.S. unless (i) such equipment is located at the job site under which such equipment is then currently under contract, (ii) such equipment or inventory is located at premises within the U.S. that are not owned by a Credit Party and with respect to which such Credit Party has used commercially reasonable efforts to obtain a lien waiver or subordination agreement in form and substance satisfactory to the Administrative Agent, (iii) such equipment is office equipment, (iv) such equipment or inventory is in transit or being temporarily stored for the purposes of being transported, (v) such equipment is off location for servicing, repairs or modification, (vi) such equipment is being held for delivery, or (vii) the value of all equipment and inventory located at any individual location which is not owned by a Credit Party and with respect to which a Credit Party has not used commercially reasonable efforts to obtain a lien waiver or subordination agreement in form and substance reasonably satisfactory to the Administrative Agent does not exceed $500,000, or (b) after the date hereof, enter into any new verbal or written leases for premises with any Person who has not executed a lien waiver or subordination agreement in form and substance satisfactory to the Administrative Agent unless the equipment or inventory located on such premises would fall under any of the provisions in the foregoing clause (a).
Section 6.17.    Operating Leases. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any lease that constitutes an operating lease under GAAP if the obligations of a Credit Party or such Subsidiary as lessee under such lease would cause its lease payments (excluding payments for taxes, insurance, and other non-rental expenses to the extent not included within the stated amount of the rental payments under such lease) in respect of all such leases entered into by the Borrower and its Subsidiaries to exceed the greater of (i) $30,000,000 and (ii) 10% of Consolidated Total Assets during any fiscal year of the Borrower.
Section 6.18.    Prepayment of Certain Debt. No Credit Party shall, nor shall it permit any of its Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (a) the prepayment of the Obligations in accordance with the terms of this Agreement, (b) the prepayment of the obligations under the Revolving Loan Documents in accordance with the terms thereof, (c) regularly scheduled or required repayments or redemptions of Permitted Debt (other than Permitted Subordinated Debt and Debt permitted under Section 6.1(b)) and refinancings and refundings of such Permitted Debt so long as such refinancings and refundings would otherwise comply with Section 6.1, and (d) so long as no Event of Default exists or would result therefrom, other prepayments of Permitted Debt not described in the immediately preceding clauses (a) and (b), but specifically excluding any prepayments, redemptions, purchases, defeasance, or other satisfaction of Permitted Subordinated Debt. No Credit Party shall, nor shall it permit any of its Subsidiaries to, make any payments of principal, interest, fees or other amounts with respect to Permitted Subordinated Debt except as permitted under the applicable Subordination Agreement.
Section 6.19.    Amendment of Subordinated Debt or Revolving Loan. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend, restate, supplement or otherwise modify any agreement governing Permitted Subordinated Debt or Revolving Loan Documents, in each case in a manner materially adverse to the interests of the Administrative Agent or the Lenders, without the prior written consent of the Majority Lenders.
ARTICLE 7
DEFAULT AND REMEDIES

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Section 7.1.    Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement and any other Credit Document:
(a)    Payment Failure. Any Credit Party (i) fails to pay any principal when due under this Agreement or (ii) fails to pay, within five Business Days of when due, any interest or any other amount due under this Agreement or any other Credit Document, including payments of fees, reimbursements, and indemnifications;
(b)    False Representation or Warranties. Any representation or warranty made or deemed to be made by any Credit Party or any officer thereof in this Agreement, in any other Credit Document or in any certificate delivered in connection with this Agreement or any other Credit Document is incorrect, false or otherwise misleading in any material respect at the time it was made or deemed made;
(c)    Breach of Covenant. (i) Any breach by any Credit Party of any of the covenants in Section 5.1(a), Section 5.2(c) or Article 6 (other than Sections 6.12, 6.13 or 6.16) of this Agreement or (ii) any breach by any Credit Party of any other covenant contained in this Agreement or any other Credit Document and such breach shall remain unremedied for a period of thirty (30) days following the earlier of (A) the date on which Administrative Agent gave notice of such failure to Borrower and (B) the date any Responsible Officer of the Borrower or any Subsidiary acquires actual knowledge of such failure (such grace period to be applicable only in the event such Default can be remedied by corrective action of the Borrower or any Subsidiary);
(d)    Guaranties. Any provisions in the Guaranties shall at any time (before its expiration according to its terms) and for any reason cease to be in full force and effect and valid and binding on the Guarantors party thereto or shall be contested by any party thereto; any Guarantor shall deny it has any liability or obligation under such Guaranties;
(e)    Security Documents. Any Security Document shall at any time and for any reason cease to create an Acceptable Security Interest in Collateral with a fair value in excess of $1,000,000 in the aggregate purported to be subject to such agreement in accordance with the terms of such agreement or any material provisions thereof shall cease to be in full force and effect and valid and binding on the Credit Party that is a party thereto or any such Person shall so state in writing (unless released or terminated pursuant to the terms of such Security Document), except as a result of the failure by the Collateral Agent (or the Revolving Agent as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement) to (i) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (ii) file UCC continuation statements;
(f)    Cross-Default. (i) The Borrower or any Guarantor shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $10,000,000 individually or when aggregated with all such Debt of the Borrower and the Subsidiaries so in default (but excluding Debt hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) the Borrower or any Guarantor shall fail to pay any principal with respect to the obligations outstanding under the Revolving Loan Documents when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the Revolving Credit Agreement; (iii) any default of the type set forth in Section 7.1(g) of the Revolving Credit Agreement shall have occurred and be continuing; (iv) any other event shall occur or condition shall exist under the Revolving Loan Documents, and shall continue after the applicable

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grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate such Debt prior to the stated maturity thereof; and (v) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt (but excluding Debt under the Revolving Loan Documents) which is outstanding in a principal amount of at least $10,000,000 individually or when aggregated with all such Debt of the Borrower and the Subsidiaries so in default (other than Debt hereunder), and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt prior to the stated maturity thereof; provided that, for purposes of this paragraph (f), the “principal amount” of the obligations in respect of Hedging Arrangements at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Hedging Arrangements were terminated at such time;
(g)    Bankruptcy and Insolvency. Any Credit Party (i) admits in writing its inability to pay its debts generally as they become due; makes an assignment for the benefit of its creditors; consents to or acquiesces in the appointment of a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; files a petition under bankruptcy or other laws for the relief of debtors; or consents to any reorganization, arrangement, workout, liquidation, dissolution, or similar relief or (ii) shall have had, without its consent: any court enter an order appointing a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; any petition filed against it seeking reorganization, arrangement, workout, liquidation, dissolution or similar relief under bankruptcy or other laws for the relief of debtors and such petition shall not be dismissed, stayed, or set aside for an aggregate of 60 days, whether or not consecutive;
(h)    Settlements; Adverse Judgment. The Borrower or any of its Subsidiaries enters into a settlement of any claim against any of them when a suit has been filed or suffers final judgments against any of them since the date of this Agreement in an aggregate amount, less (x) any insurance proceeds covering such settlements or judgments which are received or as to which the insurance carriers have not denied liability and (y) with respect to settlements, any portion of such settlement not required to be paid in cash during the term of this Agreement, greater than $10,000,000 and, in the case of final judgments, either (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgments, by reason of a pending appeal or otherwise, shall not be in effect;
(i)    Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, such Termination Event shall not have been corrected and shall have created and caused to be continuing a material risk of Plan termination or liability for withdrawal from the Plan as a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), which termination could reasonably be expect to result in a liability of, or liability for withdrawal could reasonably be expected to be, greater than $7,500,000;
(j)    Plan Withdrawals. The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and such withdrawing employer shall have incurred a withdrawal liability in an annual amount exceeding $5,000,000;
(k)    Credit Documents. Any material provision of any Credit Document, except to the extent permitted by the terms thereof, shall for any reason cease to be valid and binding on the Borrower or a Guarantor or any of their respective Subsidiaries or any such Person shall so state in writing;

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(l)    Subordination Agreement. Any material provision of any Subordination Agreement shall cease to be in full force and effect or shall be declared null and void by any court or the validity or enforceability thereof shall be contested or challenged in any court by any holder of any Permitted Subordinated Debt; or
(m)    Change in Control. The occurrence of a Change in Control.
Section 7.2.    Optional Acceleration of Maturity. If any Event of Default shall have occurred and be continuing, then, and in any such event,
(a)    the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare that the obligation of each Lender to make Advances shall be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Notes, all accrued and unpaid interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by each of the Credit Parties, and
(b)    the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranty, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.
Section 7.3.    Automatic Acceleration of Maturity. If any Event of Default pursuant to Section 7.1(g) shall occur,
(a)    the obligation of each Lender to make Advances shall immediately and automatically be terminated and the Notes, all accrued and unpaid interest on the Notes, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by each of the Credit Parties, and
(b)    the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranty, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.
Section 7.4.    Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 7.2 to authorize the Administrative Agent to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of Section 7.2 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to Section 7.3, the Administrative Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or such Lender to or for the credit or the account of any Credit Party against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Notes held by the Administrative Agent or such Lender, and the other Credit Documents, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement, such Note, or such other Credit Documents, and although such obligations may be unmatured. Each Lender agrees to promptly notify the Borrower after any such set off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of the Administrative Agent and each Lender under this Section 7.4 are in addition to any other

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rights and remedies (including other rights of set off) which the Administrative Agent or such Lender may have.
Section 7.5.    Remedies Cumulative, No Waiver. No right, power, or remedy conferred to any Lender in this Agreement or the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to any Lender in this Agreement and the Credit Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy. Any Lender may cure any Event of Default without waiving the Event of Default. No notice to or demand upon the Borrower or any other Credit Party shall entitle the Borrower or any other Credit Party to similar notices or demands in the future.
Section 7.6.    Application of Payments. Prior to an Event of Default, all payments made hereunder shall be applied by the Administrative Agent as directed by the Borrower, but subject to the terms of this Agreement, including the application of prepayments according to Section 2.3 and Section 2.10. During the existence of an Event of Default, subject to the Intercreditor Agreement, all payments and collections received by the Administrative Agent shall be applied to the Secured Obligations in accordance with Section 2.10 and otherwise in the following order:
FIRST, to the payment of all documented out-of-pocket costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Credit Document) in connection with and pursuant to the terms of any Credit Document, the repayment of all advances made by the Administrative Agent as secured party hereunder or under any other Credit Document on behalf of any Credit Party and any other costs or expenses incurred by the Administrative Agent in connection with the exercise of any right or remedy hereunder or under any other Credit Document;
SECOND, to the payment of all accrued and unpaid interest constituting part of the Secured Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements, the Swap Counterparties and to the extent applicable to Banking Services Obligations, the Lenders or their Affiliates that is owed such obligations) pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution);
THIRD, to the payment of any then due and owing principal constituting part of the Secured Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements, the Swap Counterparties and to the extent applicable to Banking Services Obligations, the Lenders or their Affiliates that is owed such obligations) pro rata in accordance with the principal amounts of the Obligations owed to them on the date of any such distribution), and when applied to make distributions by the Administrative Agent to pay the principal amount of the outstanding Borrowings, pro rata to the Lenders;
FOURTH, to the payment of any then due and owing other amounts (including fees and expenses) constituting part of the Secured Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements, the Swap Counterparties and to the extent applicable to Banking Services Obligations, the Lenders or its Affiliate that is owed such obligations) pro rata in accordance with such amounts owed to them on the date of any such distribution), and when applied to make distributions by the Administrative

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Agent to pay such amounts payable to the Lenders under this Credit Agreement, pro rata to the Lenders; and
FIFTH, to the Credit Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
ARTICLE 8
THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT
Section 8.1.    Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent to act as its agent under this Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Administrative Agent and/or the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent and the Collateral Agent (which terms as used in this sentence and in Section 8.5 and the first sentence of Section 8.6 shall include each of their respective Affiliates and their own and each of their respective Affiliates’ officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the Property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document unless requested by the Majority Lenders in writing and it receives indemnification satisfactory to it from the Lenders; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Administrative Agent and the Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by the Administrative Agent or the Collateral Agent, as applicable, with reasonable care.
Section 8.2.    Reliance by Administrative Agent and Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent and the Collateral Agent may deem and treat the payee of any Notes as the holder thereof for all purposes hereof unless and until the Administrative Agent or the Collateral Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 9.7. As to any matters not expressly provided for by this Agreement, neither the Administrative Agent nor the Collateral Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that exposes the Administrative Agent or the Collateral Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first

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be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.
Section 8.3.    Defaults. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent or the Collateral Agent, as applicable, has received written notice from a Lender or the Borrower specifying such Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent or the Collateral Agent receives such a notice of the occurrence of a Default, the Administrative Agent or the Collateral Agent, as applicable, shall give prompt notice thereof to the Lenders. The Administrative Agent and the Collateral Agent shall (subject to Section 8.2) take such action with respect to such Default as shall reasonably be directed by the Majority Lenders, provided that, unless and until the Administrative Agent or the Collateral Agent shall have received such directions, the Administrative Agent and the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders.
Section 8.4.    Rights as Lender. With respect to its Commitments and the Advances made by it, Morgan Stanley (and any successor acting as Administrative Agent or Collateral Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent or the Collateral Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include each of the Administrative Agent and the Collateral Agent in its individual capacity. Morgan Stanley (and any successor acting as Administrative Agent or Collateral Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent or Collateral Agent, and Morgan Stanley (and any successor acting as Administrative Agent or Collateral Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.
Section 8.5.    Indemnification. THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT, THE ARRANGERS, THE COLLATERAL AGENT AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE ADVANCES THEN HELD BY EACH OF THEM (OR IF NO PRINCIPAL OF THE ADVANCES IS AT THE TIME OUTSTANDING, RATABLY ACCORDING TO THE RESPECTIVE AMOUNTS OF THE COMMITMENTS THEN HELD BY EACH OF THEM, OR, IF NO SUCH PRINCIPAL AMOUNTS ARE THEN OUTSTANDING AND NO COMMITMENTS ARE THEN EXISTING, RATABLY ACCORDING TO THE COMMITMENTS HELD BY EACH OF THEM IMMEDIATELY PRIOR TO THE TERMINATION OR EXPIRATION THEREOF), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT, THE ARRANGERS OR THE COLLATERAL AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT, THE ARRANGERS OR THE COLLATERAL AGENT UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE ADMINISTRATIVE AGENT), AND INCLUDING ENVIRONMENTAL LIABILITIES, PROVIDED THAT NO LENDER SHALL BE LIABLE

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FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT’S, THE ARRANGERS' OR THE COLLATERAL AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT, THE ARRANGERS AND THE COLLATERAL AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (DETERMINED AS SET FORTH ABOVE IN THIS PARAGRAPH) OF ANY OUT OF POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT, THE ARRANGERS OR THE COLLATERAL AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT, THE ARRANGERS AND THE COLLATERAL AGENT ARE NOT REIMBURSED FOR SUCH BY THE BORROWER.
Section 8.6.    Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the other Credit Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder and for other information in the Administrative Agent’s possession which has been requested by a Lender and for which such Lender pays the Administrative Agent’s expenses in connection therewith, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.
Section 8.7.    Resignation of Administrative Agent and Collateral Agent. The Administrative Agent or the Collateral Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon receipt of notice of any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent or Collateral Agent with, so long as no Event of Default has occurred and is continuing, the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Administrative Agent or Collateral Agent shall have been so appointed by the Majority Lenders with the consent of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s or Collateral Agent’s giving of notice of resignation, then the retiring Administrative Agent or Collateral Agent may, on behalf of the Lenders and the Borrower (subject to consultation with the Borrower), appoint a successor Administrative Agent or Collateral Agent, which shall be, in the case of a successor agent, a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000; provided that, if the Administrative Agent or Collateral Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Credit Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the retiring Administrative Agent shall instead be made by or to each Lender directly, until such time as the

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Majority Lenders appoint a successor Administrative Agent or Collateral Agent, as applicable, as provided for above in this paragraph. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent by a successor Administrative Agent or Collateral Agent, such successor Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Credit Documents. After any retiring Administrative Agent’s or Collateral Agent’s resignation as Administrative Agent or Collateral Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent under this Agreement and the other Credit Documents.
Section 8.8.    Collateral Matters.
(a)    The Administrative Agent is authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from such Secured Parties, from time to time, to take any actions with respect to any Collateral or Security Documents which may be necessary to perfect and maintain the Liens upon the Collateral granted pursuant to the Security Documents. The Administrative Agent is further authorized (but not obligated) on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Credit Documents or applicable Legal Requirements. By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party hereby agrees to the terms of this paragraph (a).
(b)    The Lenders hereby, and any other Secured Party by accepting the benefit of the Liens granted pursuant to the Security Documents, irrevocably authorize the Administrative Agent to (i) release any Lien granted to or held by the Administrative Agent upon any Collateral (a) upon termination of this Agreement, termination of all Hedging Agreements with such Persons (other than Hedging Agreements as to which arrangements satisfactory to the applicable counterparty in its sole discretion have been made), and the payment in full of all outstanding Advances and all other Secured Obligations payable under this Agreement and under any other Credit Document; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted under this Agreement or any other Credit Document; (c) constituting property in which no Credit Party owned an interest at the time the Lien was granted or at any time thereafter; or (d) constituting property leased to any Credit Party under a lease which has expired or has been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended; and (ii) release a Guarantor from its obligations under a Guaranty and any other applicable Credit Document if such Person ceases to be a Subsidiary as a result of a transaction permitted under this Agreement. Upon the request of the Administrative Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.8.
(c)    Notwithstanding anything contained in any of the Credit Documents to the contrary, the Credit Parties, the Administrative Agent, and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Documents may be exercised solely by Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof and the other Credit Documents. By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party not party hereto hereby agrees to the terms of this paragraph (c).

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Section 8.9.    No Other Duties, etc. Anything herein to the contrary notwithstanding, the Syndication Agent and Arrangers listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Collateral Agent hereunder.
Section 8.10.    Flood Laws. The Administrative Agent has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). Upon request of any Lender, the Administrative Agent will provide to such Lender any documents that the Administrative Agent receives in connection with the Flood Laws. Notwithstanding the foregoing, each Lender and participant is responsible for assuring its own compliance with requirements under Flood Laws.
Section 8.11.    Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.
ARTICLE 9
MISCELLANEOUS
Section 9.1.    Costs and Expenses. The Borrower agrees to pay promptly (and in any event within ten (10) days after written demand therefor (accompanied by detailed invoices)):
(a)    all reasonable and documented out-of-pocket costs and expenses of Administrative Agent (but not of other Lenders) in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the Notes, and the other Credit Documents including costs associated with field examinations, appraisals, and the reasonable fees and out of pocket expenses of one outside counsel for Administrative Agent (but not of other Lenders), and one local counsel for Administrative Agent (but not of other Lenders) in each relevant jurisdiction, with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, and
(b)    all reasonable and documented out-of-pocket costs and expenses, if any, of the Administrative Agent and the Lenders (including fees and expenses of one outside counsel for the Administrative Agent and the Lenders and, if reasonably necessary, one local counsel in each relevant jurisdiction for the Administrative Agent and the Lenders and, in the case of an actual or perceived conflict of interest, one additional counsel for each affected party) in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement, the Notes, and the other Credit Documents.
Section 9.2.    Indemnification; Waiver of Damages.

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(e)    INDEMNIFICATION. EACH CREDIT PARTY HERETO AGREES TO, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, THE ARRANGERS, THE COLLATERAL AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS, PARTNERS, ADMINISTRATORS, TRUSTEES, CONTROLLING PERSONS AND MEMBERS OF EACH OF THE FOREGOING (EACH, AN “INDEMNITEE”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING REASONABLE AND DOCUMENTED FEES, DISBURSEMENTS AND OTHER CHARGES OF ONE PRIMARY COUNSEL FOR THE INDEMNITEES COLLECTIVELY AND, IF REASONABLY NECESSARY, ONE LOCAL COUNSEL IN EACH RELEVANT JURISDICTION FOR THE INDEMNITEES AND, IN THE CASE OF AN ACTUAL OR PERCEIVED CONFLICT OF INTEREST, ONE ADDITIONAL COUNSEL FOR EACH AFFECTED INDEMNITEE) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNITEE, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) (i) THE CREDIT DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE ADVANCES OR (ii) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS SUBSTANCE ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL CLAIM RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE APPLICABLE INDEMNITEE, EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM (i) SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (ii) ANY PROCEEDING THAT DOES NOT INVOLVE AN ACT OR OMISSION BY ANY CREDIT PARTIES AND THAT IS BROUGHT BY ONE INDEMNITEE AGAINST ANY OTHER INDEMNITEE (OTHER THAN ANY CLAIMS BROUGHT AGAINST THE ADMINISTRATIVE AGENT, COLLATERAL AGENT OR ANY ARRANGER IN THEIR RESPECTIVE CAPACITIES OR FULFILLING THEIR RESPECTIVE ROLES AS AN ARRANGER OR AGENT OR ANY SIMILAR ROLE IN CONNECTION WITH THE CREDIT DOCUMENTS). IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 9.2 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY ANY CREDIT PARTY, ITS AFFILIATES, DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNITEE OR ANY OTHER PERSON OR ANY INDEMNITEE IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. NO CREDIT PARTY SHALL BE LIABLE FOR ANY SETTLEMENT OF ANY PROCEEDING REFERRED TO IN THIS SECTION 9.2 EFFECTED WITHOUT BORROWER’S WRITTEN CONSENT (SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD OR DELAYED); PROVIDED, HOWEVER, THAT THE CREDIT PARTIES SHALL INDEMNIFY THE INDEMNITEES FROM AND AGAINST ANY LOSS OR LIABILITY BY REASON OF SUCH SETTLEMENT IF (i) SUCH PROCEEDING WAS SETTLED WITH THE WRITTEN CONSENT OF BORROWER OR (ii) IF THERE IS A FINAL AND NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION FOR THE PLAINTIFF IN THE RELEVANT PROCEEDING. NO CREDIT PARTY SHALL, WITHOUT THE PRIOR WRITTEN CONSENT OF EACH INDEMNITEE AFFECTED THEREBY (WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD), SETTLE ANY THREATENED OR PENDING CLAIM OR ACTION THAT WOULD GIVE RISE TO THE RIGHT OF ANY INDEMNITEE TO CLAIM INDEMNIFICATION HEREUNDER

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UNLESS SUCH SETTLEMENT (X) INCLUDES A FULL AND UNCONDITIONAL RELEASE OF ALL LIABILITIES ARISING OUT OF SUCH CLAIM OR ACTION AGAINST SUCH INDEMNITEE AND (Y) DOES NOT INCLUDE ANY STATEMENT AS TO OR AN ADMISSION OF FAULT, CULPABILITY OR FAILURE TO ACT BY OR ON BEHALF OF ANY INDEMNITEE. THIS SECTION 9.2 SHALL NOT APPLY TO TAXES OTHER THAN TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.
(b)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Credit Party shall assert, agrees not to assert, and hereby waives, any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof. No Indemnitee referred to in subsection (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction. In no event shall any Credit Party be liable for any indirect, special, punitive or consequential damages; provided that nothing contained in this paragraph shall limit the indemnity and reimbursement obligations of the Credit Parties to the extent such indirect, special, punitive or consequential damages are included in any third party claim with respect to which the applicable Indemnified Person is entitled to indemnification hereunder.
(c)    Payments. All payments required to be made under this Section 9.2 shall be made within 10 days of demand therefor.
(d)    Survival. Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 9.2 shall survive the termination of this Agreement, the termination of all Commitments, and the payment in full of the Advances and all other amounts payable under this Agreement.
Section 9.3.    Waivers and Amendments. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document (other than the Fee Letter), nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:
(a)    no amendment, waiver, or consent shall, unless in writing and signed by all the affected Lenders and the Borrower, do any of the following: (i) waive any of the conditions specified in Section 3.1, (ii) reduce any principal, interest, fees or other amounts payable hereunder or under any other Credit Document (provided that the waiver of default interest shall only require the consent of the Majority Lenders), (iii) postpone or extend any date fixed for any payment of any principal, interest, fees or other amounts payable hereunder, including the Maturity Date (it being understood and agreed that a waiver of a mandatory prepayment shall only require the consent of the Majority Lenders), (iv) amend Section 2.10(e), Section 7.6, this Section 9.3 or any other provision in any Credit Document which expressly requires the consent of, or action or waiver by, all of the Lenders, amend the definition of “Majority Lenders”, or change the number of Lenders which shall be required for the Lenders to take any action hereunder or under any other Credit Document, or (v) except as specifically provided in the Credit Documents and as a result of transactions

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permitted by the terms of this Agreement, release any Guarantor from its obligation under any Guaranty or release all or a material portion of the Collateral;
(b)    no Commitment of a Lender or any obligations of a Lender may be increased without such Lender’s written consent; and
(c)    no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document.
Section 9.4.    Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.
Section 9.5.    Survival of Representations and Obligations. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Credit Parties in connection herewith shall survive the execution and delivery of this Agreement and the other Credit Documents, the making of the Advances and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties. All obligations of the Borrower or any other Credit Party provided for in Sections 2.8, 2.9, 2.11(c), 9.1 and 9.2 and all of the obligations of the Lenders in Section 8.5 shall survive any termination of this Agreement and repayment in full of the Obligations.
Section 9.6.    Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent, and when the Administrative Agent shall have, as to each Lender, either received a counterpart hereof executed by such Lender or been notified by such Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, and each Lender and their respective successors and permitted assigns, except that neither the Borrower nor any other Credit Party shall have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender.
Section 9.7.    Lender Assignments and Participations.
(a)    Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Advances, its Notes, and its Commitments); provided, however, that (i) each such assignment shall be to an Eligible Assignee; (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $1,000,000 unless the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents to a lower amount (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have consented to such lower amount unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; (iii) each assignment of a Lender’s rights and obligations with respect to Advances and its Commitments shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement as a Lender and the Notes (other than rights of reimbursement and indemnity arising before the effective date of such assignment); and (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, together with any Notes subject to such assignment and the assignor or assignee

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Lender shall pay a processing fee of $3,500; provided that such processing fee shall not be required for the initial assignments made by Morgan Stanley as a Lender in connection with the initial syndication of its Commitments hereunder and such processing fee may be waived at the sole discretion of the Administrative Agent. Upon execution, delivery, and acceptance of such Assignment and Acceptance or Affiliated Lender Assignment and Acceptance and payment of the processing fee, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section 9.7, the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if requested, new Notes are issued to the assignor and the assignee. The assignee shall deliver to the Borrower and the Administrative Agent any applicable forms or certifications in accordance with Section 2.11(e).
(b)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower for tax purposes, shall maintain at its address referred to in Section 9.9 a copy of each Assignment and Acceptance or Affiliated Lender Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount (and stated interest) of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and, with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice, provided that the information contained in the Register which is shared with each Lender (other than the Administrative Agent and its affiliates) shall be limited to the entries with respect to such Lender including the Commitment of, or principal amount of and stated interest on the Advances owing to such Lender.
(c)    Upon its receipt of an Assignment and Acceptance or Affiliated Lender Assignment and Acceptance executed by the parties thereto, together with any Notes subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance or Affiliated Lender Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.
(d)    Each Lender may sell participations to one or more Persons in all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Commitments or its Advances) provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 2.8 and 2.9 (but with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and the right of set-off contained in Section 7.4, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Advances and its Notes and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, waivers, increases in Advances or Commitments of such participant, decreasing the amount of principal of or the rate at which interest is payable on such Advances or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Advances or Notes, extending its Commitment or releases of all or substantially all of the value of the Guaranty or all or substantially all of the Collateral other than in accordance with the terms of the Credit Documents). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary

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agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of the following Section 9.8.
(g)    Subject to the other provisions of this Section 9.7 and the provisions of Section 9.22, any Affiliated Lender may purchase or sell outstanding Advances from the Effective Date until the Business Day immediately preceding the Maturity Date, on the following basis:
(i)    any such purchase or sale of Advances shall be consummated as an assignment otherwise in accordance with the provisions of this Section 9.7 and pursuant to an Affiliated Lender Assignment and Acceptance in lieu of an Assignment and Acceptance (it being understood and agreed that any such purchase or sale of Advances that does not comply with this Section 9.7 and Section 9.22 shall not be effective as an assignment hereunder);
(ii)    any such purchase of Advances may be made by the applicable Affiliated Lender from time to time from one or more Lenders of such Affiliated Lender’s choosing and need not be made from all Lenders; and
(iii)    at the time of purchase, the aggregate principal amount of the Advances held by all Affiliated Lenders shall not exceed 25.0% of the total Advances outstanding at any time.
Section 9.8.    Confidentiality. The Administrative Agent and each Lender (each a “Lending Party”) agree to keep confidential any information furnished or made available to it by any Credit Party pursuant to this Agreement and identified by such Credit Party as proprietary or confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party for purposes of administering, negotiating, considering, processing, implementing, syndicating, assigning, or evaluating the credit facilities provided herein and the transactions contemplated hereby or any Hedging Arrangement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and will be

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instructed to keep such information confidential), (b) to any other Person if directly incidental to the administration of the credit facilities provided herein (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and will be instructed to keep such information confidential), (c) as required by any Legal Requirement (with, to the extent permitted by applicable law, prompt notice to the Borrower), (d) upon the order of any court or administrative agency (with, to the extent permitted by applicable law, prompt notice to the Borrower), (e) upon the request or demand of any regulatory agency or authority having jurisdiction or purporting to have jurisdiction over such Lending Party (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (f) that is or becomes available to the public (other than as a result of a breach of this Section by such Lending Party) or that is or becomes available to any Lending Party on a non-confidential basis as a result of a disclosure by any Person other than a Credit Party, (g) in connection with any litigation relating to this Agreement or any other Credit Document to which such Lending Party or any of its Affiliates may be a party (with, to the extent permitted by applicable law, prompt notice to the Borrower), (h) to the extent necessary in connection with the exercise of any right or remedy under this Agreement or any other Credit Document, (i) to any actual or proposed participant or Eligible Assignee, in each case, subject to provisions similar to those contained in this Section 9.8 and, in the event such participant or Eligible Assignee is a direct competitor of the Borrower or its Subsidiaries and no Event of Default has occurred and is continuing, with the prior written consent of the Borrower, (j) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided herein, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided herein, or (iii) any credit insurer, and (k) with the consent of the Borrower. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, nothing in this Agreement shall (a) restrict any Lending Party from providing information to any bank or other regulatory or governmental authorities, including the Federal Reserve Board and its supervisory staff; (b) require or permit any Lending Party to disclose to any Credit Party that any information will be or was provided to the Federal Reserve Board or any of its supervisory staff; or (c) require or permit any Lending Party to inform any Credit Party of a current or upcoming Federal Reserve Board examination or any nonpublic Federal Reserve Board supervisory initiative or action. In the event that any of the terms of this Section 9.8 conflict with any non-disclosure agreement executed by a Lending Party prior to the date hereof, then the terms of this Section 9.8 shall govern and control.
Section 9.9.    Notices, Etc.
(a)    Except as provided in paragraph (b) below, all notices and other communications (other than Notices of Borrowing and Notices of Continuation or Conversion, which are governed by Article 2 of this Agreement) shall be in writing and hand delivered with written receipt, telecopied, sent by facsimile (with a hard copy sent as otherwise permitted in this Section 9.9), sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested as follows: if to a Credit Party, as specified on Schedule I, if to the Administrative Agent at its credit contact specified under its name on Schedule I, and if to any Lender at is credit contact specified in its Administrative Questionnaire. Each party may change its notice address by written notification to the other parties. All such notices and communications shall be effective when delivered, except that notices and communications to any Lender pursuant to Article 2 shall not be effective until received and, in the case of telecopy, such receipt is confirmed by such Lender verbally or in writing. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effect as provided in said paragraph (b).
(b)    Notices and other communications to the Administrative Agent and each Lender hereunder may be delivered or furnished by electronic communication (including e-mail, internet or intranet websites)

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pursuant to procedures approved by the Administrative Agent; provided that (x) such communication is followed promptly by an original delivered in accordance with paragraph (a) above and (y) the foregoing shall not apply to notices to the Administrative Agent or any Lender pursuant to Article 2 if such person has notified the Borrower that it is incapable of receiving notices under such article by electronic communication. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon sender’s receipt of an acknowledgment from the recipient (such as by the “Return Receipt Requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (1) of notification that such notice or communication is available and identifying the website address therefor.
Section 9.10.    Usury Not Intended. It is the intent of each Credit Party and each Lender in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable laws of the State of Texas, if any, and the United States of America from time to time in effect. In furtherance thereof, the Lenders and the Credit Parties stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes of this Agreement “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Credit Parties and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.
Section 9.11.    Usury Recapture. In the event the rate of interest chargeable under this Agreement at any time is greater than the Maximum Rate, the unpaid principal amount of the Advances shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Advances equals the amount of interest which would have been paid or accrued on the Advances if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Advances, the total amount of interest paid or accrued under the terms of this Agreement and the Advances is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Advances if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Advances if the rates

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of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Advances. In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Advances, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.
Section 9.12.    Governing Law; Service of Process. THIS AGREEMENT, THE NOTES AND THE OTHER CREDIT DOCUMENTS (UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.9. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 9.13.    Submission to Jurisdiction. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN THE COURTS OF ANY JURISDICTION.
Section 9.14.    Waiver of Venue. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN SECTION 9.13. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
Section 9.15.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED,

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EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.16.    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Section 9.17.    Subordination Agreements. The Administrative Agent is hereby authorized on behalf of the Lenders to enter into the Subordination Agreements. A copy of each such Subordination Agreement will be made available to each Secured Party upon request. Each Secured Party (by receiving the benefits thereunder and of the Collateral) acknowledges and agrees to the terms of each such Subordination Agreement and agrees that the terms thereof shall be binding on such Secured Party and its successors and assigns, as if it were a party thereto.
Section 9.18.    USA Patriot Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies such Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the Patriot Act.
Section 9.19.    No Fiduciary or Agency Relationship. The Borrower acknowledges and agrees that neither the Administrative Agent, the Arrangers, the Syndication Agent, any Lender nor any Affiliate thereof has assumed, and neither the Administrative Agent, the Arrangers, the Syndication Agent, any Lender nor any Affiliate thereof will assume, an agency or fiduciary responsibility in the Borrower’s, its Subsidiaries’ or their respective Affiliates’ favor with respect to the Credit Documents or any of the transactions contemplated thereby (irrespective of whether the Administrative Agent, the Arrangers, the Syndication Agent, any Lender or any Affiliate thereof has advised or is currently advising the Borrower, its Subsidiaries or their respective Affiliates on other matters).
Section 9.20.    Integration. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS AGREEMENT AND THE CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.
IN EXECUTING THIS AGREEMENT, EACH CREDIT PARTY HEREBY WARRANTS AND REPRESENTS IT IS NOT RELYING ON ANY STATEMENT OR REPRESENTATION OTHER THAN THOSE IN THIS AGREEMENT AND IS RELYING UPON ITS OWN JUDGMENT AND ADVICE OF ITS ATTORNEYS.
Section 9.21.    Intercreditor Agreement. Each of the Lenders (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the terms of the Intercreditor Agreement, (c) agrees

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that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement (including any and all amendments, amendments and restatements, modifications, supplements and acknowledgements thereto permitted hereby) from time to time as Collateral Agent and on behalf of such Person, and by its acceptance of the benefits of the Security Documents, hereby acknowledges and agrees to be bound by such provisions. Notwithstanding anything herein to the contrary, each Lender, the Administrative Agent and the Collateral Agent acknowledge that the Lien and security interest granted to the Collateral Agent pursuant to the Security Documents and the exercise of any right or remedy by the Administrative Agent and/or the Collateral Agent thereunder, are subject to the provisions of the Intercreditor Agreement. In the event of a conflict or any inconsistency between the terms of the Intercreditor Agreement and the Security Documents, the terms of the Intercreditor Agreement shall prevail.
Section 9.22.    Affiliated Lenders. Notwithstanding anything in this Agreement or any other Credit Document to the contrary, with respect to any Advances at any time held by an Affiliated Lender, such Affiliated Lender shall have no right whatsoever, in its capacity as a Lender with respect to such Advances then held by such Affiliated Lender, whether or not any Credit Party is subject to a bankruptcy or other insolvency proceeding or otherwise, so long as such Lender is an Affiliated Lender, to (i) consent to any amendment, modification, waiver, consent or other such action with respect to, or otherwise vote on any matter related to, or vote in connection with any direction delivered to the Administrative Agent or the Collateral Agent by the Majority Lenders pursuant to, any of the terms of the Agreement or any other Loan Document, in each case to the extent such amendment, modification, waiver, consent, other action, vote or direction is effective with only the consent of or action by the Majority Lenders (each, a “Majority Lender Vote/Directive”) and, if applicable, the Borrower or any other Credit Party; provided that for purposes of any Majority Lender Vote/Directive, the Administrative Agent shall automatically deem any Advances held by such Affiliated Lender to be voted on a pro rata basis in accordance with the votes cast in respect of the Advances of all other Lenders in the aggregate (other than any Affiliated Lender) in connection with any such Majority Lender Vote/Directive (including all voting and consent rights arising out of any bankruptcy or other insolvency proceedings (except for voting on any plan of reorganization or refraining from voting on any plan of reorganization, in which case the Administrative Agent shall vote or refrain from voting such Loans of such Affiliated Lender in the Administrative Agent’s sole discretion)); provided, further, that no such Majority Lender Vote/Directive shall deprive such Affiliated Lender of its share of any payments or other recoveries which the Lenders are entitled to share on a pro rata basis under the Credit Documents and such Affiliated Lender’s vote shall be counted to the extent any such plan of reorganization or other amendment proposes to treat the Obligations of the Affiliated Lender in a manner less favorable in any material respect to such Affiliated Lender than the proposed treatment of Obligations held by Lenders that are not Affiliates of the Borrower, (ii) attend any meeting (live or by any electronic means) in such Affiliated Lender’s capacity as a Lender with the Administrative Agent, the Collateral Agent or any other Lender or receive any information from the Administrative Agent, the Collateral Agent or any other Lender except to the extent such information is made available to any Credit Party (or its representatives) and other than administrative notices given to all Lenders under Article II or (iii) have access to the Platform.

[Remainder of this page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HI-CRUSH PARTNERS LP By: Hi-Crush GP LLC, its general partner
By: /s/ Laura C. Fulton Name: Laura C. Fulton Title: Chief Financial Officer

Signature Page to Credit Agreement
(Hi-Crush Partners LP)

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

MORGAN STANLEY SENIOR FUNDING, INC. By: /s/ Authorized Person Name: Authorized Person Title: Authorized Officer

Signature Page to Credit Agreement
(Hi-Crush Partners LP)

LENDER:

MORGAN STANLEY BANK, N.A. By: /s/ Authorized Person Name: Authorized Person Title: Authorized Officer

Signature Page to Credit Agreement
(Hi-Crush Partners LP)

SCHEDULE I
Commitments, Contact Information

ADMINISTRATIVE AGENT
Morgan Stanley Senior Funding, Inc.	Address for Notices: 1 New York Plaza New York, New York 10004 Telephone: 917-260-5330 Facsimile: 212-507-6680 Email: msagency@morganstanley.com
CREDIT PARTIES
Borrower/Guarantors	Address for Notices: Three Riverway, Suite 1550 Houston, TX 77056 Attn: James Whipkey Telephone: (713) 963-0099 Facsimile: (713) 963-0088

NY\6260051.11
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Schedule II
Additional Conditions and Requirements for New Domestic Subsidiaries
Within 45 days (or such longer period of time as the Administrative Agent shall agree) of creating a new Domestic Subsidiary or acquiring a new Domestic Subsidiary, the Administrative Agent and the Collateral Agent shall have received each of the following:
(a)    Guaranty. A joinder and supplement to the Guaranty executed by such Subsidiary;
(b)    Security Agreement. A joinder and supplement to the Security Agreement executed by such Subsidiary, in any event, together with stock certificates, stock powers executed in blank, UCC-1 financing statements, and any other documents, agreements, or instruments necessary to create and perfect an Acceptable Security Interest in the Collateral described in the Security Agreement, as so supplemented;
(c)    Mortgages. If such Subsidiary owns any real property and if and as requested by the Administrative Agent, a fully executed Mortgage covering such real properties, together with (i) a copy of an existing owner’s policy of title insurance reflecting no Liens on such real property other than Permitted Liens, (ii) if such property is designated to be in a “flood hazard area” (as evidenced by a flood determination certificate issued by the appropriate Governmental Authority or third party obtained by the Administrative Agent), evidence of flood insurance on such property obtained by the applicable Credit Party in such total amount as required by Regulation H of the Federal Reserve Board, and all official rulings and interpretations thereunder or thereof, and otherwise in compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, and (iii) such evidence of corporate authority to enter into such Guaranty, Security Agreement, and Mortgage as the Administrative Agent may reasonably request;
(d)    Pledges. A pledge agreement executed by the equity holders of such Subsidiary pledging 100% of the Equity Interest owned by such equity holder of such Subsidiary and such evidence of corporate, limited liability company or partnership authority to enter into such pledge agreement as the Administrative Agent may reasonably request, along with share certificates pledged thereby and appropriately executed stock powers in blank, if applicable;
(e)    Real Estate. (i) If and as requested by the Administrative Agent, a Responsible Officer’s certificate from such new Subsidiary certifying a complete listing of all real property owned or leased by such new Subsidiary and including a notation as to all locations where any equipment of such new Subsidiary is kept, and (ii) if and as requested by the Administrative Agent, lien waivers or subordination agreements in form and substance satisfactory to the Administrative Agent and executed by the landlords or lessors identified in, and covering each of the leased real properties listed on such officer’s certificate;
(f)    Corporate Documents. A secretary’s certificate from such new Subsidiary certifying such Subsidiary’s (i) Responsible Officer’s incumbency, (ii) authorizing resolutions, (iii) organizational documents, (iv) necessary governmental approvals, and (v) certificate of good standing in such Subsidiary’s state of organization dated a date not earlier than 30 days prior to date of delivery or otherwise in effect on the date of delivery;
(g)    Patriot Act. All documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act; and

Schedule II

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(h)    Opinion of Counsel. If requested by the Administrative Agent, an opinion of counsel in form and substance reasonably acceptable to the Administrative Agent related to such new Subsidiary and substantially similar to the legal opinion delivered at the Effective Date with respect to the other Domestic Subsidiaries in existence on the Effective Date.

Schedule II

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#4534101.2
EXHIBIT A-1
FORM OF ASSIGNMENT AND ACCEPTANCE
This Assignment and Acceptance (the "Assignment and Acceptance") is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] "Assignor") and [the][each]2 Assignee identified in item 2 below ([the][each, an] "Assignee"). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the facility identified below (including without limitation any guarantees included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] "Assigned Interest"). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:        ______________________________
______________________________

2.	Assignee[s]: ______________________________
______________________________
[for each Assignee, indicate Affiliate of [identify Lender]
1For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3Select as appropriate.
4Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit A-1 – Form of Assignment and Acceptance

3.    Borrower:        HI-CRUSH PARTNERS LP

4.	Administrative Agent: MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent under the Credit Agreement

5.
Credit Agreement:    Credit Agreement dated April 28, 2014 among Borrower, the Lenders party thereto from time to time, and Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent.

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Aggregate Amount of Commitments /Advances for all Lenders	Amount of Commitment / Advances Assigned[5]	Percentage Assigned of Commitment / Advances[6]
		$	$	%
		$	$	%
		$	$	%

7.    Trade Date:        ______________7
Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

5Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
6Set forth, to at least 9 decimals, as a percentage of the Commitment / Advances of all Lenders thereunder.
7To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit A-1 – Form of Assignment and Acceptance

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR[S]8
[NAME OF ASSIGNOR]
By: ________________________________
Name: _____________________________
Title: ______________________________

ASSIGNEE[S]
[NAME OF ASSIGNEE]
By: ________________________________
Name: _____________________________
Title: ______________________________

8Add additional signature blocks as needed.

Exhibit A-1 – Form of Assignment and Acceptance

[Consented to and]9 Accepted:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent
By: ________________________________
Name: _____________________________
Title: ______________________________

[Consented to:]10
HI-CRUSH PARTNERS LP
By: Hi-Crush GP LLC, its general partner
By: ________________________________
Name: _____________________________
Title: ______________________________

9To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
10To be added only if the consents of the Borrower is required by the terms of the Credit Agreement.

Exhibit A-1 – Form of Assignment and Acceptance

Annex 1
To Exhibit A-1 – Assignment and Acceptance

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE
1. Representations and Warranties.
1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, its Subsidiaries or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, its Subsidiaries or any other Person of any of its obligations under any Credit Document.
1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is not incorporated under the laws of the United States of America or a state thereof, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the]

Exhibit A-1 – Form of Assignment and Acceptance

[the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit A-1 – Form of Assignment and Acceptance

EXHIBIT A-2
FORM OF AFFILIATED LENDER ASSIGNMENT AND ACCEPTANCE

This Affiliated Lender Assignment and Acceptance (the "Affiliated Lender Assignment and Acceptance") is dated as of the Effective Date set forth below and is entered into by and between [the][each]11 Assignor identified in item 1 below ([the][each, an] "Assignor") and [the][each]12 Assignee identified in item 2 below ([the][each, an] "Assignee"). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]13 hereunder are several and not joint.]14 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Affiliated Lender Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the facility identified below (including without limitation any guarantees included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] "Assigned Interest"). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Affiliated Lender Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]:        ______________________________

______________________________

2.	Assignee[s]: ______________________________

______________________________
[for each Assignee, indicate [Sponsor][Affiliate of Sponsor]]

3.	Borrower: HI-CRUSH PARTNERS LP

11For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
12For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
13Select as appropriate.
14Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit A-2 – Form of Affiliated Lender Assignment and Acceptance

4.	Administrative Agent: MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent under the Credit Agreement

5.
Credit Agreement:    Credit Agreement dated April 28, 2014 among Borrower, the Lenders party thereto from time to time, and Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent.

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Aggregate Amount of Commitments /Advances for all Lenders	Amount of Commitment / Advances Assigned	Percentage Assigned of Commitment / Advances
		$	$	%
		$	$	%
		$	$	%

7.    Trade Date:        ______________

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

8.
Additional Representations and Covenants of Assignee[s]. [The][Each] Assignee represents and warrants that (a) it is an Affiliated Lender and [the Sponsor] [an Affiliate of the Sponsor] pursuant to the Credit Agreement; and (b) as of the Effective Date, after giving effect to this Affiliated Lender Assignment and Acceptance, the aggregate principal amount of the Advances held by all Affiliated Lenders does not exceed 25% of the total Advances outstanding. By executing this Affiliated Lender Assignment and Acceptance, each Affiliated Lender agrees to be bound by the terms of Section 9.22 of the Credit Agreement.

15Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
16Set forth, to at least 9 decimals, as a percentage of the Commitment / Advances of all Lenders thereunder.
17To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit A-2 – Form of Affiliated Lender Assignment and Acceptance

The terms set forth in this Affiliated Lender Assignment and Acceptance are hereby agreed to:

ASSIGNOR[S]18
[NAME OF ASSIGNOR]

By: ________________________________
Name: _____________________________
Title: ______________________________

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By: ________________________________
Name: _____________________________
Title: ______________________________

18Add additional signature blocks as needed.

Exhibit A-2 – Form of Affiliated Lender Assignment and Acceptance

[Consented to and]19 Accepted:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By: ________________________________
Name: _____________________________
Title: ______________________________

[Consented to:] 20

HI-CRUSH PARTNERS LP

By: Hi-Crush GP LLC, its general partner

By: ________________________________
Name: _____________________________
Title: ______________________________

19To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
20To be added only if the consents of the Borrower is required by the terms of the Credit Agreement.

Exhibit A-2 – Form of Affiliated Lender Assignment and Acceptance

Annex 1
To Exhibit A-2 – Affiliated Lender Assignment and Acceptance

STANDARD TERMS AND CONDITIONS FOR
AFFILIATED LENDER ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, its Subsidiaries or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, its Subsidiaries or any other Person of any of its obligations under any Credit Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Affiliated Lender Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Affiliated Lender Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is not incorporated under the laws of the United States of America or a state thereof, attached to the Affiliated Lender Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the]

Exhibit A-2 – Form of Affiliated Lender Assignment and Acceptance

[the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Affiliated Lender Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Affiliated Lender Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Affiliated Lender Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Affiliated Lender Assignment and Acceptance. This Affiliated Lender Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit A-2 – Form of Affiliated Lender Assignment and Acceptance

EXHIBIT B
FORM OF GUARANTY AGREEMENT
This Guaranty Agreement dated as of April 28, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Guaranty") is executed by each of the undersigned (individually a "Guarantor" and collectively, the "Guarantors"), in favor of Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent (in such capacity, the "Agent") for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referred to herein).
INTRODUCTION
A.    Hi-Crush Partners LP, a Delaware limited partnership (the "Borrower"), the lenders party thereto from time to time (the "Lenders") and the Agent, are entering into that certain Credit Agreement dated as of April 28, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement").
B.    Each Guarantor is a Domestic Subsidiary (as defined in the Credit Agreement) of the Borrower and the transactions contemplated by the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement), are (i) in furtherance of such Domestic Subsidiary's business purposes, (ii) necessary or convenient to the conduct, promotion or attainment of such Domestic Subsidiary's business purposes, and (iii) for such Domestic Subsidiary's direct or indirect benefit.
C.    Each Guarantor is executing and delivering this Guaranty (i) to induce the Lenders to provide Advances under the Credit Agreement, and (ii) intending it to be a legal, valid, binding, enforceable and continuing obligation of such Guarantor.
NOW, THEREFORE, in consideration of the premises, each Guarantor hereby agrees as follows:
Section 1.Definitions. All capitalized terms not otherwise defined in this Guaranty that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.
Section 2.    Guaranty.
(a)    Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance, when due, whether at stated maturity, by acceleration or otherwise, of all Secured Obligations, whether absolute or contingent and whether for principal, interest (including, without limitation, interest that but for the existence of a bankruptcy, reorganization or similar proceeding would accrue), fees, indemnities, expenses or otherwise (collectively, the "Guaranteed Obligations"). Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or any Subsidiary of the Borrower to the Agent or any Lender under the Credit Documents and by the Borrower or any Subsidiary of the Borrower to the Swap Counterparty but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or any Subsidiary of the Borrower.
(b)    In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree that in the event a payment shall be made on any date under this Guaranty by any Guarantor (the "Funding Guarantor"), each other Guarantor (each a "Contributing Guarantor") shall indemnify the Funding Guarantor in an amount equal to the amount of such payment, in each case multiplied by a fraction the numerator of which shall be the net worth of the Contributing Guarantor as of such date and the

Exhibit B - Form of Guaranty Agreement

NY\6271324.2

denominator of which shall be the aggregate net worth of all the Contributing Guarantors together with the net worth of the Funding Guarantor as of such date. Any Contributing Guarantor making any payment to a Funding Guarantor pursuant to this Section 2(b) shall be subrogated to the rights of such Funding Guarantor to the extent of such payment.
(c)    Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty on any date shall be limited to a maximum aggregate amount equal to the largest amount that would not, on such date, render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable laws relating to bankruptcy, insolvency, or reorganization, or relief of debtors (collectively, the "Fraudulent Transfer Laws"), but only to the extent that any Fraudulent Transfer Law has been found in a final non-appealable judgment of a court of competent jurisdiction to be applicable to such obligations as of such date, in each case:
(i)    after giving effect to all liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws, but specifically excluding:
(A)    any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or other Credit Parties to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder;
(B)    any liabilities of such Guarantor under this Guaranty; and
(C)    any liabilities of such Guarantor under each of its other guarantees of and joint and several co-borrowings of Debt, in each case entered into on the date this Guaranty becomes effective, which contain a limitation as to maximum amount substantially similar to that set forth in this Section 2(c) (each such other guarantee and joint and several co-borrowing entered into on the date this Guaranty becomes effective, a "Competing Guaranty") to the extent such Guarantor's liabilities under such Competing Guaranty exceed an amount equal to (1) the aggregate principal amount of such Guarantor's obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(c)), multiplied by (2) a fraction (i) the numerator of which is the aggregate principal amount of such Guarantor's obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(c)), and (ii) the denominator of which is the sum of (x) the aggregate principal amount of the obligations of such Guarantor under all other Competing Guaranties (notwithstanding the operation of those limitations contained in such other Competing Guaranties that are substantially similar to this Section 2(c)), (y) the aggregate principal amount of the obligations of such Guarantor under this Guaranty (notwithstanding the operation of this Section 2(c)), and (z) the aggregate principal amount of the obligations of such Guarantor under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(c)); and
(ii)    after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under Section 2(b)).

Exhibit B – Form of Guaranty Agreement

NY\6271324.2

Section 3.    Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, any other Lender, any Banking Services Provider or any Swap Counterparty with respect thereto but subject to Section 2(c) above. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or in connection with any Hedging Arrangement, and a separate action or actions may be brought and prosecuted against a Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower, any other Guarantor or any other Person or whether the Borrower, any other Guarantor or any other Person is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent not prohibited by applicable law, any defenses (other than satisfaction in full of all of the Guaranteed Obligations) it may now or hereafter have in any way relating to, any or all of the following:
(a)    any lack of validity or enforceability of any Credit Document or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Person under the Credit Documents or any agreement or instrument relating to Hedging Arrangements with a Swap Counterparty, or any other amendment or waiver of or any consent to departure from any Credit Document or any agreement or instrument relating to Hedging Arrangements with a Swap Counterparty, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;
(c)    any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
(d)    any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or any other assets of the Borrower or any Guarantor;
(e)    any change, restructuring or termination of the corporate structure or existence of the Borrower or any Guarantor;
(f)    any failure of any Lender, the Agent or any other Secured Party to disclose to the Borrower or any Guarantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any Person now or in the future known to the Agent, any Lender or any other Secured Party (and each Guarantor hereby irrevocably waives any duty on the part of any Secured Party to disclose such information);
(g)    any signature of any officer of the Borrower or any Guarantor being mechanically reproduced in facsimile or otherwise; or
(h)    any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor, surety or other Person.

Exhibit B – Form of Guaranty Agreement

NY\6271324.2

Section 4.    Continuation and Reinstatement, Etc. Each Guarantor agrees that, to the extent that payments of any of the Guaranteed Obligations are made, or any Secured Party receives any proceeds of Collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred.
Section 5.    Waivers and Acknowledgments.
(a)    Each Guarantor, to the extent not prohibited by applicable law, hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property or exhaust any right or take any action against the Borrower or any other Person or any Collateral.
(b)    Each Guarantor, to the extent not prohibited by applicable law, hereby irrevocably waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
(c)    Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from (i) the financing arrangements involving the Borrower or any Guarantor contemplated by the Credit Documents, (ii) the Hedging Arrangements with a Swap Counterparty, and (iii) the Bank Services provided to the Borrower or any Guarantor, and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.
Section 6.    Subrogation and Subordination.
(a)    No Guarantor will exercise any rights that it may now have or hereafter acquire against the Borrower or any other Person to the extent that such rights arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower or any other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than contingent indemnification obligations which are not yet due and payable and which by their terms survive the termination or expiration of the Credit Agreement and the other Credit Documents) and any and all other amounts payable by the Guarantors under this Guaranty shall have been paid in full in cash, all Hedging Arrangements with Swap Counterparties have been terminated (other than Hedging Arrangements as to which arrangements satisfactory to the applicable counterparty in its sole discretion have been made) and all Commitments shall have terminated (such date being the "Termination Date"). If any amount shall be paid to a Guarantor in violation of the preceding sentence at any time prior to or on the Termination Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents.

Exhibit B – Form of Guaranty Agreement

NY\6271324.2

(b)    Each Guarantor agrees that, until after the Termination Date, all Subordinated Guarantor Obligations (as hereinafter defined) are and shall be subordinate and inferior in rank, preference and priority to all obligations of such Guarantor in respect of the Guaranteed Obligations hereunder, and such Guarantor shall, if requested by the Agent, execute a subordination agreement reasonably satisfactory to the Agent to more fully set out the terms of such subordination. "Subordinated Guarantor Obligations" means any and all obligations and liabilities of a Guarantor owing to the Borrower or any other Guarantor, direct or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all future advances, with interest, attorneys' fees, expenses of collection and costs.
Section 7.    Representations and Warranties. Each Guarantor hereby represents and warrants as follows:
(a)    There are no conditions precedent to the effectiveness of this Guaranty. Such Guarantor benefits from executing this Guaranty.
(b)    Such Guarantor has, independently and without reliance upon the Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and such Guarantor has established adequate means of obtaining from the Borrower and each other relevant Person on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial and otherwise), operations, properties and prospects of the Borrower and each other relevant Person.
(c)    The obligations of such Guarantor under this Guaranty are the valid, binding and legally enforceable obligations of such Guarantor, (except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and (ii) general principles of equity whether applied by a court of law or equity), and the execution and delivery of this Guaranty by such Guarantor has been duly and validly authorized in all respects by all requisite corporate, limited liability company or partnership actions on the part of such Guarantor, and the Person who is executing and delivering this Guaranty on behalf of such Guarantor has full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Guaranty on such Guarantor's part to be observed or performed.
Section 8.    Right of Set‑Off. Upon the occurrence and during the continuance of any Event of Default, any Lender or the Agent is hereby authorized at any time, to the fullest extent permitted by law, to set-off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by such Secured Party to the account of each Guarantor against any and all of the obligations of the Guarantors under this Guaranty, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Such Secured Party shall promptly notify the affected Guarantor after any such set‑off and application is made, provided that the failure to give such notice shall not affect the validity of such set‑off and application. The rights of the Secured Parties under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set‑off) which any Secured Party may have.
Section 9.    Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the affected Guarantor and the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Exhibit B – Form of Guaranty Agreement

NY\6271324.2

Section 10.    Notices, Etc. All notices and other communications provided for hereunder shall be sent in the manner provided for in Section 9.9 of the Credit Agreement, in writing and hand delivered with written receipt, telecopied, sent by facsimile, sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested, if to a Guarantor, at its address for notices specified in Schedule II to the Security Agreement, and if to the Agent or any Lender, at its address specified in or pursuant to the Credit Agreement. All such notices and communications shall be effective when delivered.
Section 11.    No Waiver: Remedies. No failure on the part of the Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 12.    Continuing Guaranty: Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the Termination Date, (b) be binding upon each Guarantor and its successors and assigns, (c) inure to the benefit of and be enforceable by the Agent and each Lender and their respective successors, and, in the case of transfers and assignments made in accordance with the Credit Agreement, transferees and assigns, and (d) inure to the benefit of and be enforceable by a Swap Counterparty and each of its successors, transferees and assigns to the extent such successor, transferee or assign is a Lender or an Affiliate of a Lender. Without limiting the generality of the foregoing clause (c), subject to Section 9.7 of the Credit Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, in all respects to the provisions of the Credit Agreement. Each Guarantor acknowledges that upon any Person becoming a Lender or the Agent in accordance with the Credit Agreement, such Person shall be entitled to the benefits hereof.
Section 13.    Governing Law; Service of Process. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 14.    Submission to Jurisdiction. EACH OF THE PARTIES TO THIS GUARANTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER

Exhibit B – Form of Guaranty Agreement

NY\6271324.2

MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT IN THE COURTS OF ANY JURISDICTION.
Section 15.    Waiver of Jury. THE GUARANTORS HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 16.    INDEMNIFICATION. EACH GUARANTOR HEREBY INDEMNIFIES AND HOLDS HARMLESS THE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS (EACH, AN "INDEMNITEE") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNITEE, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE APPLICABLE INDEMNITEE, EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
Section 17.    Additional Guarantors. Pursuant to Section 5.6 of the Credit Agreement, Domestic Subsidiaries of the Borrower that were not in existence on the date of the Credit Agreement are required to enter into this Guaranty as a Guarantor upon becoming a Domestic Subsidiary. Upon execution and delivery after the date hereof by the Agent and such Domestic Subsidiary of an instrument in the form of Annex 1, such Domestic Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
Section 18.    USA Patriot Act. Each Secured Party that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any other Secured Party) hereby notifies each Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001))(the "Act"), it is required to obtain, verify and record information that identifies such Guarantor, which information includes the name and address of such Guarantor and other information that will allow such Secured Party or the Agent, as applicable, to identify such Guarantor in accordance with the Act. Following a request by any Secured Party, each Guarantor shall promptly furnish all documentation and other information that such Secured Party reasonably requests in order to comply with its ingoing obligations under the applicable "know your customer" and anti-money laundering rules and regulations, including the Act.

Exhibit B – Form of Guaranty Agreement

NY\6271324.2

Section 19.    Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS GUARANTY, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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Exhibit B – Form of Guaranty Agreement

NY\6271324.2

Each Guarantor has caused this Guaranty to be duly executed as of the date first above written.
GUARANTORS:
HI-CRUSH WYEVILLE LLC
By:______________________________________
Name:
Title:

HI-CRUSH CHAMBERS LLC
By:______________________________________
Name:
Title:

HI-CRUSH OPERATING LLC
By:______________________________________
Name:
Title:

HI-CRUSH RAILROAD LLC
By:______________________________________
Name:
Title:

D & I SILICA, LLC.
By:______________________________________
Name:
Title:

HI-CRUSH FINANCE CORP.
By:______________________________________
Name:
Title:

Exhibit B – Form of Guaranty Agreement

NY\6271324.2

HI-CRUSH AUGUSTA ACQUISITION CO. LLC
By:______________________________________
Name:
Title:

HI-CRUSH AUGUSTA LLC
By:______________________________________
Name:
Title:

Exhibit B – Form of Guaranty Agreement

NY\6271324.2

Annex 1 to the
Guaranty Agreement

SUPPLEMENT NO. ____ dated as of [_______] [_____], 201[___] (this "Supplement"), to the Guaranty Agreement dated as of April 28, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Guaranty Agreement"), made by certain Subsidiaries party thereto (each a "Guarantor" and collectively, the "Guarantors") of Hi-Crush Partners LP, a Delaware limited partnership (the "Borrower") and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent (in such capacity, the "Agent") for the benefit of the Secured Parties (as defined in the Credit Agreement referred to herein).
A.Reference is made to the Credit Agreement dated as of April 28, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders") AND the Agent.
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement and the Credit Agreement.
C.    The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Advances. Section 17 of the Guaranty Agreement provides that additional Domestic Subsidiaries of the Borrower may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Domestic Subsidiary of the Borrower (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement as consideration for Advances previously made.
Accordingly, the Agent and the New Guarantor agree as follows:
SECTION 1.    In accordance with Section 17 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. Each reference to a "Guarantor" in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.
SECTION 2.    The New Guarantor represents and warrants to the Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it by all requisite corporate, limited liability company or partnership action and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
SECTION 3.    This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Agent. Delivery of an executed signature page

Exhibit B – Form of Guaranty Agreement

to this Supplement by fax or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.
SECTION 4.    Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.
SECTION 5.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE NEW GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10 OF THE GUARANTY AGREEMENT AT THE ADDRESS FOR THE NEW GUARANTOR SET FORTH ON THE SIGNATURE PAGE HERETO. NOTHING IN THIS SECTION WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
SECTION 6.    EACH OF THE PARTIES TO THIS SUPPLEMENT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SUPPLEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SUPPLEMENT OR ANY OTHER CREDIT DOCUMENT IN THE COURTS OF ANY JURISDICTION.
SECTION 7.    THE NEW GUARANTOR HEREBY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY AND HAS CONSULTED WITH COUNSEL OF ITS CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 8.    In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with

Exhibit B – Form of Guaranty Agreement

NY\6271324.2

valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 9.    All communications and notices hereunder shall be in writing and given as provided in Section 10 of the Guaranty Agreement.
THIS SUPPLEMENT, THE GUARANTY AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS SUPPLEMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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Exhibit B – Form of Guaranty Agreement

NY\6271324.2

IN WITNESS WHEREOF, the New Guarantor and the Agent have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.
[Name of New Guarantor]

By:
Name:
Title:

Address for New Guarantor:

______________________
______________________

MORGAN STANLEY SENIOR FUNDING, INC.,
as Agent

By:
Name:
Title:

Exhibit B – Form of Guaranty Agreement

NY\6271324.2

EXHIBIT C
FORM OF NOTICE OF BORROWING
April 28, 2014

Morgan Stanley Senior Funding, Inc., as Administrative Agent
1585 Broadway
New York, New York 10036
Telephone: 917-260-5330
Facsimile: 917-260-6680

Ladies and Gentlemen:

The undersigned, Hi-Crush Partners LP, a Delaware limited partnership ("Borrower"), refers to the Credit Agreement dated as of the date hereof (the "Credit Agreement," the defined terms of which are used in this Notice of Borrowing as defined therein unless otherwise defined in this Notice of Borrowing) among the Borrower, the lenders party thereto (the "Lenders"), and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and hereby gives you irrevocable notice pursuant to Section 2.2(a) of the Credit Agreement that the undersigned hereby requests a Borrowing (the "Proposed Borrowing"), and in connection with that request sets forth below the information relating to such Proposed Borrowing as required by the Credit Agreement:
The Business Day of the Proposed Borrowing is _____________, _____.
The Proposed Borrowing will be composed of [Base Rate Advances] [Eurodollar Advances].
The aggregate amount of the Proposed Borrowing is $____________.
[The Interest Period for each Eurodollar Advance made as part of the Proposed Borrowing is [one][two][three][six] month(s)] .
The Advances herein requested are to be received in immediately available funds on the date set forth above in the following account: [_________].
Very truly yours,

HI-CRUSH PARTNERS LP

By: Hi-Crush GP LLC, its general partner

By:_______________________________
Name:_____________________________
Title:______________________________

Subject to approval of all Lenders.
Subject to approval of all Lenders.

Exhibit C – Form of Notice of Borrowing

EXHIBIT D
FORM OF NOTICE OF CONTINUATION OR CONVERSION

[Date]

Morgan Stanley Senior Funding, Inc., as Administrative Agent
1585 Broadway
New York, New York 10036
Telephone: 917-260-5330
Facsimile: 917-260-6680

Ladies and Gentlemen:

The undersigned, Hi-Crush Partners LP, a Delaware limited partnership ("Borrower"), refers to the Credit Agreement dated as of April 28, 2014 (as the same may be amended, restated, amended and restated, supplement or otherwise modified from time to time, the "Credit Agreement," the defined terms of which are used in this Notice of Continuation or Conversion as defined therein unless otherwise defined in this Notice of Continuation or Conversion) among the Borrower, the lenders party thereto (the "Lenders"), and Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent, and hereby gives you irrevocable notice pursuant to Section 2.2(b) of the Credit Agreement that the undersigned hereby requests a [Conversion][continuation] of outstanding Advances, and in connection with that request sets forth below the information relating to such [Conversion][continuation] (the "Requested [Conversion][Continuation]") as required by Section 2.2(b) of the Credit Agreement:

1.    The Business Day of the Requested [Conversion][Continuation] is _______________, ____.

2.    The aggregate amount of the existing Advances to be [Converted][continued] is $ _______ and is comprised of [Base Rate Advances][Eurodollar Advances] ("Existing Advances").

3.    The Requested [Conversion][Continuation] consists of [a Conversion of the Existing Advances to [Base Rate Advances] [Eurodollar Advances]] [a continuation of the Existing Advances].

[(4)    The duration of the Interest Period for the Eurodollar Advances included in the Requested [Conversion][Continuation] is [[one][two][three][six] month[s]].

The Borrower hereby certifies that no Event of Default has occurred and is continuing or would result from the Requested [Conversion][Continuation].

Very truly yours,

HI-CRUSH PARTNERS LP

By: Hi-Crush GP LLC, its general partner

By:_______________________________
Name:_____________________________
Title:______________________________

Exhibit D – Notice of Continuation or Conversion

EXHIBIT E
FORM OF PLEDGE AND SECURITY AGREEMENT
This Pledge and Security Agreement, dated as of April 28, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Security Agreement"), is by and among Hi-Crush Partners LP, a Delaware limited partnership (the "Borrower"), certain subsidiaries of the Borrower party hereto from time to time (collectively with the Borrower, the "Grantors" and individually, a "Grantor"), and Morgan Stanley Senior Funding, Inc., as collateral agent (in such capacity, the "Collateral Agent") for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referred to herein).
W I T N E S S E T H:
WHEREAS, the Borrower, the lenders party thereto from time to time (the "Lenders"), Collateral Agent, and Morgan Stanley Senior Funding, Inc., as administrative agent, are entering into that certain Credit Agreement, dated as of April 28, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"); and
WHEREAS, pursuant to the terms of the Credit Agreement, and in consideration of the credit extended by the Lenders to the Borrower, certain Grantors have executed and delivered that certain Guaranty Agreement dated as of the date hereof (the "Guaranty"), guaranteeing the Guaranteed Obligations (as defined in the Guaranty Agreement); and
WHEREAS, as a condition precedent to the initial extension of credit under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement; and
WHEREAS, it is in the best interests of each Grantor to execute this Security Agreement inasmuch as each Grantor will derive substantial direct and indirect benefits from (i) the transactions contemplated by the Credit Agreement, (ii) the Hedging Arrangements (as defined in the Credit Agreement) entered into by the Borrower or any other Grantor with a Swap Counterparty (as defined in the Credit Agreement), and (iii) the Banking Services (as defined in the Credit Agreement) provided by any Banking Services Provider, and each Grantor is willing to execute, deliver and perform its obligations under this Security Agreement to secure the Secured Obligations (as defined in the Credit Agreement);
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees, for the benefit of each Secured Party, as follows:

DEFINITIONS
Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
"Borrower" has the meaning set forth in the preamble.
"Certificated Equipment" means any Equipment the ownership of which is evidenced by, or under applicable Legal Requirement, is required to be evidenced by a certificate of title.
"Collateral" has the meaning set forth in Section 2.1.

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

"Collateral Account" has the meaning set forth in Section 4.3(b).
"Collateral Agent" has the meaning set forth in the preamble.
"Computer Hardware and Software Collateral" means (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form, (b) software programs (including both source code, object code and all related applications and data files), designed for use on the computers and electronic data processing hardware described in clause (a) above, (c) all firmware associated therewith, (d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c), and (e) all rights with respect to all of the foregoing, including copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.
"Control Agreement" means an authenticated record in form and substance reasonably satisfactory to the Collateral Agent, that provides for the Collateral Agent (for the ratable benefit of the Secured Parties) to have "control" (as defined in the UCC) over certain Collateral.
"Copyright Collateral" means all copyrights of any Grantor, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of such Grantor's rights, titles and interests in and to all copyrights registered in the United States Copyright Office or anywhere else in the world, including without limitation those copyrights referred to in Item C of Schedule III hereto, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or licensed by such Grantor.
"Credit Agreement" has the meaning set forth in the first recital.
"Distributions" means all cash, cash dividends, stock dividends, other distributions, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, and all other distributions or payments (whether similar or dissimilar to the foregoing) on or with respect to, or on account of, any Pledged Share or Pledged Interest or other rights or interests constituting Collateral.
"Equipment" has the meaning set forth in Section 2.1(a).
"Excluded Property" shall mean:
(a)     any Property in any case to the extent (but only to the extent) (i) that by its terms forbids, prohibits or makes void or unenforceable any grant of security interests in such Property, or (ii) the assignment of which, or the grant of a security interest in, such Property is prohibited by any applicable law; provided however, that such Property shall cease to be Excluded Property and automatically be subject to the lien and security interests granted herein and to the terms and provisions of this Security Agreement as

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

"Collateral," to the extent that (A) either of the prohibitions in clauses (i) and (ii) above is ineffective or subsequently rendered ineffective under the UCC or any other Legal Requirement or is otherwise no longer in effect or (B) the applicable Grantor or the Collateral Agent has obtained the consent of the parties applicable to such Excluded Property necessary for the creation of a lien and security in, such Excluded Property;
(b)     Equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or obligations under Capital Leases, in each case permitted to be incurred pursuant to the provisions of the Credit Agreement, if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation of Capital Lease obligation) validly prohibits the creation of any other Lien on such Equipment (but only for so long as such contract or other agreement in which such Lien is granted is in effect);
(c)     Equity Interests in a First-Tier Foreign Subsidiary that are Voting Securities in excess of 66% of the then outstanding Voting Securities issued by such First-Tier Foreign Subsidiary;
(d)     Equity Interests in Foreign Subsidiaries that are not First-Tier Foreign Subsidiaries; and
(e)    deposit accounts, cash and/or securities subject to Liens (including escrow agreements) permitted under Section 6.2(i) of the Credit Agreement;
provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a) through (e) above (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a) through (e)).
"General Intangibles" means all "general intangibles" and all "payment intangibles", each as defined in the UCC, and shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property Collateral (in each case, regardless of whether characterized as general intangibles under the UCC).
"Governmental Approval" has the meaning set forth in Section 2.1(f).
"Grantor" has the meaning set forth in the preamble.
"Indemnified Parties" has the meaning set forth in Section 6.3(a).
"Intellectual Property Collateral" means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.
"Inventory" has the meaning set forth in Section 2.1(b).
"Lenders" has the meaning set forth in the first recital.
"Obligor" means the Borrower or any other Grantor.
"Patent Collateral" means (a) all inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world, including without limitation those patents referred to in Item A of Schedule III hereto, and any patent applications in preparation for filing, (b) all reissues, divisions, continuations, continuations‑in‑part, extensions, renewals and reexaminations of any

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

of the items described in clause (a), (c) all patent licenses, and other agreements providing any Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, and (d) all proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.
"Pledged Interests" means all Equity Interests or other ownership interests (other than Pledged Shares) now owned or hereafter acquired by any Obligor (including without limitation all Equity Interests or other ownership interests (other than Pledged Shares) of any Pledged Interests Issuer described in Item A of Schedule I hereto); all registrations, certificates, articles, by-laws, regulations, limited liability company agreements or constitutive agreements governing or representing any such interests; all options and other rights, contractual or otherwise, at any time existing with respect to such interests, as such interests are amended, modified, or supplemented from time to time, and together with any interests in any Pledged Interests Issuer taken in extension or renewal thereof or substitution therefor.
"Pledged Interests Issuer" means each issuer of Pledged Shares or Pledged Interests, including, without limitation, each Person identified in Item A of Schedule I hereto as the issuer of the Pledged Shares or the Pledged Interests identified opposite the name of such Person.
"Pledged Note Issuer" means each Person identified in Item B of Schedule I hereto as the issuer of the Pledged Notes identified opposite the name of such Person.
"Pledged Notes" means all promissory notes of any Pledged Note Issuer evidencing Debt incurred pursuant to Section 6.1(c) of the Credit Agreement in form and substance reasonably satisfactory to the Collateral Agent delivered by any Grantor to the Collateral Agent (or the Revolving Agent as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement) as Pledged Property hereunder, as such promissory notes are amended, modified or supplemented from time to time and together with any promissory note of any Pledged Note Issuer taken in extension or renewal thereof or substitution therefor.
"Pledged Property" means all Pledged Notes, Pledged Interests, Pledged Shares, all assignments of any amounts due or to become due with respect to the Pledged Interests or the Pledged Shares, all other instruments which are now being delivered by any Grantor to the Collateral Agent (or the Revolving Agent as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement) or may from time to time hereafter be delivered by any Grantor to the Collateral Agent (or the Revolving Agent as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement) for the purpose of pledging under this Security Agreement or any other Credit Document, and all proceeds of any of the foregoing.
"Pledged Shares" means all Equity Interests now owned or hereafter acquired by any Obligor (including without limitation all Equity Interests of any Pledged Interests Issuer identified under Item A of Schedule I) which are delivered by any Grantor to the Collateral Agent (or the Revolving Agent as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement) as Pledged Property hereunder.
"Receivables" has the meaning set forth in Section 2.1(c).
"Related Contracts" has the meaning set forth in Section 2.1(c).
"Security Agreement" has the meaning set forth in the preamble.
"Termination Date" means the date that all Secured Obligations (other than contingent indemnification obligations which are not yet due and payable and which by their terms survive the

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

termination or expiration of the Credit Agreement and the other Credit Documents) have been paid in full in cash, all Hedging Arrangements with Swap Counterparties have been terminated (other than Hedging Arrangements as to which arrangements satisfactory to the applicable counterparty in its sole discretion have been made), and all Commitments shall have terminated.
"Trademark Collateral" means (a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired, including without limitation those trademarks referred to in Item B of Schedule III hereto, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America, or any State thereof or any other country or political subdivision thereof or otherwise, and all common‑law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the "Trademark"), (b) all trademark licenses for the grant by or to any Grantor of any right to use any trademark, (c) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b), (d) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b), and (e) all Proceeds of, and rights associated with, the foregoing, including any claim by any Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.
"Trade Secrets Collateral" means all common law and statutory trade secrets and all other confidential, proprietary or useful information and all know‑how obtained by or used in or contemplated at any time for use in the business of any Grantor, (all of the foregoing being collectively called a "Trade Secret"), including all Documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.
"UCC" means the Uniform Commercial Code, as in effect in the State of New York, as the same may be amended from time to time.
Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Security Agreement, including its preamble and recitals, with such meanings.
Miscellaneous. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Security Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements (including this Security Agreement) are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified and shall include all schedules and exhibits thereto unless otherwise specified. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

any particular provision of this Security Agreement. The term "including" means "including, without limitation,". Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.

SECURITY INTEREST
Grant of Security Interest. Each Grantor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Collateral Agent, for the ratable benefit of each Secured Party, and hereby grants to the Collateral Agent, for the ratable benefit of each Secured Party, a continuing security interest in all of such Grantor's right, title and interest in, to and under, all of the following, whether now owned or hereafter acquired by such Grantor, and wherever located and whether now owned or hereafter existing or arising (collectively, the "Collateral"):
all equipment in all of its forms (including, but not limited to, trenchers and other equipment used by any Grantor, vehicles, motor vehicles, rolling stock, vessels, aircraft) of such Grantor, wherever located, and all surface or subsurface machinery, equipment, facilities, supplies, or other tangible personal property, including tubing, rods, pumps, pumping units and engines, pipe, pipelines, meters, apparatus, boilers, compressors, liquid extractors, connectors, valves, fittings, power plants, poles, lines, cables, wires, transformers, starters and controllers, machine shops, tools, machinery and parts, storage yards and equipment stored therein, buildings and camps, telegraph, telephone, and other communication systems, loading docks, loading racks, and shipping facilities, and any manuals, instructions, blueprints, computer software (including software that is imbedded in and part of the equipment), and similar items which relate to the above, and any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (any and all of the foregoing being the "Equipment");
all inventory in all of its forms of such Grantor, wherever located, including (i) all sand, all raw materials and work in process therefore, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) all documents of title covering any inventory, including, without limitation, work in process, materials used or consumed in any Grantor's business, now owned or hereafter acquired or manufactured by any Grantor and held for sale in the ordinary course of its business (iii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which such Grantor has an interest or right as consignee), (iv) all goods which are returned to or repossessed by such Grantor, and all accessions thereto, products thereof and documents therefore, and (v) any other item constituting "inventory" under the UCC (any and all such inventory, materials, goods, accessions, products and documents being the "Inventory");
all accounts, money, payment intangibles, deposit accounts (including the Collateral Accounts and all amounts on deposit therein and all cash equivalent investments carried therein and all proceeds thereof), contracts, contract rights, all rights constituting a right to the payment of money, chattel paper, documents, documents of title, instruments, letters of credit, letter of credit rights and General Intangibles of such Grantor, whether or not earned by performance or arising out of or in connection with the sale or lease of goods or the rendering of services, including all moneys due or to become due in repayment of any loans or advances, and all rights of such Grantor now or hereafter existing in and to all security agreements, guaranties, leases, agreements and other contracts securing or otherwise relating to any such accounts, money, payment intangibles, deposit accounts, contracts,

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

contract rights, rights to the payment of money, chattel paper, documents, documents of title, instruments, letters of credit, letter of credit rights and General Intangibles (any and all such accounts, money, payment intangibles, deposit accounts, contracts, contract rights, rights to the payment of money, chattel paper, documents, documents of title, instruments, letters of credit, letter of credit rights and General Intangibles being the "Receivables", and any and all such security agreements, guaranties, leases, agreements and other contracts being the "Related Contracts");
all Intellectual Property Collateral of such Grantor;
all books, correspondence, credit files, records, invoices, tapes, cards, computer runs, writings, data bases, information in all forms, paper and documents and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;
all governmental approvals, permits, licenses, authorizations, consents, rulings, tariffs, rates, certifications, waivers, exemptions, filings, claims, orders, judgments and decrees and other Legal Requirements (each a "Governmental Approval"), to the extent a security interest may be granted therein; provided that any Governmental Approval that by its terms or by operation of law would be void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder is expressly excepted and excluded from the Liens and terms of this Security Agreement, including the grant of security interest in this Section 2.1;
all interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Grantor against fluctuations in interest rates or currency exchange rates and all commodity hedge, commodity swap, exchange, forward, future, floor, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect such Grantor against fluctuations in commodity prices (including, without limitation, any Hedging Arrangement);
to the extent not included in the foregoing, all bank accounts, investment property, fixtures, supporting obligations and goods;
all Pledged Interests, Pledged Notes, Pledged Shares and any other Pledged Property whether now or hereafter delivered to the Collateral Agent (or the Revolving Agent as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement) in connection with this Security Agreement and all Distributions, interest, and other payments and rights with respect to such Pledged Property;
(i) all policies of insurance now or hereafter held by or on behalf of such Grantor, including casualty, liability, key man life insurance, business interruption, foreign credit insurance, and any title insurance, (ii) all proceeds of insurance, and (iii) all rights, now or hereafter held by such Grantor to any warranties of any manufacturer or contractor of any other Person;
all accessions, substitutions, replacements, products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) and proceeds deposited from time to time in any lock boxes of such Grantor, and, to the extent not otherwise included, all payments and proceeds under insurance (whether or not the Collateral Agent is the loss payee thereof), or any condemnation award, indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Collateral);

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

any and all Liens and security interests (together with the documents evidencing such security interests) granted to such Grantor by an obligor to secure such obligor's obligations owing under any Instrument, Chattel Paper, or contract that is pledged hereunder or with respect to which a security interest in such Grantor's rights in such Instrument, Chattel Paper, or contract is granted hereunder;
any and all guaranties given by any Person for the benefit of such Grantor which guarantees the obligations of an obligor under any Instrument, Chattel Paper, or contract, which are pledged hereunder; and
all of such Grantor's other property and rights of every kind and description and interests therein, including without limitation, all other "Accounts", "Certificated Securities", "Chattel Paper", "Commercial Tort Claims", "Commodity Accounts", "Commodity Contracts", "Deposit Accounts", "Documents", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter of Credit Rights", "Letters of Credit", "Money", "Payment Intangibles", "Proceeds", "Securities", "Securities Account", "Security Entitlements", "Supporting Obligations" and "Uncertificated Securities" as each such terms are defined in the UCC.
Notwithstanding anything to the contrary contained in clause (a) through (n) above, the security interest created by this Security Agreement shall not extend to, and the term "Collateral" shall not include, any Excluded Property.
Security for Obligations.
(a)    This Security Agreement, and the Collateral in which the Collateral Agent for the benefit of the Secured Parties is granted a security interest hereunder by each Grantor, secures the prompt and indefeasible payment in full in cash and performance of all Secured Obligations (as defined in the Credit Agreement).
(b)    Notwithstanding anything contained herein to the contrary, it is the intention of each Grantor, the Collateral Agent and the other Secured Parties that the amount of the Secured Obligation secured by each Grantor's interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Grantor. Accordingly, notwithstanding anything to the contrary contained in this Security Agreement or in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Grantor's interests in any of its Property pursuant to this Security Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Grantor's obligations hereunder or the Liens and security interest granted to the Collateral Agent hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.
Continuing Security Interest; Transfer of Advances; Reinstatement. This Security Agreement shall create continuing security interests in the Collateral and shall (a) remain in full force and effect until the Termination Date, (b) be binding upon each Grantor and its successors, permitted transferees and permitted assigns, and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party and its respective successors, permitted transferees and permitted assigns, subject to the limitations as set forth in the Credit Agreement. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or any Advance held by it as provided in Section 9.7 of the Credit Agreement, and any successor or permitted assignee thereof shall thereupon become vested with all the rights and benefits in respect thereof granted to such Secured Party under any Credit Document (including this Security Agreement), or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and as applicable to the provisions

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

of Section 9.7 and Article 8 of the Credit Agreement. If at any time all or any part of any payment theretofore applied by the Collateral Agent or any other Secured Party to any of the Secured Obligations is or must be rescinded or returned by the Collateral Agent or any such Secured Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, reorganization or other similar proceeding of any Grantor or any other Person), such Secured Obligations shall, for purposes of this Security Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued to be in existence, notwithstanding any application by the Collateral Agent or such Secured Party or any termination agreement or release provided to any Grantor, and this Security Agreement shall continue to be effective or reinstated, as the case may be, as to such Secured Obligations, all as though such application by the Collateral Agent or such Secured Party had not been made.
Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and (c) neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Collateral Agent nor any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
Delivery of Pledged Property.
Subject to Sections 3.4(d), 3.6, and 4.1(d), all certificates or instruments representing or evidencing any Collateral, including all Pledged Shares and Pledged Notes, delivered to and held by or on behalf of (or in the case of the Pledged Notes, endorsed to the order of) the Collateral Agent pursuant hereto (or the Revolving Agent as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement), shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary endorsements or instruments of transfer or assignment, duly executed in blank.
To the extent any of the Collateral constitutes an "uncertificated security" (as defined in Section 8-102(a)(18) of the UCC) or a "security entitlement" (as defined in Section 8-102(a)(17) of the UCC), the applicable Grantor shall take and cause the appropriate Person (including any issuer, entitlement holder or securities intermediary thereof) to take all actions necessary to grant "control" (as defined in 8-106 of the UCC) to the Collateral Agent (or the Revolving Agent as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement) (in each case, for the ratable benefit of the Secured Parties) over such Collateral.
Distributions on Pledged Shares. In the event that any Distribution with respect to any Pledged Shares or Pledged Interests pledged hereunder is permitted to be paid (in accordance with Section 6.9 of the Credit Agreement), such Distribution or payment may be paid directly to the applicable Grantor. If any Distribution is made in contravention of Section 6.9 of the Credit Agreement, the applicable Grantor shall hold the same segregated and in trust for the Collateral Agent until paid to the Collateral Agent in accordance with Section 4.1(e) or otherwise pursuant to the terms of the Intercreditor Agreement.
Security Interest Absolute, etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

until the Termination Date. All rights of the Secured Parties and the security interests granted to the Collateral Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of each Grantor hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of (a) any lack of validity, legality or enforceability of any Credit Document, (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Grantor or any other Person under the provisions of any Credit Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations, (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligations, (d) any reduction, limitation, impairment or termination of any Secured Obligations (except in the case of the occurrence of the Termination Date) for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise, (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Credit Document, (f) any addition, exchange or release of any Collateral securing the Secured Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Secured Obligations, or (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor or any other Obligor, any surety or any guarantor.
Waiver of Subrogation. Until the Termination Date, each Grantor hereby agrees not to exercise any claim or other rights which it may now or hereafter acquire against any Obligor that arise from the existence, payment, performance or enforcement of such Grantor's obligations under this Security Agreement or any other Credit Document, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of any Secured Party against any Obligor or any collateral which any Secured Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Grantor in violation of the preceding sentence and the Termination Date shall not have occurred, then such amount shall be deemed to have been paid to such Grantor for the benefit of, and held in trust for, the Collateral Agent (on behalf of the Secured Parties), and shall forthwith be paid to the Collateral Agent to be credited and applied upon the Secured Obligations, whether matured or unmatured. Each Grantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the agreement set forth in this Section 2.8 is knowingly made in contemplation of such benefits.
Election of Remedies. Except as otherwise provided in the Credit Agreement, if any Secured Party may, under applicable law, proceed to realize its benefits under any of this Security Agreement or the other Credit Documents giving any Secured Party a Lien upon any Collateral, either by judicial foreclosure or by non-judicial sale or enforcement, such Secured Party may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Security Agreement. If, in the exercise of any of its rights and remedies, any Secured Party shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Obligor or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Grantor hereby consents to such action by such Secured Party and waives any claim based upon such action, even if such action by such Secured Party shall result in a full or partial loss of any rights of subrogation that such Grantor might otherwise have had but for such action by such Secured Party.

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

REPRESENTATIONS AND WARRANTIES
In order to induce the Secured Parties to enter into the Credit Agreement and make Advances thereunder, each Grantor represents and warrants unto each Secured Party as set forth in this Article III.
Validity, etc. This Security Agreement and the other Credit Documents to which such Grantor is a party constitute the legal, valid and binding obligations of such Grantor, enforceable against such Grantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and by general principles of equity whether applied by a court of law or equity.
Ownership, No Liens, etc. Such Grantor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge, grant and assign) the Collateral, free and clear of all Liens, except for any Lien that is a Permitted Lien. No effective UCC financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Collateral Agent relating to this Security Agreement, in respect of Permitted Liens or as to which a duly authorized termination statement relating to such UCC financing statement or other instrument has been delivered to the Collateral Agent on the Effective Date. This Security Agreement creates a valid security interest in the Collateral, securing the payment of the Secured Obligations, and, upon the proper filing of the applicable financing statements with the filing offices listed on Item A-1 of Schedule II attached hereto, all filings and other actions necessary to perfect and protect such security interest in the Collateral which may be perfected by such filings or other actions have been duly taken and such security interest shall be a first priority security interest.
As to Equity Interests of the Subsidiaries, Investment Property.
With respect to the Pledged Shares issued by any Subsidiary of such Grantor, all such Pledged Shares are duly authorized and validly issued, fully paid and non‑assessable, and represented by a certificate.
With respect to the Pledged Interests issued by any Subsidiary of such Grantor, no such Pledged Interests (i) are dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide that such Pledged Interests are securities governed by Article 8 of the UCC, or (iii) are held in a Securities Account, except, with respect to this clause (b), Pledged Interests (A) for which the Collateral Agent is the registered owner or (B) with respect to which the Pledged Interests Issuer has agreed in an authenticated record with such Grantor and the Collateral Agent to comply with any instructions of the Collateral Agent without the consent of such Grantor.
Such Grantor has delivered all Certificated Securities constituting Collateral held by such Grantor on the Effective Date to the Collateral Agent (or the Revolving Agent as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement), together with duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Collateral Agent (or the Revolving Agent, as applicable).
With respect to Uncertificated Securities constituting Collateral owned by such Grantor, such Grantor has caused each Pledged Interests Issuer that is a Subsidiary of such Grantor or used commercially reasonable efforts to cause each other issuer thereof either (i) to register the Collateral Agent as the registered owner of such security, or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such Pledged Interests Issuer or other issuer will comply with

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor.
The percentage of the issued and outstanding Pledged Shares and Pledged Interests of each Pledged Interests Issuer that is a Subsidiary of such Grantor pledged by such Grantor hereunder on the Effective Date is as set forth on Schedule I and the percentage of the total membership, partnership and/or other Equity Interests in the Pledged Interest Issuer that is a Subsidiary of such Grantor is indicated on Schedule I. All of the Pledged Shares and Pledged Interests constitute one hundred percent (100%) of such Grantor's interest in the applicable Pledged Interests Issuer, except in the case of outstanding Voting Securities that are issued by First-Tier Foreign Subsidiaries with respect to which such Grantor has pledged up to sixty-six percent (66%) of such outstanding Voting Securities issued by such First-Tier Foreign Subsidiaries as indicated on Schedule I.
There are no outstanding rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding whereby any Person would be entitled to acquire shares, member interests or units of any Pledged Interest Issuer that is a Subsidiary of such Grantor.
In the case of each Pledged Note made by a Subsidiary of the Borrower, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default.
Grantor's Name, Location, etc.
Other than as otherwise permitted pursuant to any Credit Document, (i) the jurisdiction in which such Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A-1 of Schedule II hereto, (ii) the place of business of such Grantor or, if such Grantor has more than one place of business, the chief executive office of such Grantor and the office where such Grantor keeps its records concerning the Receivables, and all originals of all Chattel Paper which evidence Receivables, is set forth in Item A-2 of Schedule II hereto, and (iii) such Grantor's federal taxpayer identification number is set forth in Item A-3 of Schedule II hereto.
Within the five years prior to the date hereof, such Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item B of Schedule II hereto.
Such Grantor does not, as of the date hereof, maintain any Deposit Accounts, Securities Accounts or Commodity Accounts with any Person, in each case, except as set forth on Item C of Schedule II.
None of the Receivables is evidenced by a promissory note or other instrument, in each case which has a stated amount in excess of $500,000 individually or in the aggregate for all such promissory notes or other instruments, other than a promissory note or instrument that has been delivered to the Collateral Agent (or the Revolving Agent as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement) (in each case, with appropriate endorsements).
Such Grantor is not the beneficiary of any Letters of Credit, except as set forth on Item D of Schedule II hereto (as such schedule may be amended or supplemented from time to time). Such Grantor has obtained a legal, valid and enforceable consent of each issuer to the assignment to the

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

Collateral Agent of the Proceeds of any Letter of Credit which has a stated amount in excess of $500,000.
Such Grantor does not have Commercial Tort Claims (i) in which a suit has been filed by such Grantor, and (ii) where the amount of damages reasonably expected to be claimed exceeds $500,000, except as set forth on Item E of Schedule II.
The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of such Grantor as of the Effective Date.
Such Grantor has not consented to, and is otherwise unaware of, any Person (other than the Collateral Agent pursuant hereto or the Revolving Agent as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement) having control (within the meaning of Section 9-104 or Section 8-106 of the UCC) over any Collateral, or any other interest in any of such Grantor's rights in respect thereof.
Possession of Inventory, Control; etc. Such Grantor (a) has exclusive possession and control, subject to Permitted Liens, of the Equipment and Inventory except as permitted under the Credit Agreement, and (b) is the sole entitlement holder of its Accounts and no other Person (other than the Collateral Agent pursuant to (i) this Security Agreement with respect to any Accounts maintained with the Collateral Agent or (ii) a Control Agreement with respect to any Accounts maintained with a bank other than the Collateral Agent) has "control" or "possession" of, or any other interest in, subject to Permitted Liens, any of its Accounts or any other securities or property credited thereto except as permitted pursuant to this Security Agreement.
Negotiable Documents, Instruments and Chattel Paper. Such Grantor has, contemporaneously herewith, delivered to the Collateral Agent (or the Revolving Agent as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement) possession of all originals of all Documents, Instruments, promissory notes, Pledged Notes and tangible Chattel Paper owned or held by such Grantor (duly endorsed, in blank, if reasonably requested by the Collateral Agent (or the Revolving Agent, as applicable)), in the case of Documents which have a stated amount in excess of $500,000 individually or in the aggregate for all such Documents, in the case of Instruments, promissory notes, and Pledged Notes which have a stated amount in excess of $500,000 individually or in the aggregate for all such Instruments, promissory notes, and Pledged Notes, and in the case of tangible Chattel Paper which has a stated amount in excess of $500,000 individually or in the aggregate for all such tangible Chattel Paper.
Intellectual Property Collateral. Such Grantor represents that except for any Patent Collateral, Trademark Collateral, and Copyright Collateral specified in Item A, Item B and Item C, respectively, of Schedule III hereto, and any and all Trade Secrets Collateral, such Grantor does not own and has no interests in any other material Intellectual Property Collateral as of the date hereof, other than the Computer Hardware and Software Collateral. Such Grantor further represents and warrants that, with respect to all Intellectual Property Collateral which is material to such Grantor's business (a) such Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part, (b) such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral, subject to Permitted Liens, and no claim has been made that the use of such Intellectual Property Collateral does or may, conflict with, infringe, misappropriate, dilute, misuse or otherwise violate any of the rights of any third party in any material respects, (c) such Grantor has made all necessary filings and recordations to protect its interest in such material Intellectual Property Collateral, including recordations of any of its interests in the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and in corresponding offices throughout the world, and its claims to the Copyright Collateral in the United States Copyright Office

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

and in corresponding offices throughout the world, and, to the extent necessary, has used proper statutory notice in connection with its use of any material patent, Trademark and copyright in any of the Intellectual Property Collateral, (d) such Grantor has taken all reasonable steps to safeguard its Trade Secrets and to its knowledge none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated for the benefit of any other Person other than such Grantor, (e) to such Grantor's knowledge, no third party is infringing upon any material Intellectual Property Collateral owned or used by such Grantor in any material respect, or any of its respective licensees, (f) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affects its rights to own or use any Intellectual Property, (g) such Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any Intellectual Property for purposes of granting a security interest or as Collateral that has not been terminated or released, (h) such Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with any Trademarks and has taken all commercially reasonable action necessary to insure that any licensees of any Trademarks owned by such Grantor use such adequate standards of quality, (i) the consummation of the transactions contemplated by the Credit Agreement and this Security Agreement will not result in the termination or material impairment of any material portion of the Intellectual Property Collateral, and (j) such Grantor owns directly or is entitled to use by license or otherwise, any patents, trademarks, tradenames, Trade Secrets, copyrights, mask works, licenses, technology, know‑how, processes and rights with respect to any of the foregoing used in, and necessary for the conduct of such Grantor's business in any material respect.
Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect or as would reasonably be expected to result in a Material Adverse Change, no Governmental Approval, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either (a) for the grant by such Grantor of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by such Grantor, (b) for the perfection or maintenance of the security interests hereunder including the first priority (subject to Permitted Liens) nature of such security interest (except with respect to the financing statements or, with respect to Intellectual Property Collateral, the recordation of any agreements with the U.S. Patent and Trademark Office or the U.S. Copyright Office) or the exercise by the Collateral Agent of its rights and remedies hereunder, or (c) for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement, except, in each case, (i) with respect to any Pledged Shares or Pledged Interests, as may be required in connection with a disposition of such Pledged Shares or Pledged Interests by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Security Agreement and (ii) any "change of control" or similar filings required by state licensing agencies.
Best Interests. It is in the best interests of each Grantor to execute this Security Agreement in as much as such Grantor will, as a result of being the Borrower or a Subsidiary of the Borrower, derive substantial direct and indirect benefits from (a) the Advances made to the Borrower by the Lenders pursuant to the Credit Agreement, (b) the Hedging Arrangements entered into with the Swap Counterparties, and (c) the Banking Services provided by the Lenders or their Affiliates, and each Grantor agrees that the Secured Parties are relying on this representation in agreeing to make such Advances pursuant to the Credit Agreement to the Borrower.
Reaffirmation of Representations and Warranties. All of the representations and warranties made by the Borrower or any other Obligor regarding any Grantor in the Credit Agreement or in any other Credit Document are incorporated herein in their entirety and made by such Grantor.

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

COVENANTS
Each Grantor covenants and agrees that, until the Termination Date, it will perform, comply with and be bound by the obligations set forth below.
As to Investment Property, etc.
Equity Interests of Subsidiaries. No Grantor shall allow or permit any of its Subsidiaries (i) that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities constituting Collateral, unless such Person promptly takes the actions set forth in Section 4.1(b)(y) with respect to any such Uncertificated Securities, (ii) that is a partnership or limited liability company, to (A) issue Equity Interests constituting Collateral that are to be dealt in or traded on securities exchanges or in securities markets, (B) expressly provide in its organizational documents that its Equity Interests are securities governed by Article 8 of the UCC, or (C) place such Subsidiary's Equity Interests constituting Collateral in a Securities Account, unless such Person promptly takes the actions set forth in Section 4.1(b)(y) with respect to any such Equity Interests, and (iii) to issue Equity Interests in addition to or in substitution for the Pledged Property or any other Equity Interests pledged hereunder, except for additional Equity Interests issued to such Grantor; provided that (A) such Equity Interests are immediately pledged and delivered to the Collateral Agent (or the Revolving Agent as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement), and (B) such Grantor delivers a supplement to Schedule I to the Collateral Agent identifying such new Equity Interests as Pledged Property, in each case pursuant to the terms of this Security Agreement. No Grantor shall permit any of its Subsidiaries to issue any warrants, options, contracts or other commitments or other securities that are convertible to any of the foregoing or that entitle any Person to purchase any of the foregoing, and except for this Security Agreement or any other Credit Document, shall not, and shall not permit any of its Subsidiaries to, enter into any agreement creating any restriction or condition upon the transfer, voting or control of any Pledged Property.
Investment Property (other than Certificated Securities). With respect to any Deposit Accounts, Securities Accounts, Commodity Accounts, Commodity Contracts or Security Entitlements constituting Investment Property which is part of the Collateral owned or held by any Grantor, such Grantor will, unless otherwise permitted under the Credit Agreement, upon the Collateral Agent's reasonable request either (i) cause the intermediary maintaining such Investment Property to execute a Control Agreement relating to such Investment Property pursuant to which such intermediary agrees to comply with the Collateral Agent's instructions with respect to such Investment Property without further consent by such Grantor, or (ii) transfer such Investment Property to intermediaries that have or will agree to execute such Control Agreements. With respect to any Uncertificated Securities (other than Uncertificated Securities credited to a Securities Account) constituting Investment Property which is part of the Collateral owned or held by any Grantor, such Grantor will cause each Pledged Interests Issuer that is a Subsidiary of such Grantor or use commercially reasonable efforts to cause each other issuer of such securities to either (x) register the Collateral Agent as the registered owner thereof on the books and records of the issuer, or (y) execute a Control Agreement relating to such Investment Property pursuant to which the Pledged Interests Issuer or other issuer agrees to comply with the Collateral Agent's instructions with respect to such Uncertificated Securities without further consent by such Grantor.
Certificated Securities (Stock Powers). Each Grantor agrees that all Pledged Shares constituting Collateral that are Certificated Securities (and all other certificated shares of Equity

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

Interests constituting Collateral) delivered by such Grantor pursuant to this Security Agreement will be accompanied by duly endorsed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Collateral Agent. Each Grantor will promptly deliver to the Collateral Agent (or the Revolving Agent as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement) such stock powers, instruments and similar documents, reasonably satisfactory in form and substance to the Collateral Agent, with respect to the Collateral as the Collateral Agent may reasonably request and will, from time to time upon the reasonable request of the Collateral Agent during the occurrence of any Event of Default, promptly transfer any Pledged Shares, Pledged Interests or other shares of Equity Interests constituting Collateral into the name of any nominee designated by the Collateral Agent.
Continuous Pledge. Each Grantor agrees that it will, promptly (but in any event no later than ten (10) Business Days) following receipt thereof, deliver to the Collateral Agent (or the Revolving Agent as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement) possession of all originals of Pledged Interests, Pledged Shares, Pledged Notes and any other Pledged Property, negotiable Documents, Instruments, promissory notes and Chattel Paper, in each case constituting Collateral and, in the case of Documents which have a stated amount in excess of $500,000 individually or in the aggregate for all such Documents, in the case of Instruments, promissory notes, and Pledged Notes which have a stated amount in excess of $500,000 individually or in the aggregate for all such Instruments, promissory notes, and Pledged Notes, and in the case of Chattel Paper which has a stated amount in excess of $500,000 individually or in the aggregate for all such Chattel Paper, that it acquires following the Effective Date and shall deliver to the Collateral Agent a supplement to Schedule I identifying any such new Pledged Interests, Pledged Shares, Pledged Notes or other Pledged Property.
Voting Rights; Dividends, etc. Each Grantor agrees:
that promptly upon receipt of notice of the occurrence and continuance of an Event of Default from the Administrative Agent or Collateral Agent and upon request therefor by the Collateral Agent, so long as such Event of Default shall continue, to deliver (properly endorsed where required hereby or requested by the Collateral Agent) to the Collateral Agent all Distributions with respect to Investment Property constituting Collateral, all interest principal and other cash payments on Payment Intangibles, the Pledged Property and all Proceeds of such Pledged Property or any other Collateral, in case thereafter received by such Grantor, all of which shall be held by the Collateral Agent as additional Collateral; and
if an Event of Default shall have occurred and be continuing and the Collateral Agent has notified such Grantor of the Collateral Agent's intention to exercise its voting power under this Section 4.1(e)(ii),
(A) the Collateral Agent may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares, Investment Property or other Equity Interests constituting Collateral. EACH GRANTOR HEREBY GRANTS THE COLLATERAL AGENT AN IRREVOCABLE PROXY (WHICH IRREVOCABLE PROXY SHALL CONTINUE IN EFFECT UNTIL SUCH EVENT OF DEFAULT SHALL HAVE BEEN CURED OR WAIVED) EXERCISABLE UNDER SUCH CIRCUMSTANCES, TO VOTE THE PLEDGED SHARES, PLEDGED INTERESTS, INVESTMENT PROPERTY AND SUCH OTHER COLLATERAL; AND

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

(B) promptly to deliver to the Collateral Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting power.
All Distributions, interest, principal, cash payments, Payment Intangibles and Proceeds that may at any time and from time to time be held by any Grantor but which such Grantor is then obligated to deliver to the Collateral Agent, shall, until delivery to the Collateral Agent, be held by such Grantor separate and apart from its other property in trust for the Collateral Agent. The Collateral Agent agrees that unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the notice referred to in Section 4.1(e), each Grantor shall be entitled to receive and retain all Distributions and shall have the exclusive voting power, and is granted a proxy, with respect to any Equity Interests (including any of the Pledged Shares) constituting Collateral. Collateral Agent shall, upon the written request of any Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise that voting power with respect to any such Equity Interests (including any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would violate any provision of the Credit Agreement or any other Credit Document (including this Security Agreement).
Organizational Documents; Change of Name, etc. No Grantor will change its state of incorporation, formation or organization or its name, identity, organizational identification number or corporate structure unless such Grantor shall have (a) given the Collateral Agent at least ten (10) days' prior notice of such change and (b) taken all actions necessary or as requested by the Collateral Agent to ensure that the Liens on the Collateral granted in favor of the Collateral Agent for the benefit of the Secured Parties remain perfected, first-priority Liens (subject to Permitted Liens) subject to the terms hereof.
As to Accounts.
Each Grantor shall have the right to collect all Accounts so long as no Event of Default shall have occurred and be continuing and delivery of notice in writing by the Collateral Agent.
Upon (i) the occurrence and continuance of an Event of Default and (ii) the delivery of notice in writing by the Collateral Agent to each Grantor, all Proceeds of Collateral received by any Grantor shall be delivered in kind to the Collateral Agent for deposit in a Deposit Account of such Grantor (A) maintained with the Collateral Agent or (B) maintained at a depositary bank other than the Collateral Agent to which such Grantor, the Collateral Agent and the depositary bank have entered into a Control Agreement in form and substance acceptable to the Collateral Agent in its sole discretion providing that the depositary bank will comply with the instructions originated by the Collateral Agent directing disposition of the funds in the account without further consent by such Grantor (any such Deposit Accounts, together with any other Accounts pursuant to which any portion of the Collateral is deposited with the Collateral Agent, a "Collateral Account," and collectively, the "Collateral Accounts"), and such Grantor shall not commingle any such Proceeds, and shall hold separate and apart from all other property, all such Proceeds in express trust for the benefit of the Collateral Agent until delivery thereof is made to the Collateral Agent. Upon the cure or waiver of all Events of Default, all funds in the Collateral Account shall be returned to the applicable Grantors.
Following the delivery of notice pursuant to clause (b)(ii), the Collateral Agent shall have the right to apply any amount in the Collateral Account to the payment of any Secured Obligations which are due and payable or in accordance with the Credit Documents.

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

With respect to each of the Collateral Accounts, it is hereby confirmed and agreed that (i) deposits in such Collateral Account are subject to a security interest as contemplated hereby, (ii) such Collateral Account shall be under the control of the Collateral Agent, provided that the Collateral Agent shall have entered into a Control Agreement with respect to any Accounts that are maintained with a bank other than the Collateral Agent and (iii) the Collateral Agent (or the Revolving Agent pursuant to the terms of the Intercreditor Agreement) shall have the sole right of withdrawal over such Collateral Account; provided that withdrawals shall only be made during the existence of an Event of Default.
No Grantor shall adjust, settle, or compromise the amount or payment of any Receivable, nor release wholly or partly any account debtor or obligor thereof, nor allow any credit or discount thereon; provided that, a Grantor may make such adjustments, settlements or compromises and release wholly or partly any account debtor or obligor thereof and allow any credit or discounts thereon so long as (i) no Event of Default has occurred and is continuing, (ii) such action is taken in the ordinary course of business and consistent with past practices, and (iii) such action is, in such Grantor's good faith business judgment, commercially reasonable.
As to Grantor's Use of Collateral.
Subject to clause (b), each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) shall, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Collateral Agent may reasonably request following the occurrence and during the continuance of an Event of Default or, in the absence of such request, as such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral.
At any time following the occurrence and during the continuance of an Event of Default, whether before or after the maturity of any of the Secured Obligations, the Collateral Agent may (i) revoke any or all of the rights of any Grantor set forth in clause (a), (ii) notify any parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder, and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.
Upon request of the Collateral Agent following the occurrence and during the continuance of an Event of Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder.
At any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may endorse, in the name of the applicable Grantor, any item, howsoever received by the Collateral Agent, representing any payment on or other Proceeds of any of the Collateral.

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

As to Equipment and Inventory and Goods. Each Grantor hereby agrees that it shall keep all of the Equipment and Inventory (other than Inventory sold in the ordinary course of business) and Goods material to the conduct of such Grantor's business located in a jurisdiction within the United States of America or its offshore waters where all representations and warranties set forth in Article III shall be true and correct, and all action required pursuant to the second sentence of Section 4.12 shall have been taken with respect to the Equipment and Inventory and Goods. Notwithstanding the foregoing, the Grantors may continue to keep Equipment and Inventory and Goods located in a jurisdiction outside of the United States of America or its offshore waters as of the Closing Date but may not move any Collateral to a jurisdiction outside of the United States of America or its offshore waters without the written consent of the Collateral Agent. Each Grantor agrees to take such action (or cause its Subsidiaries to take such action), including endorsing certificates of title or executing applications for transfer of title, as is reasonably required by the Collateral Agent to enable it to properly perfect and protect its Lien on all Certificated Equipment (other than any such item of Certificated Equipment with a book value of less than $200,000 individually and $1,000,000 in the aggregate for all such Certificated Equipment) and to transfer the same.
As to Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the operations or business of such Grantor:
such Grantor will not (i) do or fail to perform any act whereby any material Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, (ii) permit any of its licensees to (A) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force, free from any claim of abandonment for non‑use, (B) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral, (C) fail to employ all of the Trademark Collateral registered with any federal or state or foreign authority with an appropriate notice of such registration, (D) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, (E) use any of the Trademark Collateral registered with any federal, state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made, or (F) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable, or (iii) do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (i), (ii) and (iii), such Grantor shall reasonably and in good faith determine that any of such Intellectual Property Collateral is of negligible economic value to such Grantor;
such Grantor shall promptly notify the Collateral Agent if it knows that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor's ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;
in no event will such Grantor or any of its agents, employees, designees or licensees file an application for the registration of any material Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Collateral

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

Agent, and upon request of the Collateral Agent (subject to the terms of the Credit Agreement), executes and delivers all agreements, instruments and documents as the Collateral Agent may reasonably request to evidence the Collateral Agent's security interest in such Intellectual Property Collateral;
such Grantor will take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or (subject to the terms of the Credit Agreement) any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, each material Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a) or (b));
upon obtaining an interest in any material Intellectual Property by such Grantor, such Grantor shall deliver a supplement to Schedule II identifying such new Intellectual Property; and
upon obtaining an interest in any material Intellectual Property by such Grantor or, following the occurrence and during the continuance of an Event of Default, upon the request of the Collateral Agent, such Grantor shall deliver all agreements, instruments and documents the Collateral Agent may reasonably request to evidence the Collateral Agent's security interest in such Intellectual Property Collateral and as may otherwise be required to acknowledge or register or perfect the Collateral Agent's interest in any part of such item of Intellectual Property Collateral unless such Grantor shall determine in good faith (with the consent of the Collateral Agent) that any Intellectual Property Collateral is of negligible economic value to such Grantor.
As to Letter of Credit Rights.
(a)    Each Grantor, by granting a security interest in its Letter of Credit Rights to the Collateral Agent, intends to (and hereby does) collaterally assign to the Collateral Agent its rights (including its contingent rights ) to the Proceeds of all Letter of Credit Rights of which it is or hereafter becomes a beneficiary or assignee. Promptly following the date on which any Grantor obtains any Letter of Credit Rights after the date hereof, such Grantor shall (i) deliver a supplement to Schedule II identifying such new Letter of Credit Right and (ii) with respect to Letter of Credit Rights in excess of $500,000, cause the issuer of each Letter of Credit and each nominated person (if any) with respect thereto to consent to such assignment of the Proceeds thereof in a consent agreement in form and substance reasonably satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent.
(b)    During the existence of an Event of Default, each Grantor will, promptly upon request by the Collateral Agent, (i) notify (and each Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Letters of Credit that the Proceeds thereof have been assigned to the Collateral Agent hereunder and that any payments due or to become due in respect thereof are to be made directly to the Collateral Agent and (ii) arrange for the Collateral Agent to become the transferee beneficiary of each Letter of Credit.
As to Commercial Tort Claims. Each Grantor covenants and agrees that, until the Termination Date, with respect to any Commercial Tort Claim in excess of $500,000 individually or in the aggregate hereafter

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

arising, it shall deliver to the Collateral Agent a supplement to Schedule II in form and substance reasonably satisfactory to the Collateral Agent, identifying such new Commercial Tort Claims.
As to Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic Chattel Paper or any "transferable record," as that term is defined in Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the U.S. Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, with a value in excess of $500,000 in the aggregate, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may request to vest in the Collateral Agent control (for the ratable benefit of Secured Parties) under Section 9-105 of the UCC of such electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with each Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent's loss of control, for such Grantor to make alterations to the electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the U.S. Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic Chattel Paper or transferable record.
As to Certificated Equipment. Each Grantor shall cause all Certificated Equipment to be properly titled in the name of the appropriate Grantor and to have the Collateral Agent's Lien granted hereunder on such Certificated Equipment (other than any such item of Certificated Equipment with a book value of less than $200,000 individually and $1,000,000 in the aggregate for all such Certificated Equipment) properly noted on the certificate of title with respect thereof as required under the Credit Agreement.
Transfers and Other Liens. No Grantor shall: (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except Inventory in the ordinary course of business or as specifically permitted by the Credit Agreement, or (b) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure Debt of any Person or entity, except for the security interest created by this Security Agreement and except for Liens specifically permitted by the Credit Agreement.
Further Assurances, etc. Each Grantor shall warrant and defend the right and title herein granted unto the Collateral Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever, subject to Permitted Liens. Each Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral subject to the terms hereof. Each Grantor agrees that, upon the acquisition after the date hereof by such Grantor of any Collateral, with respect to which the security interest granted hereunder is not perfected automatically upon such acquisition, to take such actions with respect to such Collateral or any part thereof as required by the Credit Documents. Without limiting the generality of the foregoing, each Grantor will:
from time to time upon the request of the Collateral Agent, promptly deliver to the Collateral Agent such stock powers, instruments and similar documents, reasonably satisfactory in form and substance to the Collateral Agent, with respect to such Collateral as the Collateral Agent may

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

reasonably request and will, from time to time upon the request of the Collateral Agent, after the occurrence and during the continuance of any Event of Default, (i) promptly transfer any securities constituting Collateral into the name of any nominee designated by the Collateral Agent and (ii) if any Collateral shall be evidenced by an Instrument, negotiable Document, promissory note or tangible Chattel Paper, pledge to the Collateral Agent hereunder and deliver to the Collateral Agent (or the Revolving Agent as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement) such Instrument, negotiable Document, promissory note, Pledged Note or tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent;
file (and hereby authorize the Collateral Agent to file) such filing statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Collateral Agent may request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Collateral Agent hereby. The authorization contained in this Section 4.13 shall be irrevocable and continuing until the Termination Date;
deliver to the Collateral Agent (or the Revolving Agent as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement) and at all times keep pledged to the Collateral Agent pursuant hereto, on a first‑priority, perfected basis (except for Permitted Liens), at the request of the Collateral Agent, all Investment Property constituting Collateral, all Distributions with respect thereto (which shall only be delivered to the Collateral Agent during the continuance of a Default), and all interest and principal with respect to promissory notes, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral;
not take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral, except as provided in Section 4.4;
not create any tangible Chattel Paper without placing a legend on such tangible Chattel Paper reasonably acceptable to the Collateral Agent indicating that the Collateral Agent has a security interest in such Chattel Paper;
furnish to the Collateral Agent, from time to time at the Collateral Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail; and
do all things reasonably requested by the Collateral Agent in accordance with this Security Agreement in order to enable the Collateral Agent to have and maintain control over the Collateral consisting of Investment Property, Deposit Accounts, Letter of Credit Rights and Electronic Chattel Paper.
Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law. Each Grantor hereby authorizes the Collateral Agent to file financing statements describing as the collateral covered thereby "all of the debtor's personal property or assets" or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

THE COLLATERAL AGENT
Collateral Agent Appointed Attorney‑in‑Fact. Each Grantor hereby irrevocably appoints the Collateral Agent its attorney‑in‑fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent's discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (b) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above, (c) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral, and (d) to perform the affirmative obligations of such Grantor hereunder. EACH GRANTOR HEREBY ACKNOWLEDGES, CONSENTS AND AGREES THAT THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 5.1 IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND SHALL BE EFFECTIVE UNTIL THE TERMINATION DATE.
Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 9.1 of the Credit Agreement and the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.
Collateral Agent Has No Duty. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property and any other Pledged Property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.
Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral (a) if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own personal property, or (b) if the Collateral Agent takes such action for that purpose as any Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of an Event of Default; provided, further, that failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

REMEDIES
Certain Remedies. If any Event of Default shall have occurred and be continuing, subject to the terms of the Intercreditor Agreement:

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may (i) take possession of any Collateral not already in its possession without demand and without legal process, (ii) require any Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties, (iii) subject to applicable law or agreements with landlords, enter onto the property where any Collateral is located and take possession thereof without demand and without legal process, and (iv) without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' prior notice to the applicable Grantor of the time and place of any public sale or the time of any private sale is to be made shall constitute reasonable notification; provided, however, that with respect to Collateral that is (x) perishable or threatens to decline speedily in value, or (y) is of a type customarily sold on a recognized market (including but not limited to, Investment Property), no notice of sale or disposition need be given. For purposes of this Article VI, notice of any intended sale or disposition of any Collateral may be given by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or email, and shall be deemed to have been "sent" upon deposit in the U.S. Mails with adequate postage properly affixed, upon delivery to an express delivery service or upon electronic submission through telephonic or internet services, as applicable. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
Each Grantor that is or may become a fee estate owner of property where any Collateral is located agrees and acknowledges that (i) Collateral Agent may remove the Collateral or any part thereof from such property in accordance with statutory law appertaining thereto without objection, delay, hindrance or interference by such Grantor and in such case such Grantor will make no claim or demand whatsoever against the Collateral, (ii)  it will (x) cooperate with Collateral Agent in its efforts to assemble and/or remove all of the Collateral located on the such property; (y) permit Collateral Agent and its agents to enter upon such property and occupy the property at any or all times to conduct an auction or sale, and/or to inspect, audit, examine, safeguard, assemble, appraise, display, remove, maintain, prepare for sale or lease, repair, lease, transfer, auction and/or sell the Collateral; and (z) not hinder Collateral Agent's actions in enforcing its security interest in the Collateral.
Each Grantor agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Goods, Computer Hardware and Software Collateral, or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral. Each Grantor further agrees and acknowledges that the following shall be deemed a reasonable commercial disposition: (i) a disposition made in the usual manner on any recognized market, (ii) a disposition at the price current in any recognized market at the time of disposition, and (iii) a disposition in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition.

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

All cash Proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Collateral Agent against, all or any part of the Secured Obligations as set forth in Section 7.6 of the Credit Agreement. The Collateral Agent shall not be obligated to apply or pay over for application noncash proceeds of collection or enforcement unless (i) the failure to do so would be commercially unreasonable, and (ii) the affected party has provided the Collateral Agent with a written demand to apply or pay over such noncash proceeds on such basis.
The Collateral Agent may do any or all of the following: (i) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder, (ii) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder, (iii) withdraw, or cause or direct the withdrawal, of all funds with respect to the Collateral Account, (iv) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (v) endorse any checks, drafts, or other writings in the applicable Grantor's name to allow collection of the Collateral, (vi) take control of any Proceeds of the Collateral, or (vii) execute (in the name, place and stead of the applicable Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.
Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
Indemnity. EACH GRANTOR HEREBY INDEMNIFIES AND HOLDS HARMLESS THE COLLATERAL AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS (EACH, AN "INDEMNITEE") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNITEE, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THIS SECURITY AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE APPLICABLE INDEMNITEE, EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
Warranties. The Collateral Agent may sell the Collateral without giving any warranties or representations as to the Collateral. The Collateral Agent may disclaim any warranties of title or the like. Each Grantor agrees that this procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

MISCELLANEOUS PROVISIONS
Credit Document. This Security Agreement is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article 9 thereof.
Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon each Grantor and its successors, permitted transferees and permitted assigns and, subject to the limitations set forth in the Credit Agreement, shall inure to the benefit of and be enforceable by each Secured Party and its successors, permitted transferees and permitted assigns; provided that, no Grantor shall assign any of its obligations hereunder (unless otherwise permitted under the terms of the Credit Agreement or this Security Agreement).
Amendments, etc. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (on behalf of the Lenders or the Majority Lenders, as the case may be, pursuant to Section 9.3 of the Credit Agreement) and such Grantor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Notices. Except as otherwise provided in this Security Agreement, all notices and other communications provided for hereunder shall be made in accordance with the terms of Section 9.9 of the Credit Agreement. Except as otherwise provided in this Security Agreement, all such notices and communications shall be effective when delivered.
No Waiver; Remedies. In addition to, and not in limitation of Section 2.7, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.
Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.
Consent as Holder of Equity and as Pledged Interest Issuer. Each Grantor hereby (a) consents to the execution by each other Grantor of this Security Agreement and grant by each other Grantor of a security interest, encumbrance, pledge and hypothecation in all Pledged Interests and other Collateral of such other Grantor to the Collateral Agent pursuant hereto, (b) without limiting the generality of the foregoing, consents to the transfer of any Pledged Interest to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner under the limited partnership agreement or as a member under the limited liability company agreement, in any case, as heretofore and hereafter amended, and (c) to the extent such Grantor is also a Pledged Interest Issuer, agrees to comply with instructions with respect to the applicable Pledged Interests originated by the Collateral Agent without further consent of any other Grantor without further consent of any other Grantor if an Event of Default has occurred and is continuing. Furthermore, each Grantor as the holder of any Equity Interests in a Pledged Interests Issuer that is a Subsidiary of such Grantor hereby, hereby (i) waives all rights of first refusal, rights to purchase, and rights to consent to transfer (to any Secured Party or to any purchaser resulting from the exercise of a Secured Party's remedy provided hereunder or under applicable law) and (ii) if required by the organizational documents of such Pledged Interests Issuer, agrees to cause such Pledged Interests Issuer to register the Lien granted hereunder and encumbering such Equity Interests in the registry books of such Pledged Interests Issuer.
Additional Grantors. Additional Domestic Subsidiaries of Borrower may from time to time enter into this Security Agreement as a Grantor. Upon execution and delivery after the date hereof by the Collateral Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.
Conflicts with Credit Agreement. To the fullest extent possible, the terms and provisions of the Credit Agreement shall be read together with the terms and provisions of this Security Agreement so that the terms and provisions of this Security Agreement do not conflict with the terms and provisions of the Credit Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this Security Agreement conflict with any terms or provisions of the Credit Agreement, the terms or provisions of the Credit Agreement shall govern and control for all purposes; provided that the inclusion in this Security Agreement of terms and provisions, supplemental rights or remedies in favor of the Collateral Agent not addressed in the Credit Agreement shall not be deemed to be in conflict with the Credit Agreement and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.
Governing Law; Service of Process THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.4. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Submission to Jurisdiction. EACH OF THE PARTIES TO THIS SECURITY AGREEMENT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN THE COURTS OF ANY JURISDICTION.
Waiver of Jury. THE GRANTORS HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
THIS SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS SECURITY AGREEMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Remainder of this page intentionally left blank. Signature pages to follow.]

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Responsible Officer as of the date first above written.
GRANTORS

HI-CRUSH PARTNERS LP
By: Hi-Crush GP LLC, its general partner

By:______________________________________
Name:
Title:

HI-CRUSH WYEVILLE LLC

By:______________________________________
Name:
Title:

HI-CRUSH CHAMBERS LLC

By:______________________________________
Name:
Title:

HI-CRUSH OPERATING LLC

By:______________________________________
Name:
Title:

HI-CRUSH RAILROAD LLC

By:______________________________________
Name:
Title:

Exhibit E – Form of Pledge and Security Agreement

NY\6271325.4

D & I SILICA, LLC.

By:______________________________________
Name:
Title:

HI-CRUSH FINANCE CORP.

By:______________________________________
Name:
Title:

HI-CRUSH AUGUSTA ACQUISITION CO. LLC

By:______________________________________
Name:
Title:

HI-CRUSH AUGUSTA LLC

By:______________________________________
Name:
Title:

Exhibit E – Form of Pledge and Security Agreement

COLLATERAL AGENT:

MORGAN STANLEY SENIOR FUNDING, INC.

By:______________________________________
Name:
Title:

Exhibit E – Form of Pledge and Security Agreement

EXHIBIT F
#4534111.4
FORM OF NOTE

$__________________                                ______________, ___

For value received, the undersigned HI-CRUSH PARTNERS LP, a Delaware limited partnership ("Borrower"), hereby promises to pay to ______________ ("Payee") and its registered assigns the principal amount of _________________________ No/100 Dollars ($_________________) or, if less, the aggregate outstanding principal amount of the Advances (as defined in the Credit Agreement referred to below) made by the Payee (or predecessor in interest) to the Borrower, together with interest on the unpaid principal amount of the Advances from the date of such Advances until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement (as hereunder defined). The Borrower may make prepayments on this Note in accordance with the terms of the Credit Agreement.

This Note is one of the Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of April 28, 2014 (as the same may be amended, restated, amended and restated, supplement or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders party thereto (the "Lenders"), and Morgan Stanley Senior Funding, Inc., as administrative agent (the "Administrative Agent") and collateral agent for the Lenders. Capitalized terms used in this Note that are defined in the Credit Agreement and not otherwise defined in this Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Advances by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Note, and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the location or address specified by the Administrative Agent to the Borrower in same day funds. The Payee shall record payments of principal made under this Note, but no failure of the Payee to make such recordings shall affect the Borrower's repayment obligations under this Note.

This Note is secured by the Security Documents and guaranteed pursuant to the terms of the Guaranty.

This Note is made expressly subject to the terms of Section 9.10 and Section 9.11 of the Credit Agreement.

[This Note is given in renewal, extension, and modification, but not in discharge or novation, of that certain note dated [____], 2014 in the principal amount of $[__________] made by the Borrower payable to the Payee.]

Except as specifically provided in the Credit Agreement and the other Credit Documents, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.

This Note may not be assigned except in compliance with the Credit Agreement.

Exhibit F – Form of Note

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

THIS NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

HI-CRUSH PARTNERS LP

By: Hi-Crush GP LLC, its general partner

By:
Name:
Title:

Exhibit F – Form of Note

Exhibit G
FORM OF SOLVENCY CERTIFICATE

HI-CRUSH PARTNERS LP
April 28, 2014
Reference is hereby made to that certain Credit Agreement (the “Term Loan Agreement”), dated as of the date hereof, by and among Hi-Crush Partners LP, a Delaware limited partnership (the “Company”) each lender from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., as Administrative Agent (the “Administrative Agent”) and Collateral Agent. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Term Loan Agreement.
The undersigned, Laura C. Fulton, Chief Financial Officer of (i) Hi-Crush GP LLC, a Delaware limited liability company, the general partner of the Company and (ii) each of the other Credit Parties, hereby certifies on behalf of the Company, in such capacity and not individually, as follows as of the date hereof that (a) the fair value of the Property of the Credit Parties, taken as a whole, is greater than the total amount of debts and other liabilities (including contingent liabilities) of the Credit Parties, taken as a whole; (b) the present fair salable value of the assets of the Credit Parties, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of the Credit Parties, taken as a whole, on their debts and other liabilities (including contingent liabilities) as they become absolute and matured; (c) the Credit Parties, taken as a whole, are able to realize upon their assets and pay their debts and other liabilities (including contingent liabilities) as they mature in the normal course of business; (d) the Credit Parties, taken as a whole, do not intend to, and do not believe that they will, incur debts or liabilities (including contingent liabilities) beyond their ability to pay as such debts and liabilities mature; (e) the Credit Parties are not engaged in, and are not about to engage in, business or a transaction for which their Property, taken as a whole, would constitute unreasonably small capital; and (f) the Credit Parties have not transferred, concealed or removed any Property with intent to hinder, delay or defraud any of their creditors.
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IN WITNESS WHEREOF, the undersigned have executed this Solvency Certificate to be effective as of the date first above written.

    ________________________________
    Laura C. Fulton
    Chief Financial Officer

Signature Page to Solvency Certificate